Exhibit 10.1

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

October 29, 2009

between

SINCLAIR TELEVISION GROUP, INC.

The GUARANTORS Party Hereto

The LENDERS Party Hereto

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

J.P. MORGAN SECURITIES INC.,

as Sole Lead Arranger and Sole Bookrunner

WACHOVIA BANK, NATIONAL ASSOCIATION

as Syndication Agent

i

SCHEDULE 1.01(a)		-	Revolving Commitments
SCHEDULE 1.01(b)		-	Owned Stations
SCHEDULE 1.01(c)		-	Contract Stations
SCHEDULE 2.04(a)		-	Existing Letters of Credit
SCHEDULE 4.01		-	Organization; Powers
SCHEDULE 4.06(a)		-	Litigation
SCHEDULE 4.06(b)		-	Environmental Matters
SCHEDULE 4.13(b)		-	Existing Liens
SCHEDULE 4.14(a)		-	Subsidiaries
SCHEDULE 4.14(b)		-	Existing Investments
SCHEDULE 4.15		-	Broadcast Licenses
SCHEDULE 4.17		-	Filing Offices
SCHEDULE 4.18(a)		-	Real Property — Owned
SCHEDULE 4.18(b)		-	Real Property – Leased
SCHEDULE 6.10(e)		-	Excluded Holding Company Subsidiaries
SCHEDULE 7.01(b)		-	Existing Indebtedness
SCHEDULE 7.08(c)		-	Certain Holding Company Investments
SCHEDULE 7.10		-	Restrictive Agreements

EXHIBIT A	-	Form of Security Agreement
EXHIBIT B-1	-	Form of Borrower Subsidiary Joinder Agreement
EXHIBIT B-2	-	Form of SBG Subsidiary Joinder Agreement
EXHIBIT C	-	Form of Assignment and Assumption
EXHIBIT D	-	Form of Consent and Agreement
EXHIBIT E	-	Form of Second Lien Intercreditor Agreement
EXHIBIT F	-	Form of Mortgage
EXHIBIT G-1	-	Form of Tranche B Term Loan Lender Addendum
EXHIBIT G-2	-	Form of Revolving Lender Addendum

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of October October 29, 2009 between SINCLAIR TELEVISION GROUP, INC., the GUARANTORS party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The Borrower, the Holding Company and the Subsidiary Guarantors are parties to the Third Amended and Restated Credit Agreement dated as of December 21, 2006 (as heretofore modified and supplemented and in effect on the date hereof, the “Existing Credit Agreement”) with several banks and other financial institutions or entities parties as lenders thereto and JPMorgan Chase Bank, N.A., as administrative agent.  The parties to the Existing Credit Agreement have agreed to amend the Existing Credit Agreement in certain respects and to restate the Existing Credit Agreement as so amended as provided in this Agreement (and, in that connection, certain lenders not currently party to the Existing Credit Agreement shall become a party as lenders hereunder), effective upon the satisfaction of certain conditions precedent set forth in Section 5.01.  Accordingly, the parties hereto agree that on the Fourth Restatement Effective Date (as defined below) the Existing Credit Agreement shall be amended and restated as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“8% Senior Subordinated Notes” means each series of 8% Senior Subordinated Notes due 2012 evidenced or provided by the 8% Senior Subordinated Note Indenture (including the senior subordinated notes issued by the Borrower from time to time thereunder and the Guarantees of such Indebtedness provided by any Subsidiary Guarantor thereunder) in an aggregate principal amount of $224,663,000 outstanding as of September 30, 2009.

“8% Senior Subordinated Note Indenture” means the Indenture dated as of March 14, 2002 among Sinclair Television Group, Inc., the guarantors party thereto and U.S. Bank National Association (as successor to Wachovia Bank, National Association) as trustee, relating to the 8% Senior Subordinated Notes, as amended or supplemented from time to time.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means (a) the acquisition by the Borrower or any of its Subsidiaries in accordance with the terms hereof of substantially all of the assets (including Broadcast Licenses) of (i) a television or radio station in the United States in a single transaction (i.e., not by means of the acquisition of an option for such assets and the subsequent exercise of such option) or (ii) any business engaged in an activity permitted under Section 7.06, (b) (i) the acquisition by the Borrower or any of its Subsidiaries in accordance with the terms hereof of (x) substantially all of the assets (other than Broadcast Licenses and other property required pursuant to the rules and regulations of the FCC to be sold in connection with the transfer of such Broadcast Licenses) of a television or radio station in the United States and (y) an option to acquire the Broadcast Licenses and such other assets of such television or radio station and (ii) the entering into by the Borrower or any of its Subsidiaries of an agreement contemplated by the definition of “Program Services Agreement” in this Section with respect to such station, (c) the consummation of the acquisition of assets by the Borrower or any of its Subsidiaries pursuant to the exercise of an option referred to in the preceding clause (b)(i)(y), together with the termination of the related Program Services Agreement referred to in the preceding clause (b)(ii), and (d) the acquisition of assets or Capital Stock of any Person pursuant to an exchange permitted by Section 7.05(c).  As used in this definition, the acquisition of assets shall be deemed to include reference to the acquisition of the voting Capital Stock of the Person that owns such assets and references to the acquisition and exercise of an option to acquire assets shall be deemed to include the acquisition and exercise of the option to acquire voting Capital Stock of the Person that owns such assets.

“Additional Second Priority Debt” means the Permitted Second Priority Refinancing Debt incurred pursuant to Section 7.01(j) (including the Guarantees of such Indebtedness provided by any Guarantor thereunder).  Additional Second Priority Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Additional Second Priority Debt Documents” means the agreements and instruments evidencing or providing for the Additional Second Priority Debt, including the Additional Second Priority Debt Indentures, and all other documents executed and delivered from time to time with respect thereto (including all agreements, documents and instruments that create or purport to create Liens or Guarantees in favor of the holders thereof (or their Representatives)).

“Additional Second Priority Debt Indentures” means the indenture or indentures under which the Additional Second Priority Debt shall be issued or incurred.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate solely by reason of his or her being a director, officer or employee of the Borrower or any of its Subsidiaries and the Borrower and its Subsidiaries shall not be deemed to be Affiliates of each other.

“Aggregate Consideration” means, in connection with any Acquisition, the aggregate consideration, in whatever form (including cash payments, the principal amount of promissory notes and Indebtedness assumed, the aggregate amounts payable to acquire, extend and exercise any option, the aggregate amount payable under non-competition agreements and management agreements, and the fair market value of other property delivered) paid, delivered or assumed by the Borrower and its Subsidiaries for such Acquisition.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) the Adjusted LIBO Rate for a one month Interest Period (but without regard to the proviso in the definition of “Adjusted LIBO Rate”) (the “Relevant Adjusted LIBO Rate”) on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, for the avoidance of doubt, the Relevant Adjusted LIBO Rate for any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m. London time on such day; provided, further, that, for purposes of Revolving ABR Loans held by the Extending Revolving Lenders, Swing Line Loans, ABR Loans that are Tranche B Term Loans and the Tranche B-1 Term Loans, the Alternate Base Rate shall in no event at any time be less than 3.00% per annum.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Relevant Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Relevant Adjusted LIBO Rate, respectively.

“Applicable Letter of Credit Fee Rate” means, for any day, (a) with respect to the Non-Extending Revolving Lenders and their LC Exposure, the Applicable Margin for Revolving Eurodollar Loans of the Non-Extending Revolving Lenders or (b) with respect to the Extending Revolving Lenders and their LC Exposure, the Applicable Margin for Revolving Eurodollar Loans of the Extending Revolving Lenders.

“Applicable Margin” means, for any day, (a) with respect to Revolving Loans, (i) with respect to the Non-Extending Revolving Lenders, the applicable rate per annum set forth under the heading “ABR Margin” or “Eurodollar Margin” in the Original Revolving Facility Pricing Grid based upon the Total Indebtedness Ratio as of the most recent determination date (or otherwise determined in accordance with the definition of “Original Revolving Facility Pricing Grid”) or (ii) with respect to the Revolving Loans held by the Extending Revolving Lenders, (i) with respect to ABR Loans, 3.00% and (ii) with respect to Eurodollar Loans, 4.00%; (b) with respect to Tranche B Term Loans, (i) with respect to ABR Loans, 3.50% and (ii) with respect to Eurodollar Loans, 4.50%; (c) with respect to the Tranche B-1 Term Loans (which may only be ABR Loans), 3.50%; and (d) with respect to Incremental Loans of any Series, the rate per annum for such Incremental Loan (and with respect to each Type of Loan) agreed to by the Borrower and the respective Incremental Lender in the related Incremental Loan Amendment.

“Applicable Percentage” means (a) with respect to any Revolving Lender for purposes of Section 2.01(d) or 2.04 or in respect of any indemnity claim under Section 10.03(c) arising out of an action or omission of the Swing Line Lender or the Issuing Lender under this Agreement, the percentage of the total Revolving Commitments represented by such Revolving Lender’s Revolving Commitment, and (b) with respect to any Lender in respect of any indemnity claim under Section 10.03(c) arising out of an action or omission of the Administrative Agent under this Agreement, the percentage of the total Commitments or Loans of each of the Classes hereunder represented by the aggregate amount of such Lender’s Commitments or Loans of each of the Classes hereunder.  If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Applicable Revolving Commitment Fee Rate” means, for any day, (a) with respect to the Non-Extending Revolving Lenders and their Revolving Commitments, the applicable rate per annum set forth under the heading “Applicable Commitment Fee Rate” in the Original Revolving Facility Pricing Grid based upon the Total Indebtedness Ratio as of the most recent determination date (or otherwise determined in accordance with the definition of “Original Revolving Facility Pricing Grid”) or (b) with respect to the Extending Revolving Lenders and their Revolving Commitments, at any time from and after the Fourth Restatement Effective Date 0.75%, provided that (i) if the Total Indebtedness Ratio as of the end of any fiscal quarter of the Borrower’s fiscal year ending after the Fourth Restatement Effective Date shall be less than 4.00 to 1.00 (and the Borrower shall have delivered its consolidated financial statements with respect to such fiscal quarter pursuant to Section 6.01(a) or (b) and the related certificate of a Financial Officer pursuant to Section 6.01(c)), the Applicable Revolving Commitment Fee Rate with respect to the Extending Revolving Lenders and their Revolving Commitments shall be 0.50% effective for the period from and including the date three Business Days after the receipt by the Administrative Agent of such financial statements (and such certificate) to but excluding the third Business Day after receipt by the Administrative Agent of such financial statements for the next succeeding fiscal quarter or fiscal year, as applicable; provided that, notwithstanding the foregoing, Applicable Revolving Commitment Fee Rate shall be 0.75% (i) at any time an Event of Default shall have occurred and be continuing or (ii) if the Borrower shall fail to provide such financial statements and/or such certificate for any fiscal quarter or fiscal year within the time period required under Section 6.01(a) or (b).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit C or any other form approved by the Administrative Agent.

“Average Life to Maturity” means, as at any day with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such day to the date or dates of each successive principal or redemption payment of such Indebtedness multiplied by (ii) the amount of each such principal or redemption payment by (b) the sum of all such principal or redemption payments.  The Average Life to Maturity of commitment reductions shall be determined in like manner as if the relevant commitments were at all times fully drawn.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

“BCF Percentage” means, at any date, the ratio, expressed as a percentage, obtained by dividing (a) the portion of Broadcast Cash Flow attributable to Contract Stations for the twelve month period ending on, or most recently ended prior to such date by (b) Broadcast Cash Flow for such period.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Sinclair Television Group, Inc., a Maryland corporation.

“Borrower Subsidiary Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit B-1 (or other instrument satisfactory to the Administrative Agent) by a Subsidiary of the Borrower that, pursuant to the Collateral and Guarantee Requirement, is required to become a “Subsidiary Guarantor” hereunder and an “Obligor” under the Security Agreement.

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Broadcast Cash Flow” means, for any period, the sum of EBITDA plus Corporate Expense for such period; provided that, for the purposes of the definition of “Unrestricted Subsidiary”, Broadcast Cash Flow shall refer to EBITDA and Corporate Expense as if each reference therein to Borrower and its Subsidiaries included Unrestricted Subsidiaries.

“Broadcast Licenses” means (a) the licenses, permits, authorizations or certificates to construct, own or operate the Stations granted by the FCC, and all extensions, additions and renewals thereto or thereof, and (b) the licenses, permits, authorizations or certificates which are necessary to construct, own or operate the Stations granted by administrative law courts or any state, county, city, town, village or other local government authority, and all extensions, additions and renewals thereto or thereof.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP, but excluding any such expenditures made as part of any Acquisition.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation).

“Cash Management Obligations” means, with respect to any Person, all obligations of such Person in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depositary or cash management services in connection with any automated clearing house transfers of funds or any similar transactions.

“CERCLA” has the meaning assigned to such term in Section 4.06(b).

“CERCLIS” has the meaning assigned to such term in Section 4.06(b).

“Change in Law” means (a) the adoption of any law, rule or regulation after the date hereof, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s or the Issuing Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swing Line Loans, Tranche B Term

Loans, Tranche B-1 Term Loans or Incremental Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, a Tranche B Term Loan Commitment or a Tranche B-1 Term Loan Commitment.  For avoidance of doubt, the Revolving Commitments of the Non-Extending Revolving Lenders and the Revolving Commitments of the Extending Revolving Lenders shall be considered to be Revolving Commitments of the same Class.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all the “Collateral” as defined in any Security Document and shall include the Mortgaged Properties.

“Collateral Account” has the meaning assigned to such term in the Security Agreement.

“Collateral and Guarantee Requirement” means the requirement that, to the extent not already accomplished in connection with the completion of the Fourth Restatement Effective Date Collateral Requirement:

(a)  in the case of any Person that becomes a Subsidiary of the Borrower (including each Designated SBG Subsidiary) after the Fourth Restatement Effective Date, within the time period set forth in Section 6.11(a)(ii), the Administrative Agent shall have received (i) a Borrower Subsidiary Joinder Agreement or an SBG Subsidiary Joinder Agreement, as applicable, in the form specified herein (or otherwise acceptable to the Administrative Agent), duly executed and delivered on behalf of such Subsidiary, pursuant to which such Subsidiary shall become a “Subsidiary Guarantor” or an “SBG Subsidiary Guarantor”, as applicable, hereunder and an “Obligor” under the Security Agreement, (ii) an instrument in form and substance satisfactory to the Administrative Agent by which such Subsidiary shall become party to the Intercreditor Agreements, (iii) all certificates or other instruments (if any) representing the outstanding Capital Stock of such Subsidiary and (if any) its Subsidiaries, together with stock powers or other instruments of transfer with respect thereto endorsed in blank pursuant to the Security Agreement (or the Administrative Agent shall have otherwise received a valid pledge over such Capital Stock), (iv) each other Security Document (other than Mortgages) duly executed and delivered on behalf of such Subsidiary as shall be necessary or appropriate (in the reasonable judgment of the Administrative Agent) to create a first priority Lien on the properties of such Subsidiary intended to be covered thereby, subject to no Liens other than Liens permitted under Section 7.02 applicable to such property, and (v) such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Fourth Restatement Effective Date or as the Administrative Agent shall have requested;

(b)  without limiting the foregoing, the Holding Company shall comply with the requirements of Section 6.10 (subject to any exceptions provided therein);

(c)  all documents and instruments, including UCC financing statements necessary to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(d)  (i) the Real Estate Collateral Requirement shall have been satisfied with respect to each parcel of owned or leased Real Property described in Schedule 4.18(a) and Schedule 4.18(b), respectively, and designated therein as a Mortgaged Property, within such period following the Fourth Restatement Effective Date as the Administrative Agent shall agree, and (ii) each other document or action (if any) required to be delivered or taken under Section 5.01 as to which the Administrative Agent shall have agreed with the Borrower as of the Fourth Restatement Effective Date that such document or action may be delivered or taken after such date shall be delivered or taken, within such period following the Fourth Restatement Effective Date as the Administrative Agent shall agree (and, in each case, such agreement (if any) of the Administrative Agent set forth in a letter agreement between the Administrative Agent and the Borrower entered into in connection with the Fourth Restatement Effective Date, which agreement shall constitute a Loan Document for purposes hereof) (but, in each case, subject to the proviso below, if applicable); and

(e)  the Real Estate Collateral Requirement shall have been satisfied with respect to each parcel of owned or leased Real Property acquired or leased after the Fourth Restatement Effective Date as to which a Mortgage is required to be granted pursuant to Section 6.11, within the time period set forth in Section 6.11(a)(i) (subject to the proviso below, if applicable);

provided that the Administrative Agent may in its sole discretion (x) extend any time period required for compliance with any requirement of the Collateral and Guarantee Requirement (provided that in no event, without the consent of the Required Lenders, may any such time period be extended by the Administrative Agent for a period in excess of 120 days), (y) with respect to any requirement of the Borrower to deliver, or cause to be delivered, a leasehold mortgage on any leased Real Property (and/or any of the related documents to be delivered in connection therewith), if the Borrower shall have demonstrated to the Administrative Agent’s satisfaction that it is unable to comply with such requirement after diligently using commercially reasonably efforts for a period of not less than 120 days due to the Borrower’s inability to obtain consents and/or memoranda of leases from the relevant landlord(s) to such mortgage, waive such requirement for purposes of this Agreement and (z) otherwise waive any requirement for providing any Collateral or perfecting the security interest therein hereunder or under the other Loan Documents if, in the Administrative Agent’s reasonable judgment, the cost of so providing such Collateral or perfecting such security interests would outweigh the benefits afforded thereby to the Secured Parties.

“Commitment” means a Revolving Commitment, a Term Loan Commitment or a commitment of any Incremental Lender to make an Incremental Loan (each an “Incremental Loan Commitment”), or any combination thereof (as the context requires).

“Confidential Information Memorandum” means the Confidential Information Memorandum dated October 2009 with respect to the syndication of the Tranche B Term Loan facility provided herein.

“Consent and Agreement” means a Consent and Agreement substantially in the form of Exhibit D (with such changes thereto as shall be satisfactory to the Administrative Agent).

“Contract Station” means (a) each television or radio station identified as such in Schedule 1.01(c), (b) each television or radio station that is the subject of an acquisition referred to in clause (b) of the definition of “Acquisition” consummated by the Borrower or any Subsidiary on or after the date hereof and (c) any television or radio station with which the Borrower or any Subsidiary has entered into any Program Services Agreement, Outsourcing Agreement or other similar agreement on or after the date hereof, in each case until such time, if any, as the Borrower or any Subsidiary acquires the Broadcast License of such television or radio station and such station becomes an Owned Station.

“Contractual Obligations” of any Person means any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; provided that, in any event, any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation, partnership or other Person.  “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Expense” means, for any period, all general and administrative expenses of the Borrower and its Subsidiaries for such period.

“Cunningham” means Cunningham Broadcasting Corporation, a Maryland corporation.

“Cunningham Acquisition Agreements” means, collectively, the Cunningham Asset Purchase Agreements and the Cunningham Merger Agreements.

“Cunningham Amendments” means the amendments to (or amendments and restatements of) the Cunningham Acquisition Agreements and/or Cunningham Program Services Agreements, in each case on or about the date hereof and in accordance with the Cunningham MOU.

“Cunningham Asset Purchase Agreements” means the Asset Purchase Agreements, each dated July 3, 2002, by and among (a) Feddora, Inc. and WRGT Licensee, LLC (as sellers) and the Holding Company, Sinclair Television of Dayton, Inc., and WRGT Licensee, LLC (as buyers); (b) Feddora, Inc. and WVAH Licensee, LLC (as sellers) and the Holding Company, Sinclair Television of Nashville, Inc., and WVAH Licensee, LLC (as buyers); and (c) Feddora, Inc. and WTAT Licensee, LLC (as sellers) and the Holding Company, Sinclair Television of Charleston, Inc., and WTAT Licensee, LLC (as buyers), in each case as amended and restated as of the Fourth Restatement Effective Date.

“Cunningham Merger Agreements” means (a) those certain Plans and Agreements of Merger dated July 3, 2002 by and between Columbus (WTTE-TV), Inc. (a subsidiary of Cunningham) and Baltimore (WNUV-TV), Inc. (a subsidiary of Cunningham) and the Holding Company and (b) that certain Plan and Agreement of Merger dated November 15, 1999, by and among Glencairn, Ltd. (now Cunningham), Anderson (WFBC-TV), Inc. and the Holding Company and Sinclair Acquisition XI, Inc., in each case as amended and restated on the Fourth Restatement Effective Date.

“Cunningham MOU” means the Memorandum of Understanding dated September 8, 2009, by and among Cunningham and its Subsidiaries, The Carolyn C. Smith Cunningham Trust, the Carolyn Smith’s Grandchildren’s Trust I, the Carolyn Smith’s Grandchildren’s Trust II, the Carolyn Smith’s Grandchildren’s Trust III and The Carolyn Smith’s Grandchildren’s Trust IV and the Holding Company on behalf of itself and certain applicable subsidiaries as amended by Amendment No. 1 dated October 6, 2009.

“Cunningham Option Agreements” means those certain Common Voting Capital Stock Option Agreements, each of which is dated May 3, 1995, pursuant to which the Holding Company was granted an option to acquire certain shares of capital stock of Cunningham from Carolyn Smith (now the Carolyn C. Smith Cunningham Trust), the Carolyn Smith’s Grandchildren’s Trust I, the Carolyn Smith’s Grandchildren’s Trust II, the Carolyn Smith’s Grandchildren’s Trust III, and the Carolyn Smith’s Grandchildren’s Trust IV, in each case as amended and restated on the Fourth Restatement Effective Date.

“Cunningham Options” means options for the purchase of all of the issued and outstanding voting and non-voting stock of Cunningham under the Cunningham Option Agreements.

“Cunningham Program Services Agreements” means the Program Services Agreements between the Borrower and/or any of its Subsidiaries and Cunningham and/or any of its Subsidiaries with respect to the Contract Stations subject thereto, in each case as amended and restated on the Fourth Restatement Effective Date.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lenders” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swing Line Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Lender, the Swing Line Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e)(i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Designated SBG Subsidiary” means (a) KDSM, LLC and KDSM Licensee, LLC and (b) each other Subsidiary of the Holding Company that is designated as a “Designated SBG Subsidiary” after the Fourth Restatement Effective Date pursuant to Section 6.10(a), in each case so long as such Subsidiary remains a Designated SBG Subsidiary hereunder.

“Disposition” means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any other Person other than any sale, assignment, transfer or other disposition of any property sold or disposed of in the ordinary course of business and on ordinary business terms.

“dollars” or “$” refers to lawful money of the United States of America.

“EBITDA” means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following for such period (subject to Section 1.05(d)):  (a) net income for such period; plus (b) the sum of, to the extent deducted in determining net income for such period, (i) provision for taxes, (ii) depreciation and amortization (including film amortization), (iii) Interest Expense, (iv) Permitted Termination Payments (or to the extent the same shall be included in determining Corporate Expense pursuant to clause (c)(ii) below for such period), (v) extraordinary losses (including non-cash losses on sales of property outside the ordinary course of business of the Borrower and its Subsidiaries), (vi) all other non-cash charges (including non-cash losses on derivative transactions and non-cash interest expenses), (vii) all transaction costs paid or incurred by the Borrower in connection with the Fourth Restatement Effective Date Transactions and the Tender Offer Transactions and (viii) all amounts paid in cash by the Borrower and its Subsidiaries to Cunningham and its Subsidiaries pursuant to the transactions contemplated by the Cunningham MOU that are in respect of, or credited toward, the purchase price of any Stations to be acquired by the Borrower or any of its Subsidiaries from Cunningham or are in respect of local marketing agreement fees, but not exceeding $11,000,000 in the aggregate for any twelve month period; minus (c) the sum of, to the extent included in net income for such period, (i) non-cash revenues, (ii) Corporate Expense (but only to the extent already not deducted in determining net income for such period), (iii) interest and other income, (iv) extraordinary gains (including non-cash gains on sales of assets outside the ordinary course of business), (v) benefit from taxes, (vi) non-cash gains on derivative transactions and (vii) cash payments made during such period in respect of items under clause (b)(vi) above subsequent to the fiscal quarter in which the relevant non-cash charge was reflected as a charge in the statement of net income; minus (d) Film Cash Payments made or scheduled to be made during such period.

“EBITDA Percentage” means, as of the date of the consummation of any sale, disposition or exchange of assets (or Capital Stock) contemplated by Section 7.05(c), the ratio, expressed as a percentage, obtained by dividing (a) the portion of EBITDA attributable to such assets (or Capital Stock) for the twelve month period ending on, or most recently ended prior to, such date by (b) EBITDA for such period.

“Environmental Affiliates” means, as to any Person (the “successor”), any other Person whose liability (contingent or otherwise) for an Environmental Claim the successor may have retained, assumed or otherwise become or remained liable for (contingently or otherwise), whether by contract, operation of law or otherwise; provided that each Subsidiary of the successor, and each former Subsidiary or division of the successor transferred to another Person, shall in any event be an “Environmental Affiliate” of the successor.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of Capital Stock of any class of, or of any type in, such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (including Unrestricted Subsidiaries and whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VIII.

“Excess Disposition Proceeds” has the meaning assigned to such term in Section 2.09(b)(i).

“Excluded Holding Company Subsidiary” means, at any time, any directly owned Subsidiary of the Holding Company (other than the Borrower and the Designated SBG Subsidiaries) that (a) has both (i) assets of less than $500,000 (on a consolidated basis for such Subsidiary and its Subsidiaries) as of the end of the most recently completed fiscal quarter for which financial statements of the Holding Company are available and (ii) revenues of less than $2,000,000 (on a consolidated basis for such Subsidiaries and its Subsidiaries) for the most recently completed four fiscal quarter period for which such financial statements are available or (b) as of the Fourth Restatement Effective Date, is in the process of being liquidated, dissolved or otherwise wound down or is subject to a bankruptcy or similar proceeding (or is expected to be liquidated, dissolved or wound down or to become subject to such a proceeding within three months thereafter) (and, in each case (other than any such Subsidiaries existing as of the Fourth Restatement Effective Date), as to which the Borrower has notified the Administrative Agent in writing, designating such Subsidiary as an Excluded Holding Company Subsidiary hereunder); provided that at no time shall the total assets or total revenues (calculated as provided above) of all such

Subsidiaries that are Excluded Holding Company Subsidiaries exceed $3,000,000.  As of the Fourth Restatement Effective Date, the Excluded Holding Company Subsidiaries are identified in Schedule 6.10(e).

“Excluded Non-Media Subsidiary” means, at any time, a Non-Media Subsidiary which at such time is not required to be a Subsidiary Guarantor or an Obligor pursuant to Section 6.09(a) or the last paragraph of Section 6.10(b).

“Excluded Real Property” has the meaning assigned to such term in Section 6.11(a).

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender’s failure or inability to comply with Section 2.15(e), except to the extent that such Foreign Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

“Existing Credit Agreement” has the meaning assigned to such term in the second paragraph of this Agreement.

“Existing Letters of Credit” has the meaning assigned to such term in Section 2.04(a).

“Extended Revolving Maturity Date” means, with respect to the Extending Revolving Lenders and their Revolving Commitments, December 31, 2013 (or if such date is not a Business Day, the immediately preceding Business Day).

“Extending Revolving Lenders” means (a) each Revolving Lender holding a Revolving Commitments that has agreed to be an “Extending Revolving Lender” hereunder as evidenced by the Revolving Lender Addendum executed and delivered by such Revolving Lender in connection herewith (or, in the case of any Revolving Lender which executes and delivers a signature page of this Agreement under Section 5.01(a), any such Revolving Lender with a Revolving Commitment under the column “Extending Revolving Lenders Revolving Commitments” on Schedule 1.01(a)) and (b) the Swing Line Lender.

“FCC” means the Federal Communications Commission or any Governmental Authority substituted therefor.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Film Cash Payments” means, for any period, the sum (determined on a consolidated basis and without duplication) of all payments by the Borrower and its Subsidiaries made or scheduled to be made during such period in respect of Film Obligations; provided that amounts applied to the prepayment of Film Obligations owing under any contract evidencing a Film Obligation under which the amount owed by the Borrower or any of its Subsidiaries exceeds the remaining value of such contract to the Borrower or such Subsidiary, as reasonably determined by the Borrower, shall not be deemed to be Film Cash Payments.

“Film Obligations” means obligations in respect of the purchase, use, license or acquisition of programs, programming materials, films, and similar assets used in connection with the business and operations of the Borrower and its Subsidiaries.

“FIN 46” means Interpretation No. 46, “Consolidation of Variable Interest Entities”, issued by FASB, as amended from time to time.

“Final FCC Order” means an order of the FCC that is no longer subject to reconsideration or review by the FCC or by any court or administrative body.

“Financial Officer” means the chief financial officer, chief accounting officer or treasurer of the Borrower or the Holding Company, as applicable.

“First Lien Indebtedness” means, as at any date, all Indebtedness on such date that is secured by a Lien on property of the Borrower and its Subsidiaries (other than a Lien expressly ranking junior in priority to any other Lien) minus all Qualifying Balances on such date.

“First Lien Indebtedness Ratio” means, as at any date, the ratio of (a) First Lien Indebtedness outstanding on such date to (b) EBITDA for the period of the four fiscal quarters ending on or most recently ended prior to such date.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fourth Restatement Effective Date” means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

“Fourth Restatement Effective Date Collateral Requirement” means the requirement that:

(a)  the Administrative Agent shall have received from each of the Obligors party thereto a counterpart of the Security Agreement duly executed and delivered on behalf of each such Person, together with (i) the certificates representing the Capital Stock pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof (or confirmation by the Administrative Agent as to receipt thereof under the Security Agreement as in effect immediately prior to the Fourth Restatement Effective Date);

(b)  the Administrative Agent shall have received from each of the Obligors party thereto and each of the Representative or Representatives of the holders of the Initial Second Priority Debt a counterpart of the Second Lien Intercreditor Agreement duly executed and delivered on behalf of each such Person;

(c)  the Administrative Agent shall have received from each of the Obligors party thereto and (if any) each other party thereto a counterpart of each other Security Document (other than the Mortgages) duly executed and delivered on behalf of each such Person as shall be necessary or appropriate (in the reasonable judgment of the Administrative Agent) to create a first priority Lien on the properties of the Obligors intended to be covered thereby, subject to no Liens other than Liens permitted under Section 7.02 applicable to such property, including (i) control agreements with respect to each of the deposit and securities accounts of the Borrower and the Subsidiary Guarantors listed on Annex 8 to the Security Agreement but only to the extent such control agreement is required to be entered into pursuant to the Security Agreement, in each case duly executed and delivered by the relevant Obligor, the Administrative Agent and the respective depositary bank or securities intermediary, as applicable (provided that the Administrative Agent may agree in its sole discretion that such control agreements (or any of them) shall be delivered within 30 days after the Fourth Restatement Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion)), (ii) short-form intellectual property security agreements entered into pursuant to the Security Agreement on behalf of each Obligor party thereto, and evidence as to the completion of filing (or arrangements satisfactory to the Administrative Agent for filing) with the United Stated Patent and Trademark Office against the relevant intellectual property covered by such security agreements and (iii) the results of recent lien searches in the jurisdiction of organization of each of the Obligors, which search shall reveal no Liens on any of the assets of the Obligors except for Liens permitted under Section 7.02 or discharged on or prior to the Fourth Restatement Effective Date pursuant to documentation satisfactory to the Administrative Agent;

(d)  the UCC financing statements necessary to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document; and

(e)  the Real Estate Collateral Requirement shall have been satisfied with respect to each owned or leased property identified in Schedule 4.18(a) and Schedule 4.18(b), respectively, and designated therein as a Mortgaged Property (other than any Real Estate Collateral Requirement subject to clause (d) of the definition of “Collateral and Guarantee Requirement”).

“Fourth Restatement Effective Date Transactions” means (a) the Transactions, (b) the Initial Second Priority Debt Transactions, (c) the execution and delivery of Cunningham Amendments by the parties thereto (and the effectiveness thereof), (d) the commencement of the Tender Offer (which shall not have been withdrawn, terminated or materially amended prior to such date) and (e) the other transactions relating to the foregoing that will occur concurrently (or substantially concurrently) with the Fourth Restatement Effective Date.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) any Program Services Agreement or any obligations thereunder.

“Guaranteed Obligations” has the meaning assigned to such term in Section 3.01.

“Guarantors” means, collectively, (a) the Holding Company, (b) the Subsidiary Guarantors and (c) each other Subsidiary of the Holding Company that becomes a “Guarantor” after the date hereof pursuant to Section 6.09 or Section 6.10.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any swap agreement, cap agreement, collar agreement, put or call, futures contract, forward contract or similar agreement or arrangement entered into to protect against or mitigate the effect of fluctuations in the price of the Borrower’s common stock or in interest rates, foreign exchange rates or prices of commodities used in the business of the Borrower and its Subsidiaries and any master agreement relating to any of the foregoing.

“Hedge Party” means each Person that is a Lender or an Affiliate of a Lender at the time it enters into a Secured Hedging Agreement, in its capacity as a party thereto.

“Hedging Obligations” means all obligations of the Borrower or any Subsidiary now or hereafter from time to time owing to any Lender and any Affiliate of a Lender in respect of any Secured Hedging Agreement (including, without limitation, all interest thereon and all other amounts whatsoever owing in respect thereof) entered into by the Borrower or any Subsidiary.

“Holding Company” means Sinclair Broadcast Group, Inc., a Maryland corporation.

“Holding Company 3.00% Convertible Notes” means the Holding Company’s 3.00% Convertible Senior Notes due 2027 in an aggregate principal amount of $294,277,000 outstanding as of September 30, 2009.

“Holding Company 4.875% Convertible Notes” means the Holding Company’s 4.875% Convertible Senior Notes due 2018 in an aggregate principal amount of $143,519,000 outstanding as of September 30, 2009.

“Holding Company Convertible Debentures” means the Holding Company’s 6% Convertible Subordinated Debentures due 2012 in an aggregate principal amount of $134,121,150 outstanding as of as of September 30, 2009.

“Holding Company Convertible Notes” means, collectively, the Holding Company 3.00% Convertible Notes and the Holding Company 4.875% Convertible Notes.

“Immaterial Broadcast Licenses” means (a) Broadcast Licenses (other than main transmitter licenses, auxiliary transmitter licenses (to the extent in existence on the date hereof and necessary for the continued operation of the Stations) and studio transmitter links (to the extent necessary for the continued operation of the Stations), in each case granted by the FCC, and extensions and renewals thereto or thereof) the absence of which individually or together could not have a Material Adverse Effect and (b) either a paired digital channel or a paired analog channel (but not both) which is returned to the FCC pursuant to the FCC’s plan for transition to digital television broadcasting.

“Incremental Lender” means a Lender with an outstanding Incremental Loan.

“Incremental Loan” has the meaning assigned to such term in Section 2.01(c).

“Incremental Loan Amendment” means any amendment to this Agreement pursuant to which Incremental Loans of any Series are established pursuant to Section 2.01(c).

“Incremental Loan Commitment” has the meaning assigned to such term in the definition of “Commitment”.

“Incremental Loan Maturity Date” means, with respect to the Incremental Loans of any Series, the maturity date for such Incremental Loans of such Series as specified in the Incremental Loan Amendment for such Series.

“Incremental Loan Principal Payment Date” means, for each Series of Incremental Loans, the date or dates for repayment of such Incremental Loans as specified in the Incremental Loan Amendment for such Series.

“Indebtedness” means of any Person (without duplication): (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) Indebtedness of others guaranteed by such Person; (g) if the Aggregate Consideration payable by such Person to extend and exercise any option acquired in connection with any Acquisition (an “Extension and Exercise Price”) exceeds 20% of the Aggregate Consideration payable in connection with such Acquisition, such Extension and Exercise Price; (h) any Put Obligations, but only to the extent that such Put Obligations (other than the Put Obligations in existence on the Fourth Restatement Effective Date relating to WNAB-TV (Nashville, Tennessee)), whether arising under the same or different agreements, exceeding $25,000,000 in the aggregate shall not have been approved by the Administrative Agent (such approval not to be unreasonably withheld) prior to the incurrence thereof; and (i) obligations of such Person in respect of surety and appeals bonds or performance bonds or other similar obligations; provided that the term “Indebtedness” shall not include (i) Film Obligations of such Person, (ii) obligations of such Person under any Program Services Agreement, Outsourcing Agreement or other similar agreement, (iii) any liability shown on such Person’s balance sheet in respect of the fair value of Interest Rate Protection Agreements, (iv) any Put Obligations (other than those Put Obligations included as “Indebtedness” under clause (h) of this definition) and (v) any liability shown on the balance sheet of such Person solely as a result of the application of FIN 46 and for which such Person is not primarily or contingently liable for payment.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Initial FCC Order” means an order of the FCC that is not a Final FCC Order.

“Initial Second Priority Debt” means the Indebtedness of the Borrower issued pursuant to Section 7.01(i) (including the Guarantees of such Indebtedness provided by any Guarantor thereunder).  Initial Second Priority Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Initial Second Priority Debt Documents” means the agreements and instruments evidencing or providing for the Initial Second Priority Debt, including the Initial Second Priority Debt Indentures, and all other documents executed and delivered from time to time with respect thereto (including all agreements, documents and instruments that create or purport to create Liens or Guarantees in favor of the holders thereof (or their Representatives)).

“Initial Second Priority Debt Indenture” means the Indenture dated as of October 29, 2009 among Sinclair Television Group, Inc., the guarantors party thereto and U.S. Bank National Association as trustee, relating to the Initial Second Priority Debt.

“Initial Second Priority Debt Proceeds” means the aggregate net cash proceeds of the Initial Second Priority Debt.

“Initial Second Priority Debt Proceeds Collateral Account” means a Collateral Account established by the Administrative Agent pursuant to the Security Agreement or an existing or new deposit or securities account of the Borrower satisfactory to the Administrative Agent, which shall be used solely for purposes specified in Section 6.13(b).

“Initial Second Priority Debt Transactions” means (a) the issuance by the Borrower of the Initial Second Priority Debt in accordance with Section 7.01(i), (b) the deposit by the Borrower of the Initial Second Priority Debt Proceeds into the Initial Second Priority Debt Proceeds Collateral Account to the extent required under Section 6.13(b) and (c) the negotiation and execution of the Cunningham MOU and all transactions contemplated thereby, including the execution and delivery of the Cunningham Amendments.

“Intercreditor Agreements” means, collectively, the Second Lien Intercreditor Agreement and any other intercreditor agreement entered into pursuant to this Agreement.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

“Interest Coverage Ratio” means, as at any date, the ratio of (a) EBITDA for the period of the four fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such period.

“Interest Expense” means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of (a) all cash interest expense in respect of Indebtedness during such period, (b) the net amounts payable (or minus the net amounts receivable) under Interest Rate Protection Agreements accrued during such period (whether or not actually paid or received during such period) and (c) Restricted Payments made during such period pursuant to Section 7.08(a) in respect of interest payments on the Holding Company Convertible Debentures (including any such interest payments thereon made pursuant to Section 7.08 of the Existing Credit Agreement prior to the Fourth Restatement Effective Date during any fiscal quarter that is included in such period).  Any reference herein to calculating Interest Expense for any period on a “pro forma” basis means that, for purposes of the clause (a) above, (i) the Indebtedness on the basis of which Interest Expense is so calculated shall mean Indebtedness outstanding as of the relevant date of calculation after giving effect to any repayments and any incurrence of Indebtedness on such date and (ii) such calculation shall be made applying the respective rates of interest in effect for such Indebtedness on such date.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than Swing Line Loans), each Quarterly Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swing Line Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine months) thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Rate Protection Agreement” means a Hedging Agreement providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

“Investment” means, for any Person, (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale), (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of programming or advertising time by such Person in the ordinary course of business or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Issuing Lender” means JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(j).  The Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder Agreement” means a Borrower Subsidiary Joinder Agreement or a SBG Subsidiary Joinder Agreement, as applicable.

“JPMCB” means JPMorgan Chase Bank, N.A.

“LC Disbursement” means a payment made by the Issuing Lender pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Addendum” means the Tranche B Term Loan Lender Addendum or a Revolving Lender Addendum.

“Lender Affiliate” means (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any Person (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund that invests in bank loans, any other fund or trust or entity that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lenders” means each Revolving Lender, each Person that shall have become a party hereto pursuant to a Tranche B Term Loan Lender Addendum as of the Fourth Restatement Effective, the Tranche B-1 Term Loan Lender, each Incremental Lender and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption; provided that from and after the Original Revolving Maturity Date, upon the Non-Extending Revolving Lenders being paid all amounts owing to them under this Agreement, the Non-Extending Revolving Lenders shall no longer be Lenders hereunder (without prejudice to the matters set forth in Section 10.05).  Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and shall include the Existing Letters of Credit.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period; provided that, for purposes of Revolving Loans held by the Extending Revolving Lenders and Tranche B Term Loans, the LIBO Rate shall in no event at any time be less than 2.00% per annum.  In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.  The Administrative Agent will furnish a copy of such Page or other documentation evidencing the contents thereof to the Borrower upon its request.

“License Subsidiaries” means (a) with respect to each Station that is an Owned Station on the date hereof, the Subsidiary of the Borrower listed on Schedule 1.01(b) as the holder of the Broadcast Licenses for such Owned Station and (b) with respect to any Owned Station hereafter acquired by the Borrower or any of its Subsidiaries, the Subsidiary of the Borrower formed, created, or acquired after the date hereof that holds the Broadcast Licenses for such Owned Station, and in each case any other Subsidiary into which any such License Subsidiary may be merged pursuant to Section 7.03.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means, collectively, this Agreement, the promissory notes (if any) issued pursuant to Section 2.08(g), the Letter of Credit Documents, the Joinder Agreements and the Security Documents.

“Loans” means the loans made by the Lenders to the Borrower pursuant to Section 2.01, and shall include Incremental Loans unless the context otherwise requires.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform any of its obligations under this Agreement or any of the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.

“Material Third-Party Licensee” means any Person holding a Broadcast License for one or more Contract Stations for which the Broadcast Cash Flow attributable to such Stations, either individually or in the aggregate, for the most recent twelve month period is equal to or greater than 5% of the Broadcast Cash Flow for such period.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means the mortgages, deeds of trust, assignments of leases and rents and other security documents (if any) delivered on or after the Fourth Restatement Effective Date pursuant to this Agreement with respect to Mortgaged Properties, each substantially in the form of Exhibit F (with such changes thereto, including such changes as may be required or desirable to account for local law matters, as shall be satisfactory to the Administrative Agent).

“Mortgaged Properties” means all Real Property that shall be subject to a Mortgage entered into pursuant to the terms of this Agreement.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means, with respect to any Prepayment Event, the aggregate amount of all cash payments (including all cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received) received by the Borrower and its Subsidiaries directly or indirectly in connection with such Prepayment Event, in each case, net of (a) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Borrower and its Subsidiaries in connection therewith and (b) in the case of any Prepayment Asset Sale or Recovery Event, (i) any Federal, state and local income or other taxes estimated to be payable by the Borrower and its Subsidiaries as a result thereof (but only to the extent that such estimated taxes are in fact paid to the relevant Governmental Authority not later than twelve months after the date thereof) and (ii) any repayments by the Borrower or any of its Subsidiaries of Indebtedness to the extent that (x) such Indebtedness is secured by a Lien on the property that is the subject of such Prepayment Asset Sale and (y) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to such Prepayment Asset Sale or, in case of any Recovery Event, such repayment is contractually required from the proceeds thereof by the terms of such Indebtedness.

“Non-Extending Revolving Lenders” means the Revolving Lenders that are not Extending Revolving Lenders.

“Non-Media Subsidiary” means any direct or indirect Subsidiary of the Borrower (including, for this purpose, any Designated SBG Subsidiary) that is not engaged in, and does derive any income from, any of the businesses or activities described in clauses (a), (b) and/or (c) of Section 7.06.

“Non-Recourse Indebtedness” means Indebtedness (a) as to which neither the Borrower nor any Subsidiary (other than any Unrestricted Subsidiary) is directly or indirectly liable (by virtue of the Borrower or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness) and (b) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any other Indebtedness of the Borrower or any Subsidiary (other than any Unrestricted Subsidiary) to declare, a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Note Indentures” means, collectively, the Senior Subordinated Note Indentures, the Senior Unsecured Debt Indentures and the Second Priority Debt Indentures.

“Obligations” means, collectively, (a) all advances to and debts, liabilities, obligations, covenants and duties of, the Borrower or any other Obligor arising under the Loan Documents or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including in the case of each Guarantor all obligations of such Guarantor in respect of its Guarantee under Article III, (b) all Cash Management Obligations owing by the Borrower or any other Obligor to any Lender (or any Affiliate thereof) and (c) all obligations of the Borrower and its Subsidiaries arising under any Secured Hedge Agreement, and, in the case of each of the foregoing, including all interest thereon and expenses related thereto, including any interest or expenses accruing or arising after the commencement of any case with respect to the Borrower or any other Obligor under the Bankruptcy Code or any other bankruptcy or insolvency law (whether or not such interest or expenses are allowed or allowable as a claim in whole or in part in such case).  Without limiting the generality of the foregoing, the Obligations of the Obligors under the Loan Documents (and of their respective Subsidiaries to the extent they have obligations under the Loan Documents) include (i) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, indemnities and other amounts (including fees, expenses and disbursements of counsel) payable by any Obligor under any Loan Document and (ii) the obligation of any Obligor to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any other Secured Party, in each case in its sole discretion, may elect to pay or advance on behalf of such Obligor.

“Obligors” means, collectively, (a) the Borrower, (b) the Holding Company and (c) each other Guarantor.

“Operating Subsidiary” has the meaning assigned to such term in Section 7.14(a).

“Original Revolving Facility Pricing Grid” means the following pricing grid:

Total Indebtedness Ratio:	ABR Margin (%)	Eurodollar Margin (%)	Applicable Commitment Fee Rate (%)

Level I: Greater than or equal to 6.00 to 1	0.25	1.25	0.375

Level II: Less than 6.00 to 1 and greater than or equal to 5.50 to 1	0	1.00	0.375

Level III: Less than 5.50 to 1 and greater than or equal to 5.00 to 1	0	0.875	0.25

Level IV: Less than 5.00 to 1	0	0.75	0.25

For purposes of the foregoing (but subject to the last sentence of this definition), (A) the Total Indebtedness Ratio shall be determined as of the end of each fiscal quarter of the Borrower’s fiscal year based upon the Borrower’s consolidated financial statements delivered pursuant to Section 6.01(a) or (b) (and as set forth in the related certificate of a Financial Officer delivered pursuant to Section 6.01(c)) and (B) each change in the Applicable Margin, Applicable Revolving Commitment Fee Rate or Applicable Letter of Credit Fee Rate with respect to the Non-Extending Revolving Lenders (and their respective Revolving Loans, Revolving Commitment and LC Exposure, as applicable) resulting from a change in the Total Indebtedness Ratio shall be effective on the date three Business Days after the receipt by the Administrative Agent of such certificate and shall remain effective until the effective date of the next such change; provided that, notwithstanding the foregoing, none of the Applicable Margin, Applicable Revolving Commitment Fee Rate or Applicable Letter of Credit Fee Rate shall as a consequence of this definition be reduced for any period during which an Event of Default shall have occurred and be continuing.  As of the Fourth Restatement Effective Date, Level I is the applicable pricing level under the Original Revolving Facility Pricing Grid.  Notwithstanding anything herein to the contrary, during any period that a Post-Default Condition shall have occurred and be continuing, the Applicable Margin, Applicable Revolving Commitment Fee Rate and Applicable Letter of Credit Fee Rate for purposes of this definition shall be the highest rate set forth in the table above applicable thereto.

“Original Revolving Maturity Date” means, with respect to the Non-Extending Revolving Lenders and their Revolving Commitments, the Business Day falling on or nearest to June 30, 2011.

“Other Debt” means the Subordinated Debt, the Senior Unsecured Debt and the Second Priority Debt.

“Other Debt Documents” means the Subordinated Debt Documents, the Senior Unsecured Debt Documents and the Second Priority Debt Documents.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Outsourcing Agreements” means (a) any agreement to which the Borrower or any of its Subsidiaries is a party which provides for the Borrower or any of its Subsidiaries to deliver or receive non-programming related management and/or consulting services of any television station, and (b) any put or option agreement entered into in connection with any agreement referred to in clause (a) above that provides for the Borrower or any of its Subsidiaries to acquire or sell the license or non-license assets of the related television station.

“Owned Station” means (a) each television or radio station identified as such in Schedule 1.01(b) and (b) any television or radio station the Broadcast Licenses of which are owned or held by the Borrower or any of its Subsidiaries on or after the date hereof.

“Passive BCF Percentage” means, as at any date, the ratio, expressed as a percentage, obtained by dividing (a) the portion of Broadcast Cash Flow attributable to all Passive Stations for the twelve month period ending on, or most recently ended prior to, such date by (b) Broadcast Cash Flow for such period.

“Passive LMA” means a local marketing agreement, time brokerage agreement, program services agreement or similar agreement (but excluding any Outsourcing Agreement or other similar agreement) providing for any Person other than the Borrower or any of its Subsidiaries to program or sell advertising time on all or any portion of the broadcast time of any Station.

“Passive Station” means a Station that is the subject of a Passive LMA.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Investments” means, for any Person: (a) direct obligations of the United States of America, or of any agency (which shall include, but not be limited to, Export-Import Bank of the United States, Farmers Home Administration, Federal Housing Administration, General Services Administration, and Government National Mortgage Association) or instrumentality (which shall include, but not be limited to, The Federal National Mortgage Association, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Land Banks, Federal Intermediate Credit Banks, Banks for Cooperative and the Farm Credit System, and The Student Loan Marketing Association) thereof, or obligations guaranteed or insured as to principal and interest by the United States of America, or any agency or instrumentality thereof, in either case maturing not more than 90 days from the date of acquisition thereof by such Person; (b) domestic and Eurodollar time deposits, overnight deposits, certificates of deposit and bankers acceptances issued or guaranteed by entities rated A-2 or better by S&P or P-2 or better by Moody’s, maintained at or issued by any office or branch of any bank or trust company organized or licensed under the laws of the United States of America or any State thereof which bank or trust company has capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof by such Person; (c) commercial paper, auction rate notes and commercial paper master notes issued or guaranteed by entities rated A-2 or better by S&P or P-2 or better by Moody’s, maturing not more than 90 days from the acquisition thereof by such Person (provided that a security without its own rating will be considered to be rated and to have the same rating as any debt obligation that is issued by the same issuer which is comparable in priority, maturity and security to the subject security or, if it is guaranteed by another issuer, to be rated and to have the same rating as any debt obligation that is issued by the guarantor which is comparable in priority, security, and maturity to the subject security); (d) tax-exempt commercial paper or variable rate tax exempt demand notes, rated A-1 or better by S&P or MIG1/VMIG1 or better by Moody’s, maturing not more than 90 days from the acquisition thereof by such Person; (e) fully collateralized repurchase agreements with a term of not more than 30 days entered into with any bank qualifying under clause (b) above, any broker-dealer subsidiary or affiliate of any such bank or any Primary Dealer of United States Government securities and relating to: (i) marketable direct obligations issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof listed in clause (a) above; (ii) securities issued by The Federal National Mortgage Association, Federal Farm Credit Banks, Federal Home Loan Banks or The Student Loan Marketing Association or other entities listed in clause (a) above; or (iii) mortgage-backed securities issued by The Federal National Mortgage Association or The Federal Home Loan Mortgage Corporation or issued or guaranteed by the Government National Mortgage Association or other entities listed in clause (a) above; and (f) money market mutual funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Second Priority Refinancing Debt” means any Indebtedness incurred by the Borrower in the form of second lien secured notes or loans; provided that (a) such Indebtedness is secured by the Collateral on a second lien basis (and subject to the terms of the Second Lien Intercreditor Agreement) to Liens securing the Obligations and is not secured by any property of the Borrower, the Holding Company or any of their respective Subsidiaries or any other Person other than the Collateral, (b) such Indebtedness does not mature or have scheduled amortization or payments of principal (including prepayments, redemptions or sinking fund or like payments) prior to the 91st day after the stated maturity date of the Initial Second Priority Debt at the time such Indebtedness is incurred (other than prepayment or redemption requirements as a result of asset sales or change of control provisions (provided that any such prepayment or redemption (or offer to prepay or redeem) may be made only to the extent permitted under Section 7.12)), (c) the terms and conditions of such Indebtedness (other than interest rate and redemption premium) shall not be more restrictive on the Borrower and its Subsidiaries than the terms and conditions of the Initial Second Priority Debt Indenture, (d) the security agreements relating to such Indebtedness are substantially the same as the collateral documents governing the Initial Second Priority Debt (with such differences as are reasonably satisfactory to the Administrative Agent), (e) such Indebtedness is not guaranteed by any Person other than the Guarantors and (f) a Representative acting on behalf of the holders of such Indebtedness shall have become party to the Second Lien Intercreditor Agreement.  Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Senior Unsecured Refinancing Debt” means any Indebtedness incurred by the Borrower in the form of senior unsecured notes or loans; provided that (a) such Indebtedness does not mature or have scheduled amortization or payments of principal (including prepayments, redemptions or sinking fund or like payments) prior to the 91st day after the stated maturity date of the Initial Second Priority Debt at the time such Indebtedness is incurred (other than prepayment or redemption requirements as a result of asset sales or change of control provisions (provided that any such prepayment or redemption (or offer to prepay or redeem) may be made only to the extent permitted under Section 7.12)), (b) the other terms and conditions of such Indebtedness (other than interest rate and redemption premium) shall not be more restrictive on the Borrower and its Subsidiaries than the terms and conditions found in senior unsecured debt of a similar type issued by similar issuers under Rule 144A or in a public offering (provided that in no event shall such other terms or conditions be more restrictive on the Borrower and its Subsidiaries than the Initial Second Priority Debt Indenture), (c) such Indebtedness is not guaranteed by any Person other than the Guarantors and (d) such Indebtedness is not secured by any Lien or any property or assets of the Borrower, the Holding Company or any of their respective Subsidiaries.  Permitted Senior Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Subordinated Refinancing Debt” means any Indebtedness incurred by the Borrower in the form of unsecured subordinated notes or loans; provided that (a) such Indebtedness does not mature or have scheduled amortization or payments of principal (including prepayments, redemptions or sinking fund or like payments) prior to the 91st day after the stated maturity date of the Initial Second Priority Debt at the time such Indebtedness is incurred (other than prepayment or redemption requirements as a result of asset sales or change of control provisions (provided that any such prepayment or redemption (or offer to prepay or redeem) may be made only to the extent permitted under Section 7.12)), (b) the other terms and conditions (including subordination provisions) of such Indebtedness (other than interest rate and redemption premium) shall not be more restrictive on the Borrower and its Subsidiaries than the terms and conditions found in subordinated debt of a similar type issued by similar issuers under Rule 144A or in a public offering (provided that in no event shall such other terms or conditions (other than subordination provisions) be more restrictive on the Borrower and its Subsidiaries than the Initial Second Priority Debt Indenture), and such subordination terms shall extend to cover the Obligations, among other obligations, (c) such Indebtedness is not guaranteed by any Person other than the Guarantors and (d) such Indebtedness is not secured by any Lien or any property of the Borrower, the Holding Company or any of their respective Subsidiaries.  Permitted Subordinated Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Reinvestment” means (a) an acquisition permitted under Section 7.04(e), (b) Capital Expenditures or (c) with respect to any Recovery Event, the repair, restoration or replacement of the affected property.

“Permitted Termination Payments” has the meaning assigned to such term in Section 7.15.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Post-Default Condition” means (a) the failure by the Borrower to pay when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise) any principal amount of any Loan or in respect of any LC Exposure, (b) the failure by the Borrower to pay when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise) any other amount payable by the Borrower hereunder for more than three Business Days or (c) the existence of any Event of Default under clauses (d), (e), (g) or (h) of Article VIII.

“Post-Default Rate” means, with respect to any Lender, a rate per annum equal to the Alternate Base Rate as in effect from time to time plus the Applicable Margin applicable to ABR Loans made by such Lender plus 2%; provided that, as applied to principal of a Eurodollar Loan held by any Lender, the “Post-Default Rate” shall be the interest rate for such Eurodollar Loan held by such Lender as provided in Section 2.11(b) plus 2%.

“Prepayment Asset Sale” has the meaning assigned to such term in clause (a) of the definition of “Prepayment Event”.

“Prepayment Event” means (a) any Disposition of any property of the Borrower or any Subsidiary (other than any Disposition permitted under Sections 7.05(a), (b), and (only with respect to any exchange of assets) (c)) (each a “Prepayment Asset Sale”), (b) any Recovery Event and (c) the issuance or incurrence of any Indebtedness under Section 7.01(f).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Program Services Agreements” means any agreement having a term of not less than three years with an option to extend such term for an additional three years or more entered into by the Borrower or any of its Subsidiaries (other than License Subsidiaries) in accordance with Section 7.15 relating to a Contract Station, pursuant to which agreement the Borrower or any of its Subsidiaries (other than License Subsidiaries) will obtain the right to program and sell advertising on a substantial portion of such Contract Station’s inventory of broadcast time.

“Put Obligations” means the obligations of the Borrower or any of its Subsidiaries to purchase certain assets of any Station with respect to which the Borrower or such Subsidiary shall have entered into an Outsourcing Agreement.

“Qualifying Balances” means, as at any date, the aggregate amount of cash on hand of the Borrower and its Subsidiaries on such date (excluding amounts held in the Initial Second Priority Debt Proceeds Collateral Account); provided that (a) Qualifying Balances shall in no event at any time exceed $25,000,000 in the aggregate for purposes of this definition and (b) the Qualifying Balances shall be deemed to be zero for any day on which (i) an Event of Default shall have occurred and be continuing (ii) the total Revolving Exposure has been in excess of $10,000,000 for more than ten consecutive days (unless on such day the Borrower shall be required to prepay the Revolving Loans pursuant to Section 2.09(c)).

“Quarterly Dates” means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

“Receivables” means, as at any date, the unpaid portion of the obligation, as stated on the respective billing statement, of a customer of the Borrower or any Subsidiary Guarantor in respect of the sale of advertising time or other services provided or goods sold by the Borrower or any Subsidiary Guarantor, as the case may be, to such customer.

“Real Estate Collateral Requirement” means the requirement that, with respect to each owned or leased Real Property required to be subject to a Mortgage under the Fourth Restatement Effective Date Collateral Requirement or the Collateral and Guarantee Requirement, as applicable, the Administrative Agent shall have received (each in form and substance satisfactory to the Administrative Agent):

(a)  a Mortgage duly executed and delivered by the relevant Obligor that is the record owner of such property or lessee of leased property, in form for recording in the recording office of the jurisdiction where such property to be encumbered thereby is situated, in favor of the Administrative Agent for the benefit of the Secured Parties (in such number of copies as the Administrative Agent shall have requested), together with such other instruments as shall be necessary or appropriate (in the reasonable judgment of the Administrative Agent) to create a Lien under applicable law, all of which shall be in form and substance reasonably satisfactory to Administrative Agent, which Mortgage and other instruments shall be effective to create and/or maintain a first priority Lien on such property, subject to no Liens other than Liens permitted under Section 7.02 applicable to such property;

(b)  a flood hazard determination for such property;

(c)  with respect to each such leased property under which any Obligor is lessee, (i) executed consent and estoppel agreements from the relevant landlord(s) and (ii) executed memoranda of leases or other documents evidencing the existence of the leases, in each case, in recordable form reasonably satisfactory to the Administrative Agent to ensure the leases are “mortgageable” as determined by the Administrative Agent;

(d)  a fully paid policy of title insurance (or marked binding pro forma having the same effect of a title insurance policy) in the form reasonably approved by the Administrative Agent insuring the Lien of the Mortgage encumbering such property as a valid first priority Lien (subject to this clause (d)) on such property and fixtures described therein, which policy of title insurance (or marked binding pro forma having the same effect of a title insurance policy) shall be in an amount reasonably satisfactory to the Administrative Agent and shall (i) be issued by the Title Company, (ii) include such coinsurance and reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Administrative Agent, (iii) have been supplemented by such endorsements or affirmative insurance (or, where such endorsements are not available, opinions of special counsel or other professionals reasonably acceptable to the Administrative Agent) as shall be reasonably requested by the Administrative Agent, (iv) contain no exceptions to title other than exceptions for Liens permitted under Section 7.02 and other exceptions reasonably acceptable to the Administrative Agent; provided that, with respect to the legal descriptions attached to the Mortgages encumbering the Mortgaged Properties insured by the policies of title insurance described by this clause (d), in the event the Administrative Agent determines at any time that any Mortgage does not include all of the Real Property which is owned by the Borrower or any Subsidiary at that particular site, then upon written notice of the Administrative Agent, the Borrower or such Subsidiary, as applicable, shall execute and deliver (at the sole cost and expense of the Borrower) all necessary documentation, including without limitation an amendment to the applicable Mortgage, to cause the unencumbered portion of such Real Property to be included in such Mortgage;

(e)  evidence reasonably acceptable to the Administrative Agent of payment by the Borrower of all title insurance premiums, search and examination charges, mortgage, filing and recording taxes, fees and related charges required for the recording of such Mortgage;

(f)  if the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of any Mortgaged Property, the Borrower will cooperate with the Administrative Agent in obtaining appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, or any other law or regulation and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent, and the Borrower shall pay all reasonable fees and expenses incurred by the Administrative Agent in connection therewith (it being understood that no such appraisals shall be required in connection with the Fourth Restatement Effective Date Collateral Requirement);

(g)  all such other documents, instruments or items (including UCC fixture filings) as shall be reasonably necessary in the opinion of the Administrative Agent (or its counsel) to create a valid and perfected first priority mortgage Lien on such property subject only to Liens permitted under Section 7.02, including such affidavits and instruments of indemnifications by the Borrower and the relevant Subsidiary as shall be reasonably required to induce the Title Company to issue the policy or policies (or commitment) and endorsements contemplated in clause (d) above; and

(h)  customary opinions (addressed to the Administrative Agent and the Lenders) of local counsel for the relevant Obligor (i) in the state in which the relevant Mortgaged Properties are located, with respect to the enforceability and perfection of such Mortgage covering such Mortgaged Properties and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent and (ii) if requested by the Administrative Agent, in the state in which such Obligor is organized and formed, with respect to, among other matters, the valid existence, corporate power and authority of such Obligor in the granting of such Mortgage.

“Real Property” means, collectively, all right, title and interest of the Borrower or any Subsidiary in and to any and all parcels of real property owned, leased or otherwise operated by the Borrower or any Subsidiary together with all Improvements and appurtenant fixtures, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables and Related Assets” means Receivables and any instruments, documents, chattel paper, obligations, general intangibles and other similar assets, in each case, relating to such Receivables.

“Receivables Financing” means the sale of Receivables and Related Assets on terms and pursuant to documentation satisfactory in form and substance to the Administrative Agent.

“Receivables Subsidiary” means a Wholly Owned Subsidiary of the Borrower established for the limited purpose of acquiring and financing Receivables and Related Assets pursuant to any Receivables Financing.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim (but not to the extent such claim compensates for any loss of revenues or interruption of business or operations caused thereby) or any condemnation or similar proceeding or taking under power of eminent domain relating to any asset of the Borrower or any of its Subsidiaries with a value in excess of $500,000.

“Register” has the meaning assigned to such term in Section 10.04(b).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, as amended, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Reinvestment Deferred Amount” means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Loans pursuant to Section 2.09(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event” means any Disposition or Recovery Event constituting a Prepayment Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by a Financial Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Disposition or Recovery Event constituting a Prepayment Event to make a Permitted Reinvestment (and specifying such expected use).

“Reinvestment Prepayment Amount” means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to make a Permitted Reinvestment.

“Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, use all or any portion of the relevant Reinvestment Deferred Amount with respect to such Reinvestment Event for the expected use pursuant to the relevant Reinvestment Notice.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including,

without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

“Relevant Application Date” means (a) with respect to any Prepayment Asset Sale or Recovery Event, (i) on or prior to the fifth Business Day after receipt of the Net Cash Proceeds thereof (unless, prior thereto, a Reinvestment Notice shall have been delivered to the Administrative Agent in respect thereof) and (ii) each Reinvestment Prepayment Date with respect thereto; and (b) with respect to any issuance or incurrence of any Indebtedness under Section 7.01(f), on or prior to the fifth Business Day after receipt of the Net Cash Proceeds thereof.

“Relevant Percentage” means, with respect to any Prepayment Event, 100%.

“Representative” means, with respect to any Indebtedness and the holders thereof, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and in each case its successors in such capacity.

“Required Lenders” means, at any time, subject to the last paragraph of Section 10.02(b), Lenders having Revolving Exposures, outstanding Term Loans, outstanding Incremental Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans, outstanding Incremental Loans and unused Commitments at such time.  The “Required Lenders” of a particular Class of Loans means Lenders having Revolving Exposures, outstanding Term Loans, outstanding Incremental Loans and unused Commitments of such Class representing more than 50% of the total Revolving Exposures, outstanding Term Loans, outstanding Incremental Loans and unused Commitments of such Class at such time (e.g., “Required Revolving Lenders” means, at any time, the Revolving Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the total Revolving Exposures and total unused Revolving Commitments at such time).

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property but excluding dividends payable solely in additional shares of common stock of the Borrower) with respect to any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Borrower or any option, warrant or other right to acquire any such shares of Capital Stock of the Borrower and (b) any management fee or royalty fee payable by the Borrower or any Subsidiary to the Holding Company.

“Revolving Availability Period” means (a) with respect to the Non-Extending Revolving Lenders and their Revolving Commitments, the period from and including the Fourth Restatement Effective Date to but excluding the earlier of (i) the Original Revolving Maturity Date and (ii) the date of termination of the Revolving Commitments of such Lenders or (b) with respect to the Extending Revolving Lenders and their Revolving Commitments, the period from and including the Fourth Restatement Effective Date to but excluding the earlier of (i) the Extended Revolving Maturity Date and (ii) the date of termination of the Revolving Commitments of such Lenders.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Swing Line Loans and Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.  As of the Fourth Restatement Effective Date, the amount of each Revolving Lender’s Revolving Commitment is set forth in Schedule 1.01(a).

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swing Line Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have (or the Revolving Commitment of the relevant Revolving Lender has) terminated or expired, a Lender with Revolving Exposure, and (unless the context otherwise requires, means a Non-Extending Revolving Lender or an Extending Revolving Lender.

“Revolving Lender Addendum” means, with respect to any Revolving Lender, a Lender Addendum substantially in the form of Exhibit G-2, executed by such Revolving Lender and delivered pursuant to Section 5.01(a).

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Revolving Maturity Date” means the Original Revolving Maturity Date or the Extended Revolving Maturity Date, as applicable.

“Rule 144 A” means Rule 144A of the Securities Act of 1933, as amended from time to time.

“S&P” means Standard & Poor’s Ratings Services.

“SBG Subsidiary Guarantor” means (a) each Designated SBG Subsidiary and (b) each other Subsidiary of the Holding Company that becomes a “Subsidiary Guarantor” after the Fourth Restatement Effective Date pursuant to Section 6.10(b), in each case, so long as such Subsidiary remains an SBG Subsidiary Guarantor hereunder.

“SBG Subsidiary Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit B-2 (or other instrument satisfactory to the Administrative Agent) by a Subsidiary of the Holding Company that, pursuant to the Collateral and Guarantee Requirement, becomes, a “SBG Subsidiary Guarantor” hereunder and an “Obligor” under the Security Agreement.

“SEC” means the Securities and Exchange Commission, or any regulatory body that succeeds to the functions thereof.

“Second Lien Intercreditor Agreement” means that certain Second Lien Intercreditor Agreement among the Obligors, the Administrative Agent, the Representative or Representatives for holders of the Initial Second Priority Lien Debt and certain other parties thereto, substantially in the form of Exhibit E.

“Second Priority Debt” means (a) the Initial Second Priority Debt and (b) any Additional Second Priority Debt.

“Second Priority Debt Documents” means, collectively, (a) the Initial Second Priority Debt Documents and (b) the Additional Second Priority Debt Documents.

“Second Priority Debt Indentures” means (a) the Initial Second Priority Debt Indentures, and (b) the Additional Second Priority Debt Indentures.

“Secured Hedging Agreements” means any Hedging Agreement permitted under Section 7.19 that is entered into between the Borrower or any Subsidiary and any Hedge Party.

“Secured Indebtedness Ratio” means the “Secured Debt to Operating Cash Flow Ratio” (as such term, together with any related definitions or other provisions used or referred to therein, are defined in the Initial Second Priority Debt Indenture as in effect on the Fourth Restatement Effective Date, which term, definitions and other provisions are hereby incorporated herein by reference) (it being the intent hereof that the calculation of “Senior Indebtedness Ratio” for purposes of Section 7.01(j)(iii)(B) as at any date shall be made on the same basis as if such ratio were calculated on such date under Section 1008(a)(ii) of the Initial Second Priority Debt Indenture as in effect on the Fourth Restatement Effective Date).

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Swing Line Lender, the Issuing Lender, the Hedge Parties, each Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Article IX.

“Security Agreement” means the Third Amended and Restated Security Agreement between the Borrower, the Guarantors and the Administrative Agent, substantially in the form of Exhibit A.

“Security Documents” means, collectively, the Security Agreement, the Mortgages, the Intercreditor Agreements, each Consent and Agreement, all other pledge, security and similar agreements entered into by any Obligor in connection with this Agreement, all related intercreditor agreements, and all Uniform Commercial Code financing statements required hereby or thereby to be filed with respect to the security interests in personal property created pursuant thereto.

“Senior Subordinated Debt Indentures” means the 8% Senior Subordinated Note Indenture and, after the respective issuances of any Permitted Subordinated Refinancing Debt, the respective indentures under which the same are issued.

“Senior Unsecured Debt” means the Permitted Senior Unsecured Refinancing Debt (including the senior unsecured Guarantees of such Indebtedness provided by any Guarantor thereunder).

“Senior Unsecured Debt Documents” means the agreements and instruments evidencing or providing for the Senior Unsecured Debt.

“Senior Unsecured Debt Indentures” means the indenture or indentures under which the Senior Unsecured Debt shall be issued.

“Series” has the meaning assigned to such term in Section 2.01(c).

“Smith Brothers” means Frederick G. Smith, David D. Smith, J. Duncan Smith and Robert E. Smith.

“Stations” means the Owned Stations and the Contract Stations.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Debt” means (a) the 8% Senior Subordinated Notes, (b) Subordinated Film Indebtedness and (c) any Permitted Subordinated Refinancing Debt

“Subordinated Debt Documents” means the agreements and instruments evidencing or providing for Subordinated Debt.

“Subordinated Film Indebtedness” means Film Obligations of the Borrower and its Subsidiaries which are subordinated to the obligations of the Borrower and its Subsidiaries hereunder on terms and conditions, and the other provisions of which are, satisfactory to the Administrative Agent.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled or by the parent and/or one or more subsidiaries of the parent.  “Wholly Owned Subsidiary” means any such corporation, partnership or other entity of which all of such securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are so owned or controlled.  Notwithstanding anything contained herein to the contrary, (i) no Unrestricted Subsidiary shall be deemed to be a Subsidiary of the Borrower or of a Subsidiary of the Borrower for the purpose of this Agreement except as otherwise expressly provided herein, (ii) each Designated SBG Subsidiary shall be deemed to be a Subsidiary of the Borrower for all purposes of this Agreement (including Articles IV, VI, VII and VIII (unless the context otherwise requires)) and shall comply with the provisions of Section 6.09 or Section 6.10, as applicable, and (iii) each Excluded Non-Media Subsidiary shall be a Subsidiary of the Borrower for all purposes of this Agreement.  Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantor” means, collectively, (a) each of the Subsidiaries of the Borrower (including the Designated SBG Subsidiaries) identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto, (b) each Subsidiary of the Borrower that becomes a “Subsidiary Guarantor” after the date hereof pursuant to Section 6.09 or 6.11 and (c) each other SBG Subsidiary Guarantor.

“Supplemental Administrative Agent” has the meaning assigned to such term in Article IX.

“Swing Line Exposure” means, at any time, the aggregate principal amount of all Swing Line Loans outstanding at such time.  The Swing Line Exposure of any Lender at any time shall be its Applicable Percentage of the total Swing Line Exposure at such time.

“Swing Line Lender” means JPMCB, in its capacity as lender of Swing Line Loans hereunder.

“Swing Line Loan” means a Loan made pursuant to Section 2.01(d).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Tender Offer” means the tender offers commenced by the Borrower for the Holding Company Convertible Notes on October 8, 2009.

“Tender Offer Transactions” means (a) the consummation of the Tender Offer pursuant to which the Borrower shall purchase all of the Holding Company Convertible Notes that are tendered thereunder and (b) the dividend, distribution or transfer by the Borrower to the Holding Company of the Holding Company Convertible Notes tendered to and purchased by the Borrower pursuant to the Tender Offer for immediate retirement or cancellation by the Holding Company.

“Term Loan Commitment” means a Tranche B Term Loan Commitment or a Tranche B-1 Term Loan Commitment.

“Term Loan Lender” means a Tranche B Term Loan Lender or the Tranche B-1 Term Loan Lender, as applicable.

“Term Loan Maturity Date” means the Tranche B Term Loan Maturity Date or the Tranche B-1 Term Loan Maturity Date, as applicable.

“Term Loans” means, collectively, the Tranche B Term Loans and the Tranche B-1 Term Loans.

“Title Company” means Chicago Title Insurance Company or any other title insurance company agreed to from time to time by the Administrative Agent and the Borrower.

“Total Indebtedness” means, as at any date, all Indebtedness of the Borrower and its Subsidiaries outstanding on such date (determined on a consolidated basis without duplication in accordance with GAAP) minus all Qualifying Balances on such date.

“Total Indebtedness Ratio” means, as at any date, the ratio of (a) Total Indebtedness on such date to (b) EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date.

“Tranche B Term Loan” means a Loan made pursuant to Section 2.01(b)(i), which shall initially be made as an ABR Loan but thereafter may be an ABR Loan and/or a Eurodollar Loan.

“Tranche B Term Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan to the Borrower hereunder in a principal amount equal to the amount set forth under the heading “Tranche B Commitment” opposite such Lender’s name on its Tranche B Term Loan Lender Addendum.

“Tranche B Term Loan Lender” means a Lender with an outstanding Tranche B Term Loan Commitment or an outstanding Tranche B Term Loan.

“Tranche B Term Loan Lender Addendum” means, with respect to any Tranche B Term Loan Lender, a Tranche B Term Loan Lender Addendum substantially in the form of Exhibit G-1, executed by such Tranche B Term Loan Lender and delivered pursuant to Section 5.01(a).

“Tranche B Term Loan Maturity Date” means October 29, 2015 (or if such date is not a Business Day, the immediately preceding Business Day).

“Tranche B Term Loan Principal Payment Dates” means (a) the Quarterly Dates falling on or nearest to March 31, June 30, September 30 and December 31 of each year, commencing with the Quarterly Dates falling on or nearest to March 31, 2011, and (b) the Tranche B Term Loan Maturity Date.

“Tranche B-1 Term Loan” means the Loan made pursuant to Section 2.01(b)(ii), which shall be an ABR Loan only.  Notwithstanding anything herein to the contrary, there shall only be a single Tranche B-1 Term Loan made hereunder by the Tranche B-1 Term Loan Lender.

“Tranche B-1 Term Loan Commitment” means the commitment of JPMCB to make a Tranche B-1 Term Loan to the Borrower hereunder in a principal amount equal up to $12,000,000.

“Tranche B-1 Term Loan Lender” means JPMCB.

“Tranche B-1 Term Loan Maturity Date” means the next Business Day after the Fourth Restatement Effective Date.

“Transactions” means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is intended to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unrestricted Subsidiary” means (a) any Subsidiary (which term, for purposes of this definition, shall refer only to a Subsidiary of Sinclair Television Group, Inc.) which at the time of determination shall be an Unrestricted Subsidiary (as designated by the board of  directors of the Borrower, as provided below) and (b) any Subsidiary of an Unrestricted Subsidiary.  After the Fourth Restatement Effective Date, the Board of Directors of the Borrower may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (i) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Non-Recourse Indebtedness and has not guaranteed or otherwise provided credit support at the time of such designation for any Indebtedness of the Borrower or any of its Subsidiaries (other than an Unrestricted Subsidiary); (ii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of Section 7.07 (as if such Investment were deemed made at the time of such designation); (iii) any designation of a Subsidiary as an Unrestricted Subsidiary shall be treated as a Disposition of the assets of such Subsidiary and shall not violate the provisions of Section 7.05(c) or Section 7.09 (as if such Disposition were deemed made at the time of such designation); (iv) after giving pro forma effect to the designation of any Subsidiary as an Unrestricted Subsidiary, the Broadcast Cash Flow attributable to all assets of the Unrestricted Subsidiaries for the twelve month period ending on, or most recently ended prior to, the date of such designation shall not exceed 25% of the Broadcast Cash Flow for the Borrower and its Subsidiaries (including the Unrestricted Subsidiaries) for such period; and (v) no Default shall have occurred and be continuing at the time of such designation or would result therefrom.  If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof.  Any such designation of an Unrestricted Subsidiary by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a board resolution giving effect to such designation and an officer’s certificate certifying that such designation complies with the foregoing conditions.  The Board of Directors of the Borrower may remove the designation of Unrestricted Subsidiary by giving notice thereof to the Administrative Agent; provided that, immediately after giving effect to the removal of such designation, (x) no Default shall have occurred or be continuing and (y) said removal of such designation shall not violate the provisions of Section 7.04.  As of the Fourth Restatement Effective Date, the Unrestricted Subsidiaries are Sinclair Radio of St. Louis, Inc., Tuscaloosa Broadcasting, Inc. and Highwoods Joint Venture.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Wholly Owned Subsidiary” has the meaning assigned to such term in the definition of “Subsidiary” in this Section.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”, a “Swing Line Loan”, a “Term Loan” or an “Incremental Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., an “ABR Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., an “ABR Revolving Borrowing”).

SECTION 1.03.  Call Letters for Stations.  Each use of call letters for any Station herein shall refer to the Station with such call letters, and servicing the market, identified in Schedule 1.01(c).

SECTION 1.04.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The phrase “unreasonably withheld” shall be deemed to be followed by the phrase “or delayed”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.05.  Accounting Terms; GAAP.

(a)  Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in paragraph (b) of this Section) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with that used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the first financial statements delivered under Section 6.01, shall mean the financial statements referred to in Section 4.04).  All calculations made for the purposes of determining compliance with the terms of this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with that used in the preparation of the annual or quarterly financial statements furnished to the Lenders pursuant to Section 6.01 (or, prior to the first financial statements delivered under Section 6.01, used in the preparation of the financial statements referred to in Section 4.04) unless (i) the Borrower shall have objected in writing to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 6.01, shall mean the financial statements referred to in Section 4.04).  Notwithstanding anything in this Section to the contrary, all income derived by any Subsidiary or property held for sale (and accounted for as such under GAAP) shall be included in calculating EBITDA for the period prior to the consummation of the sale thereof.

(b)  The Borrower shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 6.01 a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of paragraph (a) of this Section, and reasonable estimates of the difference between such statements arising as a consequence thereof.

(c)  To enable the ready and consistent determination of compliance with the covenants set forth in Article VII, the Borrower will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

(d)  Except as expressly provided herein, (i) all calculations made with respect to any period during which an Acquisition is consummated shall be calculated on a pro forma basis as if such Acquisition had been consummated on the first day of such period and as if any Indebtedness incurred or assumed in connection with such Acquisition were outstanding throughout such period, using such reasonable estimates and pro forma adjustments effected in accordance with generally accepted accounting principles as the Borrower shall propose and the Administrative Agent or Required Lenders shall approve and (ii) all calculations made with respect to any period during which a Disposition is consummated shall be calculated on a pro forma basis as if any such Disposition had been consummated on the first day of such period and as if any prepayments actually made in connection therewith had occurred on the first day of such period using such reasonable estimates and pro forma adjustments effected in accordance with generally accepted accounting principles as the Borrower shall propose and the Administrative Agent shall approve; provided that if the Borrower proposes any such adjustments referred to in the foregoing clause (i) resulting from pro forma expense savings with respect to EBITDA or Broadcast Cash Flow as a result of an Acquisition (x) if the Administrative Agent or Required Lenders

do not object to such proposal within 30 days after their receipt thereof, such proposal shall be deemed accepted and (y) if the Administrative Agent or the Required Lenders do object to such proposal within 30 days after their receipt thereof, EBITDA or Broadcast Cash Flow, as the case may be, for the relevant period shall be deemed for purposes hereof to be equal to the sum of EBITDA or Broadcast Cash Flow, as the case may be, for the Borrower and its Subsidiaries for such period plus the corresponding accounting items for the Person or assets that are the subject of such Acquisition.  Notwithstanding the foregoing, if, prior to giving effect to any proposed pro forma adjustments arising from pro forma expense savings, a Default would occur as a result of an Acquisition, such adjustment shall require approval of the Required Lenders prior to the consummation of such Acquisition.

ARTICLE II

THE CREDITS

SECTION 2.01.  The Credits.

(a)  Revolving Loans.  Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period for such Lender in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (ii) the total Revolving Exposures exceeding the total Revolving Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(b)  Term Loans.  (i) Subject to the terms and conditions set forth herein, each Tranche B Term Loan Lender agrees to make a single Tranche B Term Loan to the Borrower, on the Fourth Restatement Effective Date, in a principal amount equal to such Tranche B Term Loan Lender’s Tranche B Term Loan Commitment (provided that the amount to be funded by each such Tranche B Term Loan Lender in respect of such Tranche B Term Loan hereunder shall be equal to 98% of such principal amount).  Amounts prepaid in respect of Tranche B Term Loans may not be reborrowed.

(ii)  Subject to the terms and conditions set forth herein (including Section 5.02), the Tranche B-1 Term Loan Lender agrees to make a single Tranche B-1 Term Loan to the Borrower, on the Fourth Restatement Effective Date, in a principal amount equal to such Tranche B-1 Term Loan Lender’s Tranche B-1 Term Loan Commitment.  Amounts prepaid in respect of Tranche B-1 Term Loans may not be reborrowed.

(c)  Incremental Loans.  The Borrower may at any time or from time to time after the Fourth Restatement Effective Date, by written notice to the Administrative Agent as provided below, request the establishment of one or more additional tranches of term loans hereunder (the “Incremental Loans”); provided that (i) the aggregate amount of Incremental Loans shall not exceed $25,000,000; (ii) both at the time of any such request and upon the effectiveness of any Incremental Loan Amendment with respect to an Incremental Loan, (A) no Default shall exist and (B) the First Lien Indebtedness Ratio (determined on a pro forma basis as of the relevant determination date as if such Incremental Loans had been outstanding on the most recent period of four consecutive fiscal quarters) shall not be greater than 2.50 to 1.00; (iii) each Person which the Borrower shall request to make an Incremental Loan shall be subject to the prior consent of the Administrative Agent (such consent not to be unreasonably withheld); (v) each tranche of Incremental Loans shall be in an aggregate principal amount that is not less than $10,000,000 (or such lesser amount that represents all of the remaining availability under the limit set forth in clause (i) above); (vi) the Incremental Loan Maturity Date of the Incremental Loans of any Series

shall not be earlier than the Tranche B Term Loan Maturity Date (except that the scheduled final maturity of such Incremental Loans may be accelerated pursuant to Section 2.08(b)), and the Average Life to Maturity of the Incremental Loans shall be greater than the Average Life to Maturity of the Tranche B Term Loans (except that Incremental Loans shall be entitled to participate, to the extent provided in Section 2.09(b), in mandatory prepayments); and (viii) the proceeds of Incremental Loans shall be used solely for the purposes permitted under Section 6.08(c).  Such notice shall specify (w) the amount of such Incremental Loans and the Person or Persons to provide such Incremental Loans, (x) the date on which such Incremental Loans shall be made, (y) the Incremental Loan Maturity Date and the Incremental Loan Principal Payment Dates (if any) for such Incremental Loans and (z) the Applicable Margin that will apply to such Incremental Loans and (if applicable) the rate of the commitment fee, if any, payable by the Borrower in respect of the commitment to make such Incremental Loans, together with such other information reasonably requested by the Administrative Agent in connection therewith.  Amounts prepaid in respect of Incremental Loans may not be reborrowed.  Notwithstanding anything herein to the contrary, no Lender shall be obligated to provide any Incremental Loans.

Any Person or Persons shall become an Incremental Lender hereunder upon execution and delivery to the Administrative Agent of an Incremental Loan Amendment (in form reasonable satisfactory to the Administrative Agent) by such Person or Persons, the Borrower and the Administrative Agent; provided that the effectiveness of such Incremental Loan Amendment shall be subject to the satisfaction of each of the conditions set forth in this Section and Sections 5.02 and 5.03 (it being understood that all references to “date of such Borrowing” or similar language in Section 5.02 shall be deemed to refer to the effective date of such Incremental Loan Amendment) and such other conditions as the parties to such Incremental Loan Amendment shall agree.  The Incremental Loans made pursuant to the same Incremental Loan Amendment shall be deemed to be a separate series (each a “Series”) of Incremental Loans for all purposes of this Agreement.

(d)  Swing Line Loans.  Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make Swing Line Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swing Line Loans exceeding $10,000,000 or (ii) the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swing Line Lender shall not be required to make a Swing Line Loan to refinance an outstanding Swing Line Loan.  Each Swing Line Loan shall be an ABR Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swing Line Loans.

To request a Swing Line Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swing Line Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swing Line Loan.  The Administrative Agent will promptly advise the Swing Line Lender of any such notice received from the Borrower.  The Swing Line Lender shall make each Swing Line Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swing Line Lender (or, in the case of a Swing Line Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f), by remittance to the Issuing Lender) by 3:00 p.m., New York City time, on the requested date of such Swing Line Loan.

The Swing Line Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swing Line Loans outstanding.  Such notice to the Administrative Agent shall specify the aggregate amount of Swing Line Loans in which Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s Applicable Percentage of such Swing Line Loan or Loans.  Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for account of the Swing Line Lender, such Revolving Lender’s Applicable Percentage of such Swing Line Loan or Loans.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swing Line Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.05 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swing Line Lender the amounts so received by it from the Revolving Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swing Line Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swing Line Loan shall be made to the Administrative Agent and not to the Swing Line Lender.  Any amounts received by the Swing Line Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swing Line Loan after receipt by the Swing Line Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swing Line Lender, as their interests may appear.  The purchase of participations in a Swing Line Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.02.  Loans and Borrowings.

(a)  Obligations of Lenders.  Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)  Type of Loans.  Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)  Minimum Amounts; Limitation on Number of Borrowings.  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount of $1,000,000 or a larger multiple of $100,000.  At the time that each ABR Borrowing (including each Swing Line Borrowing) is made, such Borrowing shall be in an aggregate amount equal to $1,000,000 or a larger multiple of $100,000; provided that an ABR Borrowing (including a Swing Line Borrowing) may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the applicable Class or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(f).  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

SECTION 2.03.  Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing,

not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing (other than a Swing Line Borrowing), not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing (except that with respect to the Tranche B Term Loans, Tranche B-1 Term Loans and (if any) Revolving Loans requested to be made on the Fourth Restatement Effective Date, the Borrower may make such request for such Loans not later than 12:00 noon, New York City time, on such date).  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly (but in no event later than the day on which such telephonic request was made) by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)  whether the requested Borrowing is to be a Revolving Borrowing or Term Borrowing;

(ii)  the aggregate amount of the requested Borrowing;

(iii)  the date of such Borrowing, which shall be a Business Day;

(iv)  whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(v)  in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)  the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing (other than a Swing Line Borrowing).  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.  Letters of Credit.

(a)  General.  Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request the Issuing Lender to issue, at any time and from time to time during the Revolving Availability Period, Letters of Credit for its own account in such form as is acceptable to the Issuing Lender in its reasonable determination.  Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitments.  The letters of credit issued by JPMCB and outstanding under the Existing Credit Agreement on the Fourth Restatement Effective Date as described on Schedule 2.04(a) (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” for all purposes of this Agreement and the other Loan Documents (and, for avoidance of doubt, the interests and participations therein of all the Revolving Lenders in the Existing Letters of Credit as of the Fourth Restatement Effective Date shall be deemed re-allocated ratably in proportion to their respective Revolving Commitments as of such date).

(b)  Notice of Issuance, Amendment, Renewal or Extension.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender’s standard form in connection with any request for a Letter of Credit.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(c)  Limitations on Amounts.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lender (determined for these purposes without giving effect to the participations therein of the Revolving Lenders pursuant to paragraph (e) of this Section) shall not exceed $10,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.  Notwithstanding any provision in this Agreement to the contrary, at no time prior to the Original Revolving Maturity Date shall the sum of the total LC Exposure with respect to Letters of Credit that expire after the fifth Business Day prior to the Original Revolving Maturity Date plus (without duplication) the total Revolving Exposure of the Extending Revolving Lenders exceed the total Revolving Commitments of the Extending Revolving Lenders.

(d)  Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the Original Revolving Maturity Date, provided that, notwithstanding clause (i) above (but subject to clause (ii) above), a Letter of Credit may have an expiration date of longer than twelve months if it shall be requested by the Borrower to support an obligation having a corresponding term (provided that the Issuing Lender may require that such Letter of Credit include customary early termination rights (which shall in any event permit the respective beneficiary thereof to draw the full amount of such Letter of Credit upon receipt of notice of termination from the Issuing Lender)); provided further that (A) a Letter of Credit may provide that it expires after the date specified in sub-clause (ii) above if (x) the date of issuance of such Letter of Credit is following the Original Revolving Maturity Date or (y) on such date of issuance, the sum of (1) the face amount of such Letter of Credit plus (2) the aggregate undrawn amount of all other outstanding Letters of Credit with expiration dates after the fifth Business Day prior to the Original Revolving Maturity Date plus (3) (without duplication) the total Revolving Exposure of the Extending Revolving Lenders, shall not exceed the total Revolving Commitments of the Extending Revolving Lenders and (B) no such Letter of Credit shall expire later than fifth Business Days prior to the Extended Revolving Maturity Date.

(e)  Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender or the Revolving Lenders, the Issuing Lender hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit on the terms provided herein or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Lender promptly upon the request of the Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason.   Each such payment shall be made in the same manner as provided in Section 2.08 with respect to Loans made by such Revolving Lender (and Section 2.08 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Revolving Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to paragraph (f) of this Section, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Revolving Lenders and the Issuing Lender as their interests may appear.  Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

Notwithstanding anything contained herein or in any other Loan Document to the contrary, unless the Revolving Commitments shall be terminated pursuant to Article VIII, on the fifth Business Day prior to the Original Revolving Maturity Date, the interests and participations of the Non-Extending Revolving Lenders in the Letters of Credit (if any) outstanding as at such day shall automatically terminate at the close of business on such date and (i) from and after such fifth day, the Non-Extending Revolving Lenders shall have no liability arising from, relating to, in connection with or otherwise in respect of, such interests and participations or any Letters of Credit, and (ii) such interests and participations in outstanding Letters of Credit shall thereupon automatically and without further action be re-allocated to the extent necessary such that the interests and participations in such Letters of Credit shall be held by the Extending Revolving Lenders ratably in proportion to their respective Extended Revolving Commitments.

(f)  Reimbursement.  If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing or a Swing Line Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swing Line Loan.

If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.

(g)  Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.

Neither the Administrative Agent, the Revolving Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that:

(i)  the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

(ii)  the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii)  this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

(h)  Disbursement Procedures.  The Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Revolving Lenders with respect to any such LC Disbursement.

(i)  Interim Interest.  If the Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.11(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Lender shall be for the account of such Revolving Lender to the extent of such payment.

(j)  Replacement of the Issuing Lender.  The Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender.  The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Lender.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.10(b).  From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require.  After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k)  Cash Collateralization.  If an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Loans has been accelerated, Required Revolving Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall immediately deposit into a Collateral Account an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon and any accrued and unpaid fees under Section 2.10(b); provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Article VIII.  Such deposit shall be held by the Administrative Agent in such Collateral Account as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the “Secured Obligations” under and as defined in the Security Agreement, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in such Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

(l)  Deliveries.  Promptly following the end of each calendar quarter, the Issuing Lender shall deliver (through the Administrative Agent) to each Revolving Lender and the Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such quarter.  Upon the request of any Revolving Lender from time to time, the Issuing Lender shall deliver any other information reasonably requested by such Revolving Lender with respect to each Letter of Credit then outstanding.

SECTION 2.05.  Funding of Borrowings.

(a)  Funding by Lenders.  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, provided that Swing Line Loans shall be made as provided in Section 2.01(d).  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(f) shall be remitted by the Administrative Agent to the Issuing Lender.

(b)  Presumption by the Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.06.  Interest Elections.

(a)  Elections by the Borrower for Borrowing.  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swing Line Borrowings, which may not be converted or continued.

(b)  Notice of Elections.  To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)  Information in Interest Election Requests.  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)  the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

(ii)  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)  whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)  if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)  Notice by the Administrative Agent to Lenders.  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)  Failure to Elect; Events of Default.  If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing (other than a Swing Line Borrowing).  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing (other than a Swing Line Borrowing) at the end of the Interest Period applicable thereto.

(f)  Limitations on Lengths of Interest Periods.  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue as a Eurodollar Borrowing:  (i) any Revolving Borrowing if the Interest Period requested with respect thereto would begin before and end after the Original Revolving Maturity Date or begin before and end after the Extended Revolving Maturity Date; (ii) any Term Borrowing if the Interest Period requested with respect thereto would end after the Term Loan Maturity Date therefor; (iii) any Tranche B Term Loan if the Interest Period therefor would commence before and end after any Tranche B Term Loan Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Tranche B Term Loans having Interest Periods that end after such Tranche B Term Loan Principal Payment Date shall be equal to or less than the aggregate principal amount of the Tranche B Term Loans permitted to be outstanding after giving effect to the payments of principal required to be made on such Tranche B Term Loan Principal Payment Date; (iv) any Incremental Borrowing of any Series if the Interest Period requested with respect thereto would end after the Incremental Loan Maturity Date for such Series; or (v) any Incremental Loan of any Series if the Interest Period therefor would commence before and end after any Incremental Loan Principal Payment Date for such Series unless, after giving effect thereto, the aggregate principal amount of the Incremental Loans of such Series having Interest Periods that end after such Incremental Loan Principal Payment Date shall be equal to or less than the aggregate principal amount of the Incremental Loans of such Series permitted to be outstanding after giving effect to the payments of principal required to be made on such Incremental Loan Principal Payment Date.

SECTION 2.07.  Termination and Reduction of the Commitments.

(a)  Scheduled Termination.  Unless previously terminated, (i) the Tranche B Term Loan Commitments and the Tranche B-1 Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Fourth Restatement Effective Date, (ii) the Revolving Commitment of each Non-Extending Revolving Lender shall terminate on the Original Revolving Maturity Date and (iii) the Revolving Commitment of each Extending Revolving Lender shall terminate on the Extended Revolving Maturity Date.

(b)  Test Date Reductions.  Notwithstanding anything to the contrary in this Agreement, if on any date (the “Test Date”) the maturity date for any of the then outstanding Other Debt shall fall within six months of the Test Date, then all Commitments shall automatically reduce to zero on the Test Date.

(c)  Voluntary Termination or Reduction.  The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class pursuant to this Section shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the total Revolving Exposures would exceed the total Revolving Commitments.  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under this paragraph (c) at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(d)  Effect of Termination or Reduction.  Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.08.  Repayment of Loans; Evidence of Debt.

(a)  Repayment.  The Borrower hereby unconditionally promises to pay the Loans as follows:

(i)  to the Administrative Agent (A) for the account of each Non-Extending Revolving Lender the outstanding principal amount of each Revolving Loan of such Non-Extending Revolving Lender on the Original Revolving Maturity Date and (B) for the account of each Extending Revolving Lender the outstanding principal amount of each Revolving Loan of such Extending Revolving Lender on the Extended Revolving Maturity Date;

(ii)  to the Administrative Agent for the account of each Tranche B Term Loan Lender the outstanding principal amount of the Tranche B Term Loan of such Lender on each Tranche B Term Loan Principal Payment Date set forth below in an aggregate principal amount equal to the percentage of the aggregate original principal amount of the Tranche B Term Loans outstanding as of the Fourth Restatement Effective Date set forth opposite such Tranche B Term Loan Principal Payment Date (subject to adjustment pursuant to paragraph (b) of this Section):

Tranche B Term Loan Principal Payment Date Falling on or Nearest to:	Amounts (%):
March 31, 2011	0.25
June 30, 2011	0.25
September 30, 2011	0.25
December 31, 2011	0.25
March 31, 2012	0.25
June 30, 2012	0.25
September 30, 2012	0.25
December 31, 2012	0.25
March 31, 2013	0.25
June 30, 2013	0.25
September 30, 2013	0.25
December 31, 2013	0.25
March 31, 2014	0.25
June 30, 2014	0.25
September 30, 2014	0.25
December 31, 2014	0.25
March 31, 2015	0.25
June 30, 2015	0.25
September 30, 2015	0.25
Tranche B Term Loan Maturity Date	95.25

(iii)  to the Administrative Agent for the account of the Tranche B-1 Term Loan Lender the outstanding principal amount of the Tranche B-1 Term Loan on the Tranche B-1 Term Loan Maturity Date;

(iv)  to the Administrative Agent for the account of each Incremental Lender of any Series, the outstanding principal amount of each Incremental Loan of such Lender on the Incremental Loan Principal Payment Dates for such Series and in such amounts as shall be agreed upon pursuant to Section 2.01(c) pursuant to the related Incremental Loan Amendment for such Series (subject to adjustment pursuant to paragraph (b) of this Section); and

(v)  to the Swing Line Lender the then outstanding principal amount of each Swing Line Loan on the earlier of the Extended Revolving Maturity Date and the first date after such Swing Line Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swing Line Loan is made, provided that (A) on each date a Revolving Borrowing is made, the Borrower shall repay all Swing Line Loans then outstanding and (B) the Borrower shall repay all Swing Line Loans outstanding on the Original Revolving Maturity Date.

(b)  Adjustment of Amortization Schedule.  (i)  Notwithstanding anything to the contrary in this Agreement, if on any date (the “Test Date”) the maturity date for any of the then outstanding Other Debt shall fall within six months of the Test Date, then each Revolving Maturity Date, each Term Loan Maturity Date and each Incremental Loan Maturity Date shall automatically be accelerated to the Test Date and all of the Loans shall thereupon be due and payable on the Test Date, together with all interest and fees accrued thereon or in respect thereof and any amounts payable pursuant hereto, including Sections 2.13, 2.14 and 2.15.

(ii)  Prepayments of Term Loans or Incremental Loans shall be applied in the order specified in Section 2.09(a) or Section 2.09(b)(iii), as applicable.  To the extent not previously paid, all

Term Loans shall be due and payable on the Term Loan Maturity Date for such Term Loans.  To the extent not previously paid, all Incremental Loans of any Series shall be due and payable on the Incremental Loan Maturity Date for such Series.

(c)  Manner of Payment.  Prior to any repayment or prepayment of any Borrowings of either Class hereunder (other than the Tranche B-1 Term Loans), the Borrower shall select the Borrowing or Borrowings of the applicable Class to be paid and shall notify the Administrative Agent (and, in the case of repayment or prepayment of a Swing Line Loan, the Swing Line Lender) by telephone (confirmed by telecopy) of such selection not later than 10:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings of either Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class.  If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first).

(d)  Maintenance of Loan Accounts by Lenders.  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(e)  Maintenance of Loan Accounts by the Administrative Agent.  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(f)  Effect of Loan Accounts.  The entries made in the accounts maintained pursuant to paragraph (d) or (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(g)  Promissory Notes.  Any Lender may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.09.  Prepayment of Loans.

(a)  Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.  Any prepayment of the Tranche B Term Loans and/or the Incremental Loans pursuant to this paragraph shall be applied ratably to the then outstanding Tranche B Term Loans and Incremental Loans and, in each case, ratably to the respective remaining installments thereof.  Any partial prepayment shall be in an amount that is $1,000,000 or a larger multiple of $100,000.  Notwithstanding anything herein to the contrary, the Borrower shall have the right at any time and from time to time to prepay the Tranche B-1 Term Loans, subject to the requirements of this Section.

(b)  Mandatory Prepayments in Respect of Asset Sales and Recovery Events. The Borrower will prepay the Loans and/or reduce the Revolving Commitments, as follows:

(i)  Assets Sales and Recovery Events.  If the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Prepayment Asset Sale or Recovery Event which, taken together with the Net Cash Proceeds for all prior such Prepayment Events from and after the Fourth Restatement Effective Date as to which a prepayment has not yet been made under this paragraph, shall exceed $5,000,000 in the aggregate (such excess amount, the “Excess Disposition Proceeds”), then (unless a Reinvestment Notice shall have been delivered in respect such Prepayment Asset Sale or Recovery Event, subject to the proviso below) an amount equal to the Relevant Percentage of such Excess Disposition Proceeds shall be applied on each Relevant Application Date toward the prepayment of the Loans and/or the reduction of the Revolving Commitments as set forth in paragraph (b)(iii) of this Section; provided that (i) not more than $75,000,000 in the aggregate of Excess Disposition Proceeds may be subject to Reinvestment Notices from and after the Fourth Restatement Effective Date and (ii) on each Reinvestment Prepayment Date, an amount equal to the Relevant Percentage of the Reinvestment Prepayment Amount with respect to such Prepayment Asset Sale or Recovery Event, as the case may be, shall be so applied to the prepayment of the Loans and/or the reduction of the Revolving Commitments as set forth in paragraph (b)(iii) of this Section.  If the Borrower shall have provided a Reinvestment Notice with respect to the Net Cash Proceeds of any Prepayment Asset Sale or Recovery Event, the Borrower shall promptly deposit and (except for the prepayment of Revolving Loans, if any, required by the proviso below) thereafter maintain such Net Cash Proceeds in a deposit account of the Borrower for which an account control agreement shall be in effect with the relevant depositary bank and the Administrative Agent pursuant to the Security Agreement pending the application of such proceeds in accordance with such Reinvestment Notice (or as otherwise required to be applied pursuant to this Section); provided that if on the date such Reinvestment Notice is given to the Administrative Agent the total Revolving Exposure shall exceed $10,000,000, the Borrower shall, within five Business Days following such date, prepay Revolving Loans to the extent of such excess (and, for avoidance of doubt, Revolving Commitments shall not be reduced in connection with such prepayment).

(ii)  Certain Debt Incurrence.  If the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any issuance or incurrence of Indebtedness constituting a Prepayment Event, then an amount equal to the Relevant Percentage of such Net Cash Proceeds shall be applied on each Relevant Application Date toward the prepayment of the Loans and/or the reduction of the Revolving Commitments as set forth in paragraph (b)(iii) of this Section.

(iii)  Application.  Each such prepayment pursuant to this paragraph (b) shall be applied, first, ratably to the then outstanding Tranche B Term Loans and Incremental Loans and, in each case, in the inverse order of their respective maturities, and, second, to reduce permanently the Revolving Commitments.  Any such reduction of the Revolving Commitments shall be accompanied by prepayment of the Revolving Loans and/or Swing Line Loans to the extent, if any, that the total Revolving Exposure exceeds the total Revolving Commitments as so reduced, provided that if the aggregate principal amount of Revolving Loans and Swing Line Loans then outstanding is less than the amount of such excess (because LC Exposure constitutes a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or cash collateralize such LC Exposure with respect thereto in accordance with Section 2.04(k).

(c)  Mandatory Prepayments in Respect of Revolving Loans.  If at any time the sum of cash and Permitted Investments of the Borrower and its Subsidiaries (excluding amounts held in the Initial Second Priority Debt Proceeds Collateral Account) shall exceed $25,000,000 for a period of 10 consecutive days, the Borrower shall, not later than the third Business Day following each such period, prepay Revolving Loans and/or Swing Line Loans in the amount of such excess.

(d)  Notices, Etc.  The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any optional prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 10:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of prepayment (except that, in the case of any prepayment of the Tranche B-1 Term Loans, such notice may be given not later than 10:00 a.m., New York City time, on the date of prepayment (or such later time as the Administrative Agent shall agree)).  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and shall be made in the manner specified in Section 2.08(c).

SECTION 2.10.  Fees.

(a)  Commitment Fee.  The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Revolving Commitment Fee Rate with respect to such Revolving Lender (subject to paragraph (d) of this Section) on the average daily unused amount of its Revolving Commitment during the period from and including the Fourth Restatement Effective Date to but excluding the earlier of the date such Revolving Commitment terminates and the Revolving Maturity Date with respect to such Revolving Commitment.  Accrued commitment fees shall be payable in arrears on each Quarterly Date and the earlier of the date such Revolving Commitment terminates and such Revolving Maturity Date, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees, the Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans, LC Exposure of such Lender and, with respect to the outstanding Swing Line Loans (if any), the aggregate amount of participations therein that have been funded by the Lenders in accordance with the last paragraph of Section 2.01(d).

(b)  Letter of Credit Fees.  The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Letter of Credit Fee Rate for such Revolving Lender on the average daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Fourth Restatement Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any

LC Exposure, and (ii) to the Issuing Lender a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Lender on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Fourth Restatement Effective Date to but excluding the later of the date of termination of all of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Fourth Restatement Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments of the Non-Extending Revolving Lenders or the Extending Revolving Lenders, as applicable, terminate and any such fees accruing after the date on which such Revolving Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)  Administrative Agent Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)  Extending Revolving Lender Fees.  Prior to the Original Revolving Maturity Date, to the extent the Applicable Revolving Commitment Fee Rate for commitment fees payable for any period under paragraph (a) of this Section to the Extending Revolving Lenders shall exceed the Applicable Revolving Commitment Fee Rate for commitment fees payable for such period thereunder to the Non-Extending Revolving Lenders, (i) for purposes of such paragraph (a), the commitment fees payable for such period thereunder to all Revolving Lenders shall be calculated and paid at the Applicable Revolving Commitment Fee Rate applicable to the Non-Extending Revolving Lenders and (ii) the Borrower agrees to pay to the Extending Revolving Lenders an extension fee in consideration of the agreements of the Extending Revolving Lenders hereunder for such period equal to (A) the difference between the commitment fees that would have payable for such period to the Extending Revolving Lenders under such paragraph (a) had such fees been calculated at the Applicable Revolving Commitment Fee Rate for the Extending Revolving Lenders (without regard to clause (i) above) and (B) the commitment fees payable to the Extending Revolving Lenders for such period under such clause (i) (which extension fees shall payable at the same times as the fees payable under such clause (i) and calculated on the same basis).

(e)  Payment of Fees.  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances.

SECTION 2.11.  Interest.

(a)  ABR Loans.  The Loans comprising each ABR Borrowing (including each Swing Line Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)  Eurodollar Loans.  The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)  Default Interest.  Notwithstanding the foregoing, during any period that a Post-Default Condition exists (whether or not the same is thereafter cured), the Borrower hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender (whether or not then due), on any reimbursement obligation in respect of an LC Disbursement owing to such Lender and on any other amount then due and payable by the Borrower hereunder.

(d)  Payment of Interest.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the relevant Revolving Commitments, respectively; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the Revolving Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the current Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(e)  Computation.  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.12.  Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)  the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b)  if such Borrowing is of a particular Class of Loans, the Administrative Agent is advised by the Required Lenders of such Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing (other than a Swing Line Borrowing).

SECTION 2.13.  Increased Costs.

(a)  Increased Costs Generally.  If any Change in Law shall:

(i)  impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any

Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Lender; or

(ii)  impose on any Lender or the Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)  Capital Requirements.  If any Lender or the Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

(c)  Certificates from  Lenders.  A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)  Delay in Requests.  Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 45 days prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 45-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.14.  Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.09(d) and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.15.  Taxes.

(a)  Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)  Payment of Other Taxes by the Borrower.  In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)  Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

(d)  Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)  Foreign Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)  Payments by the Obligors.  Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.13, 2.14 or 2.15, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except as otherwise expressly provided in the relevant Loan Document, and except payments to be made directly to the Issuing Lender or the Swing Line Lender as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 10.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in dollars.

(b)  Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)  Pro Rata Treatment.  Except to the extent otherwise provided herein:  (i) each Borrowing of a particular Class shall be made from the relevant Lenders, each payment of commitment fee under Section 2.10 shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.07 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Borrowing of any Class shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Loans) or their respective Loans of such Class (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Revolving Loans, Term Loans and Incremental Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (iv) each payment of interest on Revolving Loans, Term Loans and Incremental Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

(d)  Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swing Line Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swing Line Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swing Line Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swing Line Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swing Line Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

(e)  Presumptions of Payment.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

(f)  Certain Deductions by the Administrative Agent.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(e) or (f), 2.05(b) or 2.16(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent hereunder for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.17.  Mitigation Obligations; Replacement of Lenders.

(a)  Designation of a Different Lending Office.  If  any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The

Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)  Replacement of Lenders.  If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender becomes a Defaulting Lender, or if any Lender does not agree to any request by the Borrower for a consent, approval, amendment or waiver hereunder that requires the consent or approval of all of  the Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Lender and the Swing Line Lender), which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.18.  Defaulting Lender.  Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then so long as such Revolving Lender is a Defaulting Lender:  (a) if any Swing Line Exposure or LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender, the Borrower shall within one Business Day following notice by the Administrative Agent (i) first, prepay such Swing Line Exposure (or, if the Swing Line Lender shall agree, cash collateralize 100% of such Defaulting Lender’s Swing Line Exposure therein and otherwise in accordance with the procedures set forth in Section 2.04(k) for so long as such Swing Line Exposure is outstanding) and (ii) second, cash collateralize such Defaulting Lender’s LC Exposure in an amount equal to 100% of such LC Exposure and otherwise in accordance with the procedures set forth in Section 2.04(k) for so long as such LC Exposure is outstanding; and (b) the Swing Line Lender shall not be required to fund any Swing Line Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure therein of such Defaulting Lender will be 100% cash collateralized by the Borrower in accordance with this Section.

ARTICLE III

GUARANTEE

SECTION 3.01.  The Guarantee.  The Guarantors hereby jointly and severally guarantee to each of the Secured Parties and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations hereunder and the other Loan Documents, including all obligations of the Borrower and its Subsidiaries arising under any Secured Hedging Agreements, in each case strictly in accordance with the terms thereof and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower or any other Obligor, whether or not such interest or expenses are allowed as a claim in such proceeding (such obligations being herein collectively called the “Guaranteed Obligations”).  The Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 3.02.  Obligations Unconditional.  The obligations of the Guarantors under Section 3.01 are absolute and unconditional, and joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

(i)  at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)  any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(iii)  the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(iv)  any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

SECTION 3.03.  Reinstatement.  The obligations of the Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

SECTION 3.04.  Subrogation.  The Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

SECTION 3.05.  Remedies.  The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 3.01.

SECTION 3.06.  Instrument for the Payment of Money.  Each Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

SECTION 3.07.  Continuing Guarantee.  The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

SECTION 3.08.  Rights of Contribution.  The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations.  The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Fourth Restatement Effective Date, as of the Fourth Restatement Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

SECTION 3.09.  General Limitation on Guarantee Obligations.  In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each of the Borrower (as to itself and its Subsidiaries only) and the Holding Company represents and warrants to the Lenders that:

SECTION 4.01.  Organization; Powers. Except as set forth in Schedule 4.01, each of the Holding Company, the Borrower and the Borrower’s Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 4.02.  Authorization; Enforceability.  The Transactions are within each Obligor’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder or member action.  This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 4.03.  Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings or recordings in respect of the Liens created pursuant to the Security Documents, (iii) the filing with the FCC of certain of the Loan Documents as required by Section 73.3613 of the FCC’s rules and (iv) the approval by the FCC of the acquisition of any Broadcast License, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Holding Company, the Borrower or any of the Borrower’s Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Holding Company, the Borrower or any of the Borrower’s Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents and the Liens permitted under Section 7.02(n), will not result in the creation or imposition of any Lien on any asset of the Holding Company, the Borrower or any of the Borrower’s Subsidiaries.

SECTION 4.04.  Financial Condition; Material Adverse Change.

(a)  Financial Condition.  The Borrower has heretofore furnished to the Lenders (i) its consolidated balance sheets and statements of income, stockholders’ equity and cash flows as of and for the fiscal years ended December 31, 2007 and December 31, 2008, reported on by Ernst & Young LLP, independent public accountants and (ii) its unaudited consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal quarter ended June 30, 2009, certified by a Financial Officer of the Borrower.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such respective dates and for such respective fiscal years or fiscal quarter, as the case may be, on a consolidated basis in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the financial statements referred to in clause (ii) of the first sentence of this paragraph.

The Holding Company has heretofore furnished to the Lenders (i) its consolidated balance sheets and statements of income, stockholders’ equity and cash flows as of and for the fiscal years ended December 31, 2007 and December 31, 2008, reported on by Ernst & Young LLP, independent public accountants and (ii) its unaudited consolidated balance sheet and statements of income, stockholders’ equity and cash flows as of and for the fiscal quarter ended June 30, 2009, certified by a Financial Officer of the Holding Company.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Holding Company and its Subsidiaries as of such respective dates and for such respective fiscal years or fiscal quarter, as the case may be, on a consolidated basis in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the financial statements referred to in clause (ii) of the first sentence of this paragraph.

(b)  No Material Adverse Change.  Since December 31, 2008, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

SECTION 4.05.  Properties.

(a)  Property Generally.  Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 7.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b)  Intellectual Property.  Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.06.  Litigation and Environmental Matters.

(a)  Actions, Suits and Proceedings.  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Holding Company, the Borrower or any of the Borrower’s Subsidiaries (including the Unrestricted Subsidiaries) (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than any such action, suit or proceeding disclosed in Schedule 4.06(a)) or (ii) that involve this Agreement or the Transactions.

(b)  Environmental Matters.  Except for the matters disclosed in Schedule 4.06(b) and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (including Unrestricted Subsidiaries) (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

The Borrower and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

In addition, except as set forth in Schedule 4.06(b):

(i)  No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Borrower and its Subsidiaries, threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Borrower or any of its Subsidiaries, except to the extent such failure, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(ii)  Neither the Borrower nor any of its Subsidiaries or Environmental Affiliates has operated a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute at any property now or previously owned or leased by the Borrower or any of its Subsidiaries or Environmental Affiliates to an extent that, individually or in the aggregate, it has, or could reasonably be expected to result in a Material Adverse Effect; and, to the knowledge of the Borrower and its Subsidiaries, except to an extent that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(A)  no substance containing PCBs is or has been present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries or Environmental Affiliates;

(B)  no asbestos is or has been present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries or Environmental Affiliates;

(C)  there are no underground storage tanks active or abandoned, at any property now or previously owned or leased by the Borrower or any of its Subsidiaries or Environmental Affiliates;

(D)  no Hazardous Materials have been Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by the Borrower or any of its Subsidiaries or Environmental Affiliates; and

(E)  no Hazardous Materials have been otherwise Released at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries.

(iii)  To the knowledge of the Borrower and its Subsidiaries, neither the Borrower nor any of its Subsidiaries or Environmental Affiliates has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the Comprehensive Environmental Response, Compensation, and Liability Information System (“CERCLIS”) or on any similar state list or which is the subject of Federal, state or local enforcement actions or other investigations which may lead to claims against the Borrower or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

(iv)  To the knowledge of the Borrower and its Subsidiaries, no Hazardous Material generated by the Borrower or any of its Environmental Affiliates has been recycled, treated, stored, disposed of or Released by the Borrower or any of its Environmental Affiliates at any location other than those listed in Schedule 4.06(b).

(v)  To the knowledge of the Borrower and its Subsidiaries, no oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities list promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

(vi)  To the knowledge of the Borrower and its Subsidiaries, no Liens have arisen under or pursuant to any Environmental Laws on any of the real property or properties owned or leased by the Borrower or any of its Subsidiaries, and no government actions have been taken or are in process which could subject any of such properties to such Liens and neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

(vii)  There have been no material environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Borrower or any of its Subsidiaries in relation to any property or facility now or previously owned or leased by the Borrower or any of its Subsidiaries which have been prepared or conducted within the previous five years and have not been made available to the Lenders.

(c)  Disclosed Matters.  Since the date hereof, there has been no change in the status of the matters disclosed in Schedule 4.06(a) and Schedule 4.06(b) that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 4.07.  Compliance with Laws and Agreements.  Each of the Holding Company, the Borrower and the Borrower’s Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

SECTION 4.08.  Investment Company Status.  None of the Holding Company, the Borrower or any of the Borrower’s Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 4.09.  Taxes.  Each of the Holding Company, the Borrower and the Borrower’s Subsidiaries has timely filed or caused to be filed all United States Federal and all other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.10.  ERISA.  The Holding Company, the Borrower and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

SECTION 4.11.  Disclosure.  The Obligors have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Lender in connection with the negotiation of this Agreement and the other Loan Documents (including the information set forth in the Confidential Information Memorandum) or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower and the Holding Company represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 4.12.  Use of Credit.  Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

SECTION 4.13.  Indebtedness and Liens.

(a)  Indebtedness.  Schedule 7.01 is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding on the date hereof, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in such schedule.

(b)  Liens.  Schedule 4.13(b) is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Schedule 4.13(b).

SECTION 4.14.  Subsidiaries and Investments.

(a)  Subsidiaries.  Set forth in Schedule 4.14(a) is a complete and correct list of all of the Subsidiaries of the Borrower as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests.  Each of the Borrower and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents and the Liens permitted under Section 7.02(n)), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Schedule 4.14(a), all of the issued and outstanding Capital Stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable, and there are no outstanding Equity Rights with respect to such Person.

(b)  Investments.  Set forth in Schedule 4.14(b) is a complete and correct list of all Investments (other than Investments disclosed in Schedule 4.14(a) and other than Investments of the types referred to in clauses (b), (c), (e) and (f) of Section 7.07) in an amount exceeding $1,000,000 held by the Borrower or any of its Subsidiaries in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment.  Except as disclosed in Schedule 4.14(b), each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents and the Liens permitted under Section 7.02(n)), all such Investments.

(c)  Subsidiaries Not Subject to Certain Restrictions.  None of the Subsidiaries of the Borrower is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type prohibited under Section 7.10.

SECTION 4.15.  Broadcast Licenses.

(a)  Schedule 4.15 accurately and completely lists, as of the date hereof, for each Owned Station, all Broadcast Licenses granted or assigned to the Borrower or any of its Subsidiaries, or under which the Borrower and its Subsidiaries have the right to operate such Owned Station.  The Broadcast Licenses listed in Schedule 4.15 with respect to any Owned Station include all material authorizations, licenses and permits issued by the FCC that are required or necessary for the operation of such Owned Station, and the conduct of the business of the Borrower and its Subsidiaries with respect to such Owned Station, as now conducted or proposed to be conducted.  The Broadcast Licenses listed in Schedule 4.15 are issued in the name of the respective License Subsidiary for the Owned Station being operated under authority of such Broadcast Licenses and are on the date hereof validly issued and in full force and effect, and the Borrower and its Subsidiaries have fulfilled and performed in all material respects all of their obligations with respect thereto and have full power and authority to operate thereunder.

(b)  Schedule 4.15 accurately and completely lists, as of the date hereof, for each Contract Station, all Broadcast Licenses granted or assigned to the Material Third-Party Licensee for such Contract Station, or under which the Material Third-Party Licensee for such Contract Station has the right to operate such Contract Station.  The Broadcast Licenses listed in Schedule 4.15 with respect to any Contract Station include all material authorizations, licenses and permits issued by the FCC that are required or necessary for the operation of such Contract Station, and the conduct of the business of the Material Third-Party Licensee for such Contract Station with respect to such Contract Station, as now conducted or proposed to be conducted.  The Broadcast Licenses listed in Schedule 4.15 are issued in the name of the Material Third-Party Licensee for the Contract Station being operated under authority of such Broadcast Licenses and are on the date hereof validly issued and in full force and effect, and, to the best of the Borrower’s knowledge, the Material Third-Party Licensee for such Contract Station has fulfilled and performed in all material respects all of its obligations with respect thereto and has full power and authority to operate thereunder.

SECTION 4.16.  Solvency.  As of the date hereof (and after giving effect to the extensions of credit hereunder and to the other transactions contemplated hereby), (i) the aggregate value of all properties of the Borrower and its Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six to eighteen months, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the properties in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Borrower and its Subsidiaries, (ii) the Borrower and its Subsidiaries will not, on a consolidated basis, have unreasonably small capital with which to conduct their business operations as heretofore conducted and (iii) the Borrower and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

SECTION 4.17.  Security Documents.  (a)  The Security Agreement is effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, a legal, valid and enforceable first priority security interest in the Collateral described therein (including any proceeds of any item of Collateral).  In the case of (i) the pledged securities described in the Security Agreement, when any certificates or notes, as applicable, representing such pledged securities are delivered to the Administrative Agent and (ii) the other Collateral described in the Security Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.17 (which financing statements have been duly completed and executed (as applicable) and delivered to the Administrative Agent), the Administrative Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Obligors in such Collateral (including any proceeds of any item of Collateral) (to the extent a security interest in such Collateral can be perfected through the filing of financing statements in the offices specified on Schedule 4.17 and through the delivery of such pledged securities), as security for the Obligations, in each case prior and superior in right to any other Person, other than with respect to Liens permitted under Section 7.02.

(b)  Each Mortgage executed and delivered by each Obligor on or after the Fourth Restatement Effective Date pursuant to clause (d) of the Collateral and Guarantee Requirement and Section 6.11 shall be effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest on all of such Obligors’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgage is filed or recorded in the proper real estate filing or recording office, the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of such Obligor in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the UCC, the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Liens permitted under Section 7.02.

SECTION 4.18.  Real Property.  Schedule 4.18(a) lists as of the Fourth Restatement Effective Date all Real Property owned by the Borrower and its Subsidiaries, the address or location thereof and the state in which such property is located.  Schedule 4.18(b) lists as of the Fourth Restatement Effective Date all Real Property leased by the Borrower and its Subsidiaries, the address or location thereof and the state in which such property is located.  The Borrower and its Subsidiaries will own or hold all easements, rights-of-way, licenses in respect of Real Property and similar rights as are necessary for the acquisition, ownership and operation of the Stations.

ARTICLE V

CONDITIONS

SECTION 5.01.  Amendment and Restatement Effective Date.  The amendment and restatement of the Existing Credit Agreement provided for hereby and the obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):

(a)  This Agreement.  Counterparts of this Agreement signed on behalf of each Obligor, the Issuing Lender, the Swing Line Lender, the Administrative Agent, each Tranche B Term Loan Lender, the Tranche B-1 Term Loan Lender, the Required Revolving Lenders under (and as defined in) the Existing Credit Agreement, and (for purposes of Section 10.16) Lehman Commercial Paper Inc. (or, in each case, written evidence satisfactory to the Administrative Agent, which may include telecopy transmission of, as applicable, a signed signature page of this Agreement or the relevant Lender Addendum from any Lender as provided below); provided that (i) each Tranche B Term Loan Lender and each Revolving Lender which executes and delivers a Lender Addendum in the respective form required hereby shall be deemed to execute this Agreement, (ii) Tranche B Term Loan Lender Addenda (or signed signature pages of this Agreement) shall have been received from Tranche B Term Loan Lenders with respect to Tranche B Term Loan Commitments in an aggregate amount of $330,000,000 (and each such Tranche B Term Loan Lender Addenda shall have been accepted by the Borrower and the Administrative Agent), (iii) Revolving Lender Addenda (or signed signature pages of this Agreement) shall have been received from Revolving Lenders which agree to be Extending Revolving Lenders hereunder with respect to an aggregate amount of Revolving Commitments of not less than $75,000,000 (and each such Revolving Lender Addenda shall have been accepted by the Borrower and the Administrative Agent), (iv) the Revolving Lenders which shall execute (or be deemed to execute) this Agreement hereby agree to waive all requirements under the Existing Credit Agreement with respect to prior notice (or minimum amount) of the prepayments of Loans under (and as defined in) the Existing Credit Agreement as of the Fourth Restatement Effective Date contemplated under clause (f) of this Section and (v) the parties hereto agree that, effective as of the Fourth Restatement Effective Date, the Revolving Commitments of the Revolving

Lenders shall be the respective amounts for the Revolving Lenders as set forth in Schedule 1.01(a) (and, without limiting the foregoing, the Revolving Commitment of Lehman Commercial Paper Inc. under the Existing Credit Agreement shall terminate in full in accordance with Section 10.16).

(b)  Other Concurrent Transactions.  Evidence that (i) the Initial Second Priority Debt Transactions shall have been consummated (and the Administrative Agent shall have received copies of each of the executed Initial Security Priority Debt Documents requested by the Administrative Agent), (ii) the Tender Offer shall not have been withdrawn, terminated or amended and (iii) the Cunningham Amendments shall have become effective (and the Administrative Agent shall have received copies of each such amendment).

(c)  Collateral Documents.

(i)  Security Agreement.  The Security Agreement, duly executed and delivered by each of the parties thereto, and the certificates identified under the name of such Obligor in Annex 1 thereto, in each case accompanied by undated stock or similar powers executed in blank.  In addition, each Obligor party to the Security Agreement shall have taken such other action (including delivering to the Administrative Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

(ii)  Intercreditor Agreement.  The Second Lien Intercreditor Agreement, duly executed and delivered by each of the parties thereto.

(iii)  Other Collateral Documents.  The Fourth Restatement Effective Date Collateral Requirement shall have been satisfied (subject to clause (c)(vi) below), and the Administrative Agent shall have received all the documents required thereby.

(iv)  Consent and Agreement.  A Consent and Agreement with respect to each Contract Station as of the Fourth Restatement Effective Date, duly executed and delivered by each of the parties thereto (subject to clause (c)(vi) below).

(v)  Insurance.  A certificate of a Financial Officer of the Borrower setting forth the insurance obtained by it in accordance with the requirements of Section 6.05 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid (including evidence of designation of the Administrative Agent as loss payee and additional insured with respect to such insurance to the extent required under Section 6.05).

(vi)  Post-Closing Matters.  If applicable, the Administrative Agent and the Borrower shall have entered into a letter agreement referred to in clause (d) of the definition of “Collateral and Guarantee Requirement”.

(d)  Corporate Documents.

(i) Certificates.  The Administrative Agent shall have received the following documents in form and substance satisfactory to the Administrative Agent, each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Administrative Agent: (A) a certificate, signed by a senior officer of the Borrower and each other Obligor, as of the Fourth Restatement Effective Date, as to: (I) the absence of any Default or Event of Default; (II) the truth of the representations and warranties contained in the Loan Documents; and (III) confirming the satisfaction of the conditions under this Section 5.01 and confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 5.02; (B) a certificate of each Obligor, dated the Fourth Restatement Effective Date and executed by its secretary or assistant secretary, which shall (I) certify the resolutions of its board of directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party; (II) identify by name and title and bear the signatures of the officers of such Obligor authorized to sign the Loan Documents to which it is a party, and (III) contain appropriate attachments, including the charter, by-laws or other organizational documents of each Obligor and, if applicable, a true and correct copy of its by-laws or operating, management or partnership agreement (or a bring-down certificate in form and substance satisfactory to the Administrative Agent with respect to any of the foregoing document heretofore delivered to the Administrative Agent to the extent such documents have not been modified and continue in effect); and (C) a good standing certificate for each Obligor from the secretary of state of the jurisdiction of its organization as of the Fourth Restatement Effective Date (or such earlier date as the Administrative Agent shall agree).

(ii)  Other Corporate Documents.  Such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(e)  Opinions of Counsel to the Obligors.  Favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Fourth Restatement Effective Date) of (i) Thomas & Libowitz, P.A., counsel for the Obligors, (ii)  Pillsbury Winthrop Shaw Pittman LLP, counsel for the Obligors and (iii) such other counsel of the Obligors reasonably satisfactory to the Administrative Agent, each in form and substance satisfactory to the Administrative Agent (and each Obligor hereby instructs such counsel to deliver such opinions to the Lenders and the Administrative Agent).

(f)  Payments as of the Fourth Restatement Effective Date.  As of the Fourth Restatement Effective Date:

(i)  Existing Loans, Accrued Interest, Etc.  The Borrower shall have (A) prepaid all Term Loans outstanding under (and as defined in) the Existing Credit Agreement (and all accrued and unpaid interest thereon), (B) prepaid all Revolving Loans outstanding under (and as defined in) the Existing Credit Agreement (and all accrued and unpaid interest thereon) and (C) all accrued and unpaid commitment fees and letter of credit fees under the Existing Credit Agreement, accrued to (but not including) the Fourth Restatement Effective Date.

(ii)  Other Fees and Expenses.  The Borrower shall have paid (A) to the Administrative Agent, for the account of each Extending Revolving Lender and each Tranche B Term Loan Lender the fees agreed to be paid to them by the Borrower in connection with this Agreement and (B) to the Administrative Agent (or its affiliates) all fees and expenses, including fees and expenses of counsel to the Administrative Agent, agreed in writing to be paid by the Borrower in connection with the execution and delivery of this Agreement (and, in the case of any such expenses, for which invoices in reasonable detail shall have been submitted to the Borrower at least five Business Days prior to the Fourth Restatement Effective Date).

(g)  USA PATRIOT Act.  Upon the reasonable written request of any Lender to the Borrower at least three Business Days prior to the Fourth Restatement Effective Date, such Lender received from the Borrower and its Subsidiaries documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act.

(h)  Other Documents.  Such other documents as the Administrative Agent or any Lender or special New York counsel to the Administrative Agent may reasonably request.

Notwithstanding the foregoing, the amendment and restatement of the Existing Credit Agreement provided for hereby and the obligations of the Lenders to make Loans and of the Issuing Lender to issue or continue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) on or prior to 3:00 p.m., New York City time, on October 29, 2009.

SECTION 5.02.  Each Credit Event.  The obligation of each Lender to make or maintain a Loan (including an Incremental Loan) on the occasion of any Borrowing, and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)  the representations and warranties of the Borrower and the Holding Company set forth in this Agreement, and of each Obligor in each of the other Loan Documents to which it is a party, shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date);

(b)  at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing; and

(c)  the Borrower shall be in compliance with the indebtedness covenant (if any) under each of the Note Indentures.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

SECTION 5.03.  Each Incremental Loan.  The obligation of each Incremental Lender to make an Incremental Loan is subject to the satisfaction of the following additional conditions:

(a)  after giving pro forma effect to the making of such Incremental Loan, the Borrower shall be in compliance with each of the covenants set forth in Section 7.11; and

(b)  receipt by the respective Incremental Lender and the Administrative Agent of a certificate, dated the date of the making of such Incremental Loan and signed by the President, a Vice President, a Financial Officer, or Secretary of the Borrower, demonstrating in reasonable detail compliance with the foregoing clause (a) of this Section.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Borrower (as to itself and its Subsidiaries only) and the Holding Company covenants and agrees with the Lenders that:

SECTION 6.01.  Financial Statements and Other Information.  The Borrower or the Holding Company, as applicable, will furnish to the Administrative Agent:

(a)  (i) in the case of the Borrower, within 120 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries (excluding Unrestricted Subsidiaries) as of the end of and for such year and (ii) in the case of the Holding Company, within the earlier of (A) 10 days after the date on which the same shall have been filed with the SEC and (B) 100 days after the end of each fiscal year of the Holding Company, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Holding Company and its Subsidiaries as of the end of and for such year, in each case setting forth in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young, LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries (excluding Unrestricted Subsidiaries), or the Holding Company and its Subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP consistently applied;

(b)  (i) in the case of the Borrower, within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries (excluding Unrestricted Subsidiaries) as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year and (ii) in the case of the Holding Company, within the earlier of (A) 10 days after the date on which the same shall have been filed with the SEC and (B) 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Holding Company, the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Holding Company and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, in each case setting forth in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower or the Holding Company, as the case may be, as presenting fairly in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries (excluding Unrestricted Subsidiaries), or the Holding Company and its Subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)  concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower and (as to sub-clauses (i) and (ii)

below only) the Holding Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (iii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.01, 7.02(k), 7.04(e), 7.05(c), 7.05(d), 7.06, 7.07(h), 7.07(i), 7.07(j), 7.08, 7.11 and 7.18;

(d)  promptly after the same become publicly available, copies of all periodic and other material reports (including reports on Form 8-K), registration statements and proxy statements filed by the Holding Company or the Borrower with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Holding Company or the Borrower to its shareholders generally or to the holders of any class or issue of securities of the Holding Company or the Borrower generally, as the case may be, and promptly upon the receipt thereof by the Holding Company or the Borrower, copies of any material notices, reports or other communications from any holder of any Indebtedness evidenced or provided by the Other Debt Documents (or, in any case, the Representative of such holder);

(e)  promptly upon their becoming available, copies of any and all periodic or special reports filed by the Holding Company, the Borrower or any of the Borrower’s Subsidiaries with the FCC or with any other Federal, state or local governmental authority, if such reports indicate any material adverse change in the business, operations, affairs or condition of the Borrower or any of its Subsidiaries or if copies thereof are requested by any Lender or the Administrative Agent, and copies of any and all material notices and other material communications from the FCC or from any other Federal, state or local governmental authority with respect to the Borrower, any of its Subsidiaries or any Station;

(f)  promptly following delivery thereof to or by the Borrower or any of its Subsidiaries, copies of all material notices (including notices of default), financial statements, reports, approvals and other material communications that are received by the Holding Company, the Borrower or any of the Borrower’s Subsidiaries from or on behalf of any Material Third-Party Licensee or Affiliate of any Material Third-Party Licensee or furnished by the Holding Company, the Borrower or any of the Borrower’s Subsidiaries to any Material Third-Party Licensee or Affiliate of any Material Third-Party Licensee;

(g)  as soon as available and in any event on or before December 31 of each fiscal year, a budget for the Borrower and its Subsidiaries for the next following fiscal year setting forth anticipated income, expense and capital expenditure items for each quarter during such fiscal year; and

(h)  promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Holding Company, the Borrower or any of the Borrower’s Subsidiaries, any Unrestricted Subsidiary (including its financial statements), any Station (including copies of network affiliation agreements entered into by such Station), any Material Third-Party Licensee or any Person that owns the Capital Stock of any Material Third-Party Licensee, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

SECTION 6.02.  Notices of Material Events.  The Borrower and/or the Holding Company will furnish to the Administrative Agent prompt written notice of the following:

(a)  the occurrence of any Default or (in the case of the Holding Company only) any Default relating to the Holding Company;

(b)  the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Holding Company, the Borrower or any of the Borrower’s Subsidiaries or any of their respective assets, franchises or licenses (including the Broadcast Licenses for Owned Stations) that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect, or against or affecting any Material Third-Party Licensee for a Contract Station or any Broadcast License for such Contract Station that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or the loss of any Broadcast License (other than an Immaterial Broadcast License) for such Contract Station;

(c)  the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Holding Company, the Borrower and its Subsidiaries (including Unrestricted Subsidiaries) in an aggregate amount exceeding $25,000,000;

(d)  the assertion of any environmental matter by any Person against, or with respect to the activities of, the Holding Company, the Borrower or any of the Borrower’s Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any environmental matter or alleged violation that could reasonably be expected to result in liability of the Holding Company, the Borrower and the Borrower’s Subsidiaries (including Unrestricted Subsidiaries) in an aggregate amount exceeding $25,000,000;

(e)  the occurrence of any Prepayment Event;

(f)  the acquisition or formation of any new Subsidiary after the Fourth Restatement Effective Date; and

(g)  any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower or the Holding Company, as applicable, setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 6.03.  Existence; Conduct of Business.  Each of the Borrower and the Holding Company will, and will cause each of the Borrower’s Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises (including the Broadcast Licenses, but excluding Immaterial Broadcast Licenses, for Owned Stations); provided that the foregoing shall not prohibit (a) any merger, consolidation, liquidation or dissolution permitted under Section 7.03 or (b) any merger or consolidation involving the Holding Company (but not involving the Borrower or any of its Subsidiaries).

SECTION 6.04.  Payment of Obligations.  Each of the Borrower and the Holding Company will, and will cause each of the Borrower’s Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Holding Company, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.05.  Maintenance of Properties; Insurance.  Each of the Borrower and the Holding Company will, and will cause each of the Borrower’s Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, provided that the Borrower will in any event maintain (with respect to itself, each of its Subsidiaries and each Owned Station), and will use its commercially reasonable efforts to cause the Material Third-Party Licensee for each Contract Station (or the Person that owns the Capital Stock of such Material Third-Party Licensee) to maintain (with respect to itself and such Contract Station), casualty insurance and insurance against claims and damages with respect to defamation, libel, slander, privacy or other similar injury to person or reputation (including misappropriation of personal likeness), in such amounts as are then customary for Persons engaged in the same or similar business similarly situated.

Each policy of property insurance required to be maintained by the Borrower and its Subsidiaries under this Section shall name the Administrative Agent as loss payee or additional insured and shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days’ written notice to the Administrative Agent, for any occupancy or use of any property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such property.  The Borrower will advise the Administrative Agent promptly of any policy cancellation, reduction or material amendment.

After the Fourth Restatement Effective Date, upon the request of the Administrative Agent at any time or from time to time, not later than 15 Business Days prior to the termination or expiry date of any insurance required to be maintained by the Borrower hereunder, the Borrower shall deliver to the Administrative Agent certificates of insurance evidencing that such insurance has been renewed, subject only to the payment of premiums as they become due.  In addition, the Borrower will not modify in any material respect any of the provisions of any policy with respect to casualty or liability insurance without delivering the original copy of the endorsement reflecting such modification to the Administrative Agent and, if required by the Administrative Agent in writing, accompanied by a written report of any firm of independent insurance brokers of nationally recognized standing, stating that, in their opinion, such policy (as so modified) adequately protects the interests of the Lenders and the Administrative Agent, is in compliance with the provisions of this Section and is comparable in all respects with insurance carried by responsible owners and operators of similar properties.  The Borrower shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section unless the Administrative Agent is the additional insured thereunder, with loss payable as provided herein.  The Borrower shall immediately notify the Administrative Agent whenever any such separate insurance is obtained and shall deliver to the Administrative Agent certificates of insurance evidencing the same.

If any portion of the Mortgaged Properties is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (or any amendment or successor act thereto), the Borrower shall maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance with respect to such property in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to such Act.

SECTION 6.06.  Books and Records; Inspection Rights.  Each of the Borrower and the Holding Company will, and will cause each of the Borrower’s Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  Each of the Borrower and the Holding Company will, and will cause each of the Borrower’s Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

SECTION 6.07.  Compliance with Laws and Contractual Obligations.  Each of the Borrower and the Holding Company will, and will cause each of the Borrower’s Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including Environmental Laws) and all of its Contractual Obligations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.08.  Use of Proceeds and Letters of Credit.  (a)  The proceeds of the Revolving Loans will be used for the general corporate purposes of the Borrower and its Subsidiaries, including working capital requirements, Capital Expenditures, and acquisitions and Investments to the extent permitted hereunder (in each case, in compliance with all applicable legal and regulatory requirements).  Letters of Credit will be issued only for general corporate purposes of the Borrower and its Subsidiaries as specified above.  For avoidance of doubt, the Borrower may use the proceeds of Revolving Loans to prepay the Tranche B-1 Term Loans.

(b)  The proceeds of the Tranche B Term Loans will be used solely to prepay Term Loans under (and as defined in) the Existing Credit Agreement outstanding immediately prior to the Fourth Restatement Effective Date (including interest thereon), to prepay Revolving Loans under (and as defined in) the Existing Credit Agreement outstanding immediately prior to the Fourth Restatement Effective Date (including interest thereon) and to pay fees and expenses relating to the Fourth Restatement Effective Date Transactions.  The proceeds of the Tranche B-1 Term Loans will be used solely to prepay Revolving Loans (and interest thereon) under (and as defined in) the Existing Credit Agreement outstanding immediately prior to the Fourth Restatement Effective Date and/or accrued fees thereunder referred to in Section 5.01(f).

(c)  The proceeds of the Incremental Loans will be used solely for working capital purposes of the Borrower and its Subsidiaries.

(d)  Neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of proceeds of any Loan.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

SECTION 6.09.  Non-Media Subsidiaries; Ownership of Subsidiaries; Unrestricted Subsidiaries.

(a)  Non-Media Subsidiaries.  Notwithstanding anything herein to the contrary, the Borrower shall not be required to cause any Non-Media Subsidiary (or any of such Subsidiary’s Non-Media Subsidiaries) to become a “Subsidiary Guarantor” hereunder or an “Obligor” under the Security

Documents, so long as the following requirements are satisfied:  (i) (A) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Non-Recourse Indebtedness and has not guaranteed or otherwise provided credit support at the time of such designation for any Indebtedness of the Borrower or any of its Subsidiaries (other than the Subsidiaries of such Subsidiary) and (B) such Subsidiary is directly owned by a Guarantor hereunder which is a Wholly Owned Subsidiary and the Capital Stock of such Guarantor has been pledged in favor of the Administrative Agent pursuant to the Security Agreement or (ii) at the time of acquisition of such Subsidiary by the Borrower, the entering into of a Borrower Subsidiary Joinder Agreement by such Subsidiary (and its Subsidiaries) would violate any provision of applicable law or any agreement to which such Subsidiary is a party, provided that if at any time thereafter such Subsidiary (or any of its Subsidiaries) shall cease to be subject to the prohibitions referred to in this clause (ii), the Borrower will take such action, and will cause each of its Subsidiaries to take such action, promptly to ensure that such Subsidiary (and/or the relevant Subsidiary or Subsidiaries of such Subsidiary) become “Subsidiary Guarantors” hereunder and/or “Obligors” under the Security Documents, as applicable, and in that connection to satisfy the Collateral and Guarantee Requirement (and the Administrative Agent is hereby authorized, without further approval of the Lenders, to enter into such amendments to the Security Agreement, if any, or any joinder or other agreement relating thereto as shall be necessary to give effect to the foregoing).

(b)  Ownership of Subsidiaries.  The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is (i) if such Subsidiary is a Non-Media Subsidiary, at least a majority-owned Subsidiary and (ii) otherwise, a Wholly Owned Subsidiary.  In the event that any additional Capital Stock shall be issued by any Subsidiary (other than by any Subsidiary the Capital Stock of which is not required to be pledged pursuant to Section 6.09(a)), the respective Obligor agrees forthwith to deliver to the Administrative Agent pursuant to the Security Agreement the certificates (if any) evidencing such Capital Stock, accompanied by undated stock or other similar powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreement.

(c)  Unrestricted Subsidiaries.  Without limiting the Collateral and Guarantee Requirement, from and after the Fourth Restatement Effective Date, the Borrower shall, and shall cause each of its Subsidiaries (which for this purpose shall include Unrestricted Subsidiaries) to, pledge the Capital Stock of each Unrestricted Subsidiary (which shall include each Subsidiary thereof) pursuant to the Security Agreement and, in that connection, shall deliver to the Administrative Agent all certificates or other instruments (if any) representing such Capital Stock, together with stock powers or other instruments of transfer with respect thereto endorsed in blank or take such other action to effect a valid pledge over such Capital Stock to the Administrative Agent (and the Administrative Agent is hereby authorized, without further approval of the Lenders, to enter into such amendments to the Security Agreement, if any, or any joinder or other agreement relating thereto as shall be necessary to give effect to the foregoing), unless such pledge would violate any provision of applicable law or any agreement to which the Borrower or any such Subsidiary is a party; provided that if at any time such pledge with respect to the Capital Stock of any such Unrestricted Subsidiary shall cease to violate any provision of applicable law or any such agreement, the Borrower will take such action promptly to effect such pledge in accordance with the provisions of this paragraph.

SECTION 6.10.  Designated SBG Subsidiaries.

(a)  Designation.  The Holding Company and the Borrower may, at any time or from time to time upon not less than five Business Days’ notice to the Administrative Agent (or such shorter period which is acceptable to the Administrative Agent), designate any Subsidiary of the Holding Company (other than the Borrower or any of its directly and indirectly owned Subsidiaries) (including any newly acquired or newly formed Subsidiary of the Holding Company) to be a “Designated SBG Subsidiary” for purposes of this Agreement.  The designation by the Holding Company of any Subsidiary of the Holding Company as a Designated SBG Subsidiary hereunder shall be effective subject to satisfaction of the following conditions: (i) immediately before and after giving effect to such designation, no Default shall have occurred or be continuing, (ii) except as provided in the last paragraph of paragraph (b) of this Section, such Subsidiary shall have complied with the requirements of the first paragraph of such paragraph (b) and (iii) the Administrative Agent shall have received a certificate of a senior officer of the Holding Company and the Borrower certifying that the conditions to the designation of such Designated SBG Subsidiary under this Section have been satisfied.

(b)  SBG Subsidiary Guarantors.  Subject to the immediately succeeding paragraph, the Holding Company will cause each Designated SBG Subsidiary to (i) become a “Subsidiary Guarantor” hereunder and an “Obligor” under the Security Agreement pursuant to a SBG Subsidiary Joinder Agreement, duly completed and executed by such Designated SBG Subsidiary (and each of its Subsidiaries), the Holding Company and the Borrower, (ii) deliver certificates (if any) of ownership interests of such Designated SBG Subsidiary and each of its Subsidiaries in each case accompanied by undated stock or other similar powers executed in blank, pursuant to the Security Agreement and (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Fourth Restatement Effective Date or as the Administrative Agent shall have requested.

Notwithstanding the foregoing, any Designated SBG Subsidiary that is a Non-Media Subsidiary (and its Non-Media Subsidiaries, if any) shall not be required to become a “Subsidiary Guarantor” hereunder or an “Obligor” under the Security Documents, so long as the following requirements are satisfied:  (i) (A) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Non-Recourse Indebtedness and has not guaranteed or otherwise provided credit support at the time of such designation for any Indebtedness of the Borrower or any of its Subsidiaries (other than the Subsidiaries of such Subsidiary) and (B) such Subsidiary is directly owned by a Guarantor hereunder which is a Wholly Owned Subsidiary and the Capital Stock of such Guarantor has been pledged in favor of the Administrative Agent pursuant to the Security Agreement or (ii) at the time of acquisition of such Subsidiary by the Holding Company, the entering into of a SBG Subsidiary Joinder Agreement by such Subsidiary (and its Subsidiaries) would violate any provision of applicable law or any agreement to which such Subsidiary is a party, provided that if at any time thereafter such Subsidiary (or any of its Subsidiaries) shall cease to be subject to the prohibitions referred to in this clause (ii), the Holding Company will take such action, and will cause each of its Subsidiaries to take such action, promptly to ensure that such Subsidiary (and/or the relevant Subsidiary or Subsidiaries of such Subsidiary) become “Subsidiary Guarantors” hereunder and/or “Obligors” under the Security Documents, as applicable, and promptly to effect such pledge and otherwise satisfy the Collateral and Guarantee Requirement with respect thereto (and the Administrative Agent is hereby authorized, without further approval of the Lenders, to enter into such amendments to the Security Agreement, if any, or any joinder or other agreement relating thereto as shall be necessary to give effect to the foregoing).

(c)  Removal.  The Holding Company and the Borrower may, at any time or from time to time upon not less than five Business Days’ notice to the Administrative Agent (or such shorter period which is acceptable to the Administrative Agent), remove any Designated SBG Subsidiary as a “Subsidiary” and, in the case of any SBG Subsidiary Guarantor, a Guarantor and an Obligor hereunder and under the other Loan Documents if all of the following conditions apply as of the date specified for the effectiveness of such removal: (i) immediately before and after giving effect to such removal, no Default shall have occurred or be continuing; (ii) after giving effect to such removal, such Designated SBG Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Non-Recourse Indebtedness and has not guaranteed or otherwise provided credit support at the time of such removal for any Indebtedness of the Borrower or any of its Subsidiaries; (iii) any Investment in such Designated SBG Subsidiary made as a result of such removal shall not violate the provisions of Section 7.07 (as if such Investment were deemed made at the time of such removal); (iv) such removal shall be treated as a Disposition of the assets of such Designated SBG Subsidiary and shall not violate the provisions of Section 7.05(c) or Section 7.09 (as if such Disposition were deemed made at the time of such removal); and (vi) any such removal shall be evidenced to the Administrative Agent by furnishing the Administrative Agent a senior officer’s certificate of the Holding Company and the Borrower certifying that such removal complies with the foregoing conditions.  Upon the satisfaction of such conditions, such Designated SBG Subsidiary (and each of its Subsidiaries) shall cease to be a “Subsidiary” hereunder and, in the case of any SBG Subsidiary Guarantor, a “Subsidiary Guarantor” and an “Obligor” hereunder and under the other Loan Documents and shall be released from all (and shall cease to have any) obligations as such hereunder and under the other Loan Documents.

(d)  Ownership of Designated SBG Subsidiaries.  The Holding Company will take such action, and will cause each Designated SBG Subsidiary, so long as it shall remain a Designated SBG Subsidiary hereunder, to take such action from time to time as shall be necessary to ensure that such Designated SBG Subsidiary (and each of its Subsidiaries) is (i) if such Designated SBG Subsidiary (and each of its Subsidiaries) is a Non-Media Subsidiary, at least a majority-owned Subsidiary of the Holding Company and (ii) otherwise, a Wholly Owned Subsidiary of the Holding Company.

(e)  Stock Pledges of Additional Holding Company Subsidiaries.  Without limiting the Collateral and Guarantee Requirement (but subject to Section 6.10(b), as applicable), from and after the Fourth Restatement Effective Date, the Holding Company shall pledge the Capital Stock of each Subsidiary (in addition to the Borrower and the Designated SBG Subsidiaries) directly owned by the Holding Company (other than any Excluded Holding Company Subsidiary) pursuant to the Security Agreement and, in that connection, shall deliver to the Administrative Agent all certificates or other instruments (if any) representing such Capital Stock, together with stock powers or other instruments of transfer with respect thereto endorsed in blank or take such other action to effect a valid pledge over such Capital Stock to the Administrative Agent (and the Administrative Agent is hereby authorized, without further approval of the Lenders, to enter into such amendments to the Security Agreement, if any, or any joinder or other agreement relating thereto as shall be necessary to give effect to the foregoing), unless such pledge would violate any provision of applicable law or any agreement to which the Holding Company or any such Subsidiary is a party; provided that if at any time (i) any such Subsidiary that is an Excluded Holding Company Subsidiary and the Capital Stock of which is not pledged pursuant to the Security Agreement shall cease to be an Excluded Holding Company Subsidiary for any reason or (ii) such pledge with respect to the Capital Stock of any such Subsidiary shall cease to violate any provision of applicable law or any such agreement, the Holding Company will take such action promptly to effect such pledge in accordance with the provisions of this paragraph.

SECTION 6.11.  Collateral and Guarantee Requirement; Further Assurances.  (a)  The Holding Company will, and the Borrower will, and shall cause each of its Subsidiaries to, cause the Collateral and Guarantee Requirement to be and remain satisfied at all times, all at the expense of the Borrower, and execute any and all documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents and recordings of Liens in stock registries) that may be required under any applicable law, or that the Administrative Agent may reasonably request, in connection therewith and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents and otherwise as to the compliance with the Collateral and Guarantee Requirement, and in that connection:

(i)  the Borrower will, and will cause each of its Subsidiaries to, grant to the Administrative Agent security interests and mortgages in all of its owned or leased Real Property acquired or leased after the Fourth Restatement Effective Date and satisfy the requirements of clause (e) of the definition of Collateral and Guarantee Requirement with respect to each such Real Property within 90 days after the date such Real Property is acquired or leased by the Borrower or any Subsidiary; provided that, notwithstanding the foregoing, unless the Administrative Agent shall otherwise request in its sole discretion, the Borrower shall not be required to grant a mortgage Lien on any such owned or leased Real Property having a value (as reasonably determined by the Borrower) of less than $1,000,000 at the time of such acquisition or lease and as to which the Borrower shall have certified to the Administrative Agent in writing that such property is not essential to the operation of any Station or otherwise to the business of the Borrower or any Subsidiary promptly following such acquisition or lease (each, an “Excluded Real Property”) (provided that if at any time thereafter such property shall cease to be Excluded Real Property, the Borrower will take such action, and will cause each of its Subsidiaries to take such action, promptly to satisfy the Real Estate Collateral Requirement with respect to such Real Property); and

(ii)  if any Person becomes a direct or indirect Subsidiary of the Borrower after the Fourth Restatement Effective Date, the Borrower will promptly after the date such Person becomes a Subsidiary notify the Administrative Agent thereof and, within 30 days after the date such Person becomes a Subsidiary, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary.

(b)  The Borrower will, in the case of any Obligor, furnish to the Administrative Agent prompt written notice of any change in such Obligor’s (i) corporate or organization name, (ii) identity or organizational structure or (iii) organizational identification number; provided that no Obligor shall effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all of the Collateral for the benefit of the Secured Parties.

SECTION 6.12.  Post-Effective Date Matters.  The Holding Company and the Borrower will, and will cause each Subsidiary Guarantor to, execute and deliver the documents and complete the actions referred to in clause (d) of the definition of “Collateral and Guarantee Requirement”, in each case within the time periods provided therein.

SECTION 6.13.  Tender Offer.

(a)  The Borrower will use its best efforts to consummate the Tender Offer with respect to all of the Holding Company Convertible Notes tendered thereunder no later than November 5, 2009 (or such later date to which the Tender Offer may be extended by the Borrower in good faith) (and, upon the consummation thereof, the Borrower shall promptly notify in writing the Administrative Agent of the completion of the Tender Offer Transactions).

(b)  As of the Fourth Restatement Effective Date, the Borrower shall deposit the Initial Second Priority Proceeds (less the portion thereof to be used, together with the proceeds of the Tranche B Term Loans and the Tranche B-1 Term Loans, to make the payments provided for in Section 5.01(f)) directly into the Initial Second Priority Debt Proceeds Collateral Account; provided that, at any time after the Fourth Restatement Effective Date, so long as no Default shall have occurred and be continuing, the funds from the Initial Second Priority Debt Proceeds Collateral Account shall be available to be withdrawn at the request of the Borrower to the Administrative Agent solely (but for no other purpose) (i) to purchase the Holding Company Convertible Notes pursuant to the consummation of the Tender

Offer and (ii) if any Holding Company Convertible Notes remain outstanding after consummation of the Tender Offer, (A) to repurchase, redeem, defease, retire or acquire for value or pay the principal of any of the remaining Holding Company Convertible Notes or (B) to make payment of cash dividends or distributions to the Holding Company in an amount sufficient to enable the Holding Company to repurchase, redeem, defease, retire, acquire for value or pay the principal of any such Holding Company Convertible Notes (provided that such payments are applied directly to such repurchase, redemption, defeasance, retirement, acquisition for value or payment of principal); provided further that (A) following the expiration of the put rights of the holders of the Holding Company 3.00% Convertible Notes on May 15, 2010 and/or the holders of the Holding Company 4.875% Convertible Notes on January 15, 2011 (but excluding any other put rights thereunder), to the extent that any such holders do not exercise such put rights pursuant to the terms thereof, within 120 days after the expiration of such put rights, the Borrower shall apply the portion of the balance held in the Initial Second Priority Debt Proceeds Collateral Account that it does not require to satisfy any such remaining put rights (or, upon expiration of all such put rights, the entire remaining balance held therein) (x) so long as no Default shall have occurred and be continuing or would result therefrom, to purchase, repurchase, redeem, prepay or otherwise acquire for value any of the Other Debt and/or (y) to prepay the Tranche B Term Loans and (if any) the Incremental Loans in the order specified in Section 2.09(b)(iii); and (B) prior to any request for withdrawal of funds by the Borrower from the Initial Second Debt Priority Proceeds Collateral Account, the Borrower shall provide a certificate signed by a senior officer of the Borrower to the Administrative Agent certifying as to the use of such funds and that such use is permitted under this Section.

ARTICLE VII

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Borrower (other than with respect to Section 7.18) and the Holding Company (solely with respect to each of the Designated SBG Subsidiaries and Section 7.18) covenants and agrees with the Lenders that:

SECTION 7.01.  Indebtedness.  The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a)  Indebtedness to the Lenders hereunder (including in respect of Incremental Loans) and under the other Loan Documents;

(b)  Indebtedness outstanding on the Fourth Restatement Effective Date and identified in Schedule 7.01(b);

(c)  Indebtedness of Subsidiaries of the Borrower owing to the Borrower or to other Subsidiaries of the Borrower and Indebtedness of the Borrower owing to any of the Designated SBG Subsidiaries; provided that any Indebtedness of the Borrower owing to any Subsidiary that is not a Guarantor (i) shall be made pursuant to an intercompany note in the form and substance satisfactory to the Administrative Agent and shall be subordinated in right of payment from and after such time as the Loans shall become due and payable (whether at maturity, acceleration or otherwise) to the payment and performance of the Obligations and (ii) that is disposed, pledged or transferred (other than a disposition, pledge or transfer to a wholly-owned Subsidiary or a pledge to benefit the Secured Parties or the holders of the Initial Second Priority on a second-priority basis) will be deemed to be Indebtedness not permitted by this clause (c);

(d)  Subordinated Film Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not exceeding $10,000,000 at any one time outstanding, provided that the terms and conditions of each agreement or instrument evidencing or governing such Indebtedness shall be satisfactory to the Administrative Agent;

(e)  Guarantees by one or more of the Borrower and the Subsidiary Guarantors (other than License Subsidiaries) of the obligations of other Persons (including Affiliates); provided that the aggregate principal amount of Indebtedness so guaranteed shall not exceed $10,000,000 at any one time outstanding;

(f)  Indebtedness (including Indebtedness of the Receivables Subsidiary) incurred in connection with any Receivables Financing on terms satisfactory to the Administrative Agent, provided that, after giving effect thereto, the aggregate face amount of Receivables of the Borrower and its Subsidiaries (other than any Receivables Subsidiary) that have not been sold or financed shall be at least $10,000,000;

(g)  (i) any refinancing of Capital Lease Obligations of the Borrower or any of its Subsidiaries identified in Schedule 7.01(b) with other Capital Lease Obligations of the Borrower or any of its Subsidiaries, provided that the principal amount of such other Capital Lease Obligations shall not exceed the principal amount of the Capital Lease Obligations being refinanced; and (ii) Indebtedness incurred after the Fourth Restatement Effective Date in respect of additional Capital Lease Obligations in respect of leases with respect to buildings, broadcast towers or equipment of the Borrower or any of its Subsidiaries, provided that the aggregate principal amount of such Indebtedness permitted under this clause (g)(ii) shall not exceed $50,000,000 at any one time outstanding;

(h)  additional unsecured Indebtedness of the Borrower in an aggregate principal amount not exceeding $100,000,000 at any one time outstanding, provided that no Default shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result therefrom;

(i)  the Initial Second Priority Debt in an aggregate original principal amount not exceeding $500,000,000 at any one time outstanding; provided that (i) such Indebtedness is secured by the Collateral on a second lien basis (and subject to the terms of the Second Lien Intercreditor Agreement) to the Liens securing the Obligations and is not secured by any property of the Borrower, the Holding Company or any of their respective Subsidiaries other than the Collateral, (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal (including prepayments, redemptions or sinking fund or like payments) prior to the eighth anniversary from the date of incurrence thereof (other than prepayment or redemption requirements as a result of asset sales or change of control provisions), (iii) the other terms and conditions of such Indebtedness (other than interest rate and redemption premium) shall not be more restrictive on the Borrower and its Subsidiaries than the terms and conditions found in second lien debt of a similar type issued by similar issuers under Rule 144A or in a public offering (provided that in any event such other terms or conditions shall be less restrictive on the Borrower and its Subsidiaries than the provisions of this Agreement), (iv) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Person other than the Guarantors, (vi) the Second Lien Intercreditor

Agreement shall have been entered into by the parties thereto, including a Representative acting on behalf of the holders of such Indebtedness, (vii) no Default shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result therefrom and (viii) the Initial Second Priority Debt Proceeds shall be deposited into the Initial Second Priority Debt Proceeds Collateral Account to the extent required under Section 6.13(b) and thereafter used solely as permitted therein and the balance thereof shall be used to prepay the “Loans” under (and as defined in) the Existing Credit Agreement as of the Fourth Restatement Effective Date and other amounts as contemplated under Section 5.01(f); and

(j)  any Permitted Second Priority Refinancing Debt, Permitted Senior Unsecured Refinancing Debt or Permitted Subordinated Refinancing Debt incurred after the Fourth Restatement Effective Date; provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid (including original issue discount), and fees and expenses reasonably incurred, in connection therewith, (ii) no Default shall have occurred and be continuing at the time of incurrence of such Indebtedness or would result therefrom, (iii) with respect to the incurrence of any Permitted Second Priority Debt, after giving effect thereto, (A) the Total Indebtedness Ratio will not exceed, at any time (x) from the Fourth Restatement Effective Date through and including June 29, 2010, 8.25 to 1.00, (y) from and including June 30, 2010 through and including December 30, 2012, 8.00 to 1.00 and (y) thereafter, 7.75 to 1.00 and (B) the Secured Indebtedness Ratio will not exceed 5.50 to 1.00 (in each case, determined on a pro forma basis as of the date of incurrence of such Indebtedness as if such Indebtedness had been outstanding on the last day of the most recent period of four consecutive fiscal quarters of the Borrower), (iv) with respect to the incurrence of any Permitted Senior Unsecured Refinancing Debt or Permitted Subordinated Refinancing Debt, the Borrower shall be in compliance with the Total Indebtedness Ratio under Section 7.11(c) (determined on a pro forma basis as of the date of incurrence of such Indebtedness as if such Indebtedness had been outstanding on the last of the most recent period of four consecutive fiscal quarters of the Borrower), (v) (subject to clause (vi) below) the proceeds of any such Indebtedness shall be used solely for the purchase, repurchase, redemption, defeasance, retirement, refinancing or payment in full (each a “refinancing”) of the 8% Senior Subordinated Notes and/or the Holding Company Convertible Debentures; and (vi) in the case of a refinancing of the Holding Company Convertible Debentures, concurrently with such refinancing, (A) if such refinancing is effected directly by the Borrower, the Borrower shall dividend, distribute or transfer any Holding Company Convertible Debentures acquired by it in connection with such refinancing to the Holding Company for immediate retirement and cancellation and (B) if such refinancing is effected directly by the Holding Company, the Borrower shall make payments of cash dividends or distributions to the Holding Company of the net cash proceeds of such Indebtedness to the extent necessary to effect such refinancing and the Holding Company will apply such payments directly to such refinancing.

SECTION 7.02.  Liens.  The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)  Liens created pursuant to the Security Documents;

(b)  Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or any of its Subsidiaries, as the case may be, in accordance with GAAP;

(c)  carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under clause (j) of Article VIII;

(d)  pledges or deposits under worker’s compensation, unemployment insurance and other social security legislation;

(e)  deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f)  easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(g)  Liens on the Capital Stock of Cunningham owned by Carolyn C. Smith acquired by the Borrower or any of its Subsidiaries pursuant to the exercise of the Cunningham Options, to the extent such Liens are in existence on the date of such acquisition;

(h)  Liens on the property of the Borrower and the Subsidiary Guarantors securing Guarantees permitted under Section 7.01(e);

(i)  Liens resulting from the defeasance (but only to extent permitted under Section 7.12) of any Other Debt in accordance with the terms thereof;

(j)  Liens upon real and/or personal property existing on the Fourth Restatement Effective Date, provided that the aggregate Indebtedness and/or other obligations secured thereby shall not exceed $15,000,000;

(k)  additional Liens upon real and/or personal property created after the date hereof, provided that the aggregate Indebtedness and/or other obligations secured thereby and incurred on and after the date hereof shall not exceed $10,000,000 in the aggregate at any one time outstanding;

(l)  Liens (if any) created in connection with any Receivables Financing permitted under Section 7.01(f);

(m)  any extension, renewal or replacement of any Lien under any of the foregoing clauses, provided that the Liens permitted under this clause (m) shall not be spread to cover any additional Indebtedness or property (other than a substitution of like property); and

(n)  Liens on the Collateral securing the Initial Second Priority Debt permitted under Section 7.01(i) and securing any Permitted Second Priority Refinancing Debt permitted under Section 7.01(j).

SECTION 7.03.  Mergers, Consolidations, Etc.  The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except:

(a)  any Subsidiary may be merged or consolidated with or into any other Subsidiary; provided that:

(i)  if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving entity;

(ii)  if any such transaction shall be between a Subsidiary Guarantor and a Subsidiary not a Subsidiary Guarantor, and such Subsidiary Guarantor is not the continuing or surviving entity, then the continuing or surviving entity shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents;

(b)  any License Subsidiary may be merged or consolidated with or into (i) any other License Subsidiary or (ii) a newly formed Subsidiary of the Borrower (which may be organized as a limited liability company) established for the purpose of becoming a License Subsidiary, provided that such newly formed Subsidiary (x) if it is the continuing or surviving entity, it shall have assumed all of the obligations of such Subsidiary hereunder and under the other Loan Documents and (y) shall be in compliance with Section 7.14;

(c)  any Subsidiary may be merged or consolidated with or into any other Person to effect an Acquisition permitted under Section 7.04, provided that the continuing or surviving entity shall be a Subsidiary of the Borrower and, if not a Subsidiary Guarantor prior to such merger or consolidation, such continuing or surviving entity shall have assumed all of the obligations of such Subsidiary hereunder and under the Loan Documents; and

(d)  any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower, provided that the Borrower shall be the continuing or surviving entity.

SECTION 7.04.  Acquisitions.  The Borrower will not, nor will it permit any of its Subsidiaries to, acquire any business or property from, or Capital Stock of, or be a party to any acquisition of, any Person, or acquire any option to make any such acquisition, except:

(a)  purchases of inventory, programming rights and other property to be sold or used in the ordinary course of business;

(b)  Investments permitted under Section 7.07;

(c)  Restricted Payments permitted under Section 7.08;

(d)  Capital Expenditures of the Borrower and its Subsidiaries;

(e)  the Borrower and its Subsidiaries may consummate any Acquisition (including the exercise of the Cunningham Options), provided that, if applicable:

(i)  the aggregate consideration for all Acquisitions permitted under this clause (e) and consummated after the Fourth Restatement Effective Date shall not exceed $100,000,000;

(ii)  both immediately prior to and after giving effect to such Acquisition, no Default shall have occurred and be continuing (and, in the case of such Acquisition, the Borrower shall be at least 0.25 to 1 below the Total Indebtedness Ratio required under Section 7.11(c) at such time, calculated on a pro forma basis as if such Acquisition had been consummated on the first day of the relevant period);

(iii)  each assignment or transfer of control of Broadcast Licenses to the Borrower or any of its Subsidiaries shall have been approved by:

(A)  an Initial FCC Order, if the aggregate consideration for such Acquisition and all Acquisitions permitted under this clause (e) and consummated after the Fourth Restatement Effective Date which have not been approved by a Final FCC Order is equal to or less than $50,000,000 in the aggregate; or

(B)  a Final FCC Order, in all other cases (including the exercise of the Cunningham Options);

(iv)  if the Administrative Agent or the Required Lenders shall have so requested, the Administrative Agent shall have received an opinion of FCC counsel satisfactory to the Administrative Agent or the Required Lenders, as the case may be, in its (or their) reasonable judgment to the effect that such transfer shall have been so approved by an Initial FCC Order or a Final FCC Order, as the case may be, and that such Broadcast Licenses have been validly assigned to the Borrower or such Subsidiary;

(v)  if the Aggregate Consideration for such Acquisition is equal to or greater than $15,000,000, the Borrower shall furnish to the Lenders a certificate showing calculations (after giving effect to borrowings and prepayments hereunder to be made on such date and calculated on a pro forma basis as if such Acquisition had been consummated on the first day of the period of four fiscal quarters of the Borrower ending on or most recently ended prior to such date) in reasonable detail that demonstrate that such Acquisition will not result in a Default under Section 7.11;

(vi)  if the Aggregate Consideration for such Acquisition is equal to or greater than $15,000,000, no later than the date falling ten Business Days (or such shorter period as the Administrative Agent may agree) prior to the date that such Acquisition is consummated, the Borrower shall have delivered to the Administrative Agent drafts or executed counterparts of such of the respective agreements or instruments (including Program Services Agreements) pursuant to which such Acquisition is to be consummated (together with any related option or other material agreements), any schedules or other material ancillary documents to be executed or delivered in connection therewith, all of which shall be satisfactory in form and substance to the Administrative Agent; and

(vii)  promptly following request therefor, copies of such information or documents relating to such Acquisition as the Administrative Agent or any Lender (through the Administrative Agent) shall have reasonably requested; and

(f)  the acquisition of property in connection with any exchanges permitted under Section 7.05.

SECTION 7.05.  Dispositions.  The Borrower will not, nor will it permit any of its Subsidiaries to, without the prior written consent of the Required Lenders, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or property, whether now owned or hereafter acquired including receivables and leasehold interests, except:

(a)  the Disposition of any inventory or other property in the ordinary course of business and on ordinary business terms;

(b)  the Disposition of obsolete or worn-out property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any single fiscal year by the Borrower and its Subsidiaries shall not have a fair market value in excess of $10,000,000;

(c)  the Borrower or any of its Subsidiaries may dispose of assets (including by way of an exchange for assets of equal or greater value, as determined in good faith by the Board of Directors of the Borrower or such Subsidiary), including assets relating to any Owned Station that is a television broadcasting station or a radio broadcasting station (or the Capital Stock of the Subsidiary of the Borrower that owns such assets if such Subsidiary does not own property related to any other Owned Station not included in such Disposition), provided that:

(i)  both immediately prior to such Disposition and, after giving effect thereto, no Default shall have occurred and be continuing;

(ii) such Disposition is a sale to any Person for cash or in exchange for assets, in each case. in an amount not less than the fair market value of the assets being disposed of;

(iii)  in the case of the Disposition (including an exchange) of assets relating to any Owned Station that is a television broadcasting station or a radio broadcasting station (or the Capital Stock of the Subsidiary of the Borrower that owns such assets if such Subsidiary does not own property related to any other Owned Station not included in such Disposition):

(A)  the EBITDA Percentage attributable to such assets together with the EBITDA Percentage attributable to all other such assets sold or exchanged pursuant to this clause (iii) during the immediately preceding twelve month period shall not exceed 15%;

(B)  the EBITDA Percentage attributable to all other such assets sold or exchanged pursuant to this clause (iii) since the Fourth Restatement Effective Date shall not exceed 35%;

(C)  in the case of any such exchange of assets, the acquisition of such assets of such Person pursuant to such exchange shall comply with the provisions of Section 7.04(e); and

(D)  the Borrower shall have furnished to the Lenders, not later than the date falling five Business Days (or such shorter period as the Administrative Agent may agree) prior to the date of such Disposition a certificate in form and detail satisfactory to the Administrative Agent stating (and setting forth calculations in reasonable detail demonstrating) the EBITDA Percentage attributable to such Disposition and all other such assets so sold or exchanged for the relevant periods under clauses (A) and (B) above; and

(iv)  the Borrower shall have furnished to the Lenders such other information or documents relating to such Disposition as the Administrative Agent or any Lender or Lenders (through the Administrative Agent) shall have reasonably requested; and;

(d)  the Borrower or any of its Subsidiaries may dispose of additional property for fair market value, provided that the aggregate fair market value of such additional property disposed of by the Borrower and its Subsidiaries in any fiscal year shall not exceed $25,000,000;

(e)  the Borrower and its Subsidiaries may transfer Receivables in connection with any Receivables Financing permitted under Section 7.01(f); and

(f)  any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its property to the Borrower or a Wholly Owned Subsidiary of the Borrower (other than a License Subsidiary); provided that if any such sale is by a Subsidiary Guarantor to another Subsidiary which is not a Subsidiary Guarantor, then such Subsidiary shall have become a “Subsidiary Guarantor” hereunder and assumed all of the obligations of such Subsidiary Guarantor hereunder and under the other Loan Documents.

SECTION 7.06.  Lines of Business.  The Borrower will not permit at any time EBITDA for the most recent period of twelve consecutive full calendar months derived from (a) the business of owning and operating the Stations (and related retransmission facilities), (b) the commercial utilization of frequencies licensed, granted or leased to the Borrower or any of its Subsidiaries by the FCC, any other Governmental Authority or any other Person in connection with the television or radio broadcasting businesses and/or (c) the business of managing and/or consulting to television stations other than the Owned Stations, to less than 66-2/3% of EBITDA for such period.

SECTION 7.07.  Investments.  The Borrower will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

(a)  operating deposit accounts with banks;

(b)  Permitted Investments;

(c)  (i) Investments by the Borrower and its Subsidiaries in Capital Stock of Subsidiaries of the Borrower (other than any Excluded Non-Media Subsidiaries) and (ii) advances by the Borrower and its Subsidiaries to any of the Subsidiary Guarantors, and advances by any of the Designated SBG Subsidiaries to the Borrower, in the ordinary course of business permitted to be incurred by Section 7.01(c);

(d)  Investments outstanding on the Fourth Restatement Effective Date (other than Investments permitted under clauses (a), (b) and (c) of this Section) and identified in Schedule 4.14(b);

(e)  the acquisition of the Capital Stock of Persons or the formation of Wholly Owned Subsidiaries of the Borrower for the acquisition of Capital Stock of Persons, resulting in such Persons becoming Wholly Owned Subsidiaries of the Borrower, in each case for the purpose of enabling the Borrower and its Subsidiaries to consummate acquisitions permitted by Section 7.04;

(f)  Guarantees by Subsidiary Guarantors of Indebtedness of the Borrower to the extent such guarantees are permitted under Section 7.01;

(g)  Guarantees permitted under Section 7.01(e);

(h)  Investments by the Borrower and its Subsidiaries in any Receivables Subsidiary in connection with any Receivables Financing permitted under Section 7.01(f);

(i)  additional Investments not exceeding $5,000,000 in the aggregate made after the Fourth Restatement Effective Date, provided that no Default shall have occurred and be continuing at the time of the making of each such Investment or would result therefrom;

(j)  Investments by the Borrower or any of its Subsidiaries not exceeding $13,500,000 in the aggregate with respect to payments required to be made after the Fourth Restatement Effective Date with respect to purchase options in existence on such date relating to the purchase of Stations by the Borrower and its Subsidiaries; provided that no Default shall have occurred and be continuing at the time of the making of each such Investment or would result therefrom;

(k)  the consummation of the Tender Offer Transactions;

(l)  the purchase, repurchase, redemption, defeasance, retirement or refinancing in full by the Borrower of the 8% Senior Subordinated Notes with the proceeds of Indebtedness permitted under Section 7.01(j);

(m)  the purchase, repurchase, redemption, defeasance, retirement or refinancing in full by the Borrower of the Holding Company Convertible Debentures with the proceeds of Indebtedness permitted under Section 7.01(j); and

(n)  the purchase, repurchase, redemption, prepayment or acquisition for value of any Other Debt to the extent permitted under Section 6.13(b) (and the immediate retirement or cancellation thereof).

SECTION 7.08.  Restricted Payments.  The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except for, so long as no Default exists at the time of making such Restricted Payment or would result therefrom:

(a)  payments of cash dividends to the Holding Company that will be used and applied directly by the Holding Company solely to make payments of cash interest when due on (i) the Holding Company Convertible Notes that remain outstanding after giving effect to the Tender Offer and/or (ii) the Holding Company Convertible Debentures, in each case, prior to or at the final maturity date of such notes and limited to the amount of such interest payment, but only if the Holding Company is otherwise unable to make such interest payments;

(b)  payments of cash dividends (or pay management fees and/or make royalty fee payments) to the Holding Company that will be used and applied directly by the Holding

Company solely to pay general and administrative expenses of the Holding Company and its Subsidiaries (other than the Borrower and its Subsidiaries) in an aggregate amount not to exceed $5,000,000 for any period of twelve consecutive full calendar months;

(c)  payments of cash dividends to the Holding Company that will be used and applied directly by the Holding Company solely to pay: (i) unfunded obligations in respect of the Investments by the Holding Company or any of its Subsidiaries (other than the Borrower and its Subsidiaries) that are in effect on the Fourth Restatement Effective Date and identified in Schedule 7.08(c) (specifying the amount and due date (if any) of each such obligation) when such obligations are due and payable or called pursuant to the respective terms of such Investments, provided that the aggregate amount of dividends under this sub-clause (i) shall not exceed $19,500,000 in the aggregate from and after the Fourth Restatement Effective Date; (ii) general and administrative expenses of the Subsidiary or Subsidiaries of the Holding Company (other than the Borrower or any of its Subsidiaries) that holds such Investments identified in Schedule 7.08(c) in an aggregate amount not exceeding $3,000,000 for any fiscal year; (iii) Capital Expenditures of the Holding Company and its Subsidiaries (other than the Borrower and its Subsidiaries) in an aggregate amount not exceeding $5,000,000 from and after the Fourth Restatement Effective Date; (iv) amounts payable in respect of the Holding Company’s lease for its corporate headquarters; and (v) other ordinary expenses of the Holding Company in respect of the normal operations of the Holding Company in an aggregate amount not exceeding $2,000,000 for any fiscal year, which dividends (in each case, in the case of sub-clauses (i) through (v) above) may be paid from time to time but only in an amount not exceeding the amount of such obligations, expenses or other amounts permitted under this clause (c), as applicable, and at the time the same are due and payable;

(d)  payments of cash dividends to the Holding Company that will be used and applied directly by the Holding Company solely to pay federal, state, local and foreign income taxes of the Holding Company, to the extent such income taxes (i) are attributable to (x) the income of the Borrower and its Subsidiaries and/or attributable to the income of Unrestricted Subsidiaries (but (in the case of such income of Unrestricted Subsidiaries) only to the extent that, prior to making such dividends, the Borrower and its Subsidiaries shall have actually received cash amounts from any Unrestricted Subsidiaries that are designated for purpose of making such dividends under this clause (d) in respect of such income) or (y) the income of Holding Company but not any of its Subsidiaries and (ii) with respect to clause (x) above, do not exceed for any fiscal year the amount that the Borrower and its Subsidiaries or, as applicable, its Unrestricted Subsidiaries, would be required to pay in respect of such income taxes for such fiscal year were the Borrower, its Subsidiaries and its Unrestricted Subsidiaries, as the case may be, to pay such income taxes separately from the Holding Company, which dividends may be paid from time to time but only in an amount not exceeding the amount of such income taxes permitted under this clause (d), as applicable, and at the time the same are due and payable;

(e)  the consummation of the Tender Offer Transactions;

(f)  the dividends and/or distributions contemplated by Section 7.01(j);

(g)  payments of cash dividends to the Holding Company solely from the funds held in the Initial Second Priority Debt Proceeds Collateral Account, if any, in an amount sufficient to enable the Holding Company to repurchase, redeem, defease, retire, refinance or acquire for value or pay the principal of the Holding Company Convertible Notes that remain outstanding after giving effect to the Tender Offer in accordance with the terms thereof as in effect on the Fourth Restatement Effective Date and to pay any reasonable fees and expenses incurred by the Holding

Company in connection therewith, provided that such payments are applied directly to the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of such Holding Company Convertible Notes; and

(h)  payments of cash dividends to the Holding Company if, at the time of the declaration and making of each such dividend, the First Lien Indebtedness Ratio shall not exceed 2.00 to 1.00 and the Total Indebtedness Ratio shall not exceed 4.00 to 1.00 (in each case, calculated on a pro forma basis as if such dividend had been paid on the last day of the most recent period of four consecutive fiscal quarters of the Borrower); provided that the aggregate amount of dividends paid under this clause (h) shall not exceed $50,000,000.

Nothing herein shall be deemed to prohibit the payment of any dividends or distributions by any Wholly Owned Subsidiary of the Borrower to the Borrower or any other such Wholly Owned Subsidiary; provided that, notwithstanding anything in the Loan Documents to the contrary, no Designated SBG Subsidiary shall be permitted to make any dividend or other distributions, in cash or property (other than in its additional ownership interests), to the Holding Company or any Subsidiary of the Holding Company that directly owns the ownership interests of such Designated SBG Subsidiary, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such ownership interests or any option, warrant or other right to acquire any such ownership interests.

SECTION 7.09.  Transactions with Affiliates.  The Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)  transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b)  transactions between or among the Borrower and its Wholly Owned Subsidiaries not involving any other Affiliate;

(c)  any Restricted Payment permitted under Section 7.08;

(d)  any Affiliate who is an individual may serve as a director, officer or employee of the Borrower or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity; and

(e)  the Tender Offer Transactions.

SECTION 7.10.  Restrictive Agreements.  The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition),

(iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to (x) secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or (y) Indebtedness permitted under Sections 7.01(c), (i) and (j) but only to the extent that such restrictions are no more onerous on the Borrower and its Subsidiaries than the restrictions contained in (in the case of any such Subordinated Debt) the 8% Senior Subordinated Note Indenture or (in the case of any other such Indebtedness) the Initial Second Priority Debt Indentures and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 7.11.  Certain Financial Covenants.

(a)  Interest Coverage Ratio.  The Borrower will not permit the Interest Coverage Ratio on any date to be less than the ratio set forth below opposite the period during which such date falls:

Period	Ratio

From the Fourth Restatement Effective Date through and including June 29, 2010	1.75 to 1.00

From June 30, 2010 through and including September 29, 2010	1.70 to 1.00

From September 30, 2010 through and including December 30, 2010	1.45 to 1.00

From December 31, 2010 through and including December 30, 2011	1.40 to 1.00

From December 31, 2011 through and including December 30, 2012	1.35 to 1.00

From December 31, 2012 through and including December 30, 2013	1.25 to 1.00

From December 31, 2013 and at all times thereafter	1.15 to 1.00.

(b)  First Lien Indebtedness Ratio.  The Borrower will not permit the First Lien Indebtedness Ratio on any date to be greater than the ratio set forth below opposite the period during which such date falls:

Period	Ratio

From the Fourth Restatement Effective Date through and including December 30, 2010	3.50 to 1.00

From December 31, 2010 through and including December 30, 2012	3.25 to 1.00

From December 31, 2012 and at all times thereafter	3.00 to 1.00.

(c)  Total Indebtedness Ratio.  The Borrower will not permit the Total Indebtedness Ratio on any date to be greater than the ratio set forth below opposite the period during which such date falls:

Period	Ratio

From the Fourth Restatement Effective Date through and including June 29, 2010	7.50 to 1.00

From June 30, 2010 through and including December 30, 2012	7.25 to 1.00

From December 31, 2012 and at all times thereafter	7.00 to 1.00.

SECTION 7.12.  Certain Other Indebtedness.  The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Other Debt (or make any offer in respect of any of the foregoing), except: (a) for regularly scheduled payments of principal and interest in respect thereof required pursuant to the instruments evidencing such Other Debt, subject to, in the case of any Subordinated Debt, the subordination provisions applicable thereto; and (b) to the extent permitted under any of Sections 7.07(k), (l) and (n); provided that no Default shall have occurred and be continuing at the time of such purchase, redemption, retirement or other acquisition or defeasance or would result therefrom.

SECTION 7.13.  Modifications of Certain Documents.  Without the prior written consent of the Required Lenders, at any time after the Fourth Restatement Effective Date, the Borrower will not, nor will it permit any of its Subsidiaries to, consent to any modification, supplement, waiver or termination of any of the provisions of the Program Services Agreements, Outsourcing Agreements or Other Debt Documents, if such modification, supplement, waiver or termination could reasonably be expected to be materially adverse to the interests of the Lender (subject to, in the case any Other Debt Document, the reasonable judgment of the Administrative Agent).  The Borrower will not, nor will it permit any of its Subsidiaries to, designate any Indebtedness (other than the Senior Unsecured Debt, Second Priority Debt and the Guarantees of any Guarantor in respect thereof) as “Designated Senior Indebtedness” or “Designated Guarantor Senior Indebtedness” (or equivalent terms), in each case under and as defined in the instruments evidencing any Subordinated Debt.

SECTION 7.14.  License Subsidiaries.

(a)  Whenever the Borrower or any of its Subsidiaries acquires any Broadcast License after the Fourth Restatement Effective Date, the Borrower shall (without limiting its obligations under Section 6.09) cause such acquisition to take place as follows in accordance with all applicable laws and regulations, including pursuant to approvals from the FCC: (i) each Broadcast License so acquired shall be transferred to and held by a Wholly Owned Subsidiary of the Borrower that is a License Subsidiary (provided that any License Subsidiary shall be permitted to hold one or more Broadcast Licenses); (ii) the related operating assets shall be transferred to and held by an operating company that is a Subsidiary of the Borrower (an “Operating Subsidiary”); and (iii) the Borrower shall deliver or cause to be delivered (if not theretofore delivered) to the Administrative Agent in pledge under the Security Agreement all Capital Stock of such License Subsidiary and such Operating Subsidiary (and, if reasonably requested by the Administrative Agent, furnish to the Administrative Agent evidence that the foregoing transactions have been so effected).

(b)  Notwithstanding anything herein to the contrary, the Borrower shall not permit any License Subsidiary to: (i) create, incur, assume or have outstanding any Indebtedness or other liabilities or obligations except for obligations under the Loan Documents, the Guarantees of such License Subsidiary in respect of Other Debt to the extent permitted under Sections 7.01(i) and (j) and the contractual agreements with one or more Operating Subsidiaries entered into in the ordinary course of business solely with respect to the management of the relevant Station’s operations; (ii) own any right, franchise or other asset, except for Broadcast Licenses transferred to it by the Borrower of which it is a Wholly Owned Subsidiary, Broadcast Licenses acquired in the ordinary course of business and rights under any such agreements with one or more Operating Subsidiaries; (iii) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); (iv) create, incur or permit to exist any Lien (other than the Lien created by the Security Documents and the Liens securing Second Priority Debt to the extent permitted under Section 7.02) on or in respect of, or sell, lease, assign, transfer or otherwise dispose of, any of its rights, franchises or other assets; (v) engage in any business other than holding Broadcast Licenses, such agreements with Operating Subsidiaries and incidental activities thereto; or (vi) make or hold any Investment.

(c)  Notwithstanding anything in this Section to the contrary, the Borrower and the Subsidiary Guarantors shall not be obligated to effect any transaction contrary to law or the rules, regulations or policies of the FCC, and shall be permitted to unwind the transactions contemplated by this Section to the extent necessary to comply with a ruling of the FCC; provided that the Borrower shall and shall cause each of the Subsidiary Guarantors to use its best efforts to carry out the provisions of this Section consistent with all laws and all rules, regulations and policies of the FCC, including pursuing any necessary approval or consents of the FCC.

(d)  The Borrower will cause all Broadcast Licenses for Owned Stations at all times to be held in the name of the respective License Subsidiary for the Owned Station being operated under authority of such Broadcast Licenses.

SECTION 7.15.  Program Services Agreements and Outsourcing Agreements.  The Borrower will not, nor will it permit any of its Subsidiaries to, enter into (i) any local marketing agreement, time brokerage agreement, program services agreement or other similar agreement or (ii) any outsourcing agreement, servicing agreement or other similar agreement providing for:

(a)  the Borrower or any of its Subsidiaries to program or sell advertising time on all or any portion of the broadcast time of any television or radio station;

(b)  any Person other than the Borrower or any of its Subsidiaries to program or sell advertising time on all or any portion of the broadcast time of any Station; or

(c)  the Borrower or any of its Subsidiaries to deliver or receive non-programming related management and/or consulting services to or from any television station.

Notwithstanding the preceding sentence, (A) the Borrower or any of its Subsidiaries (other than License Subsidiaries) may enter into any Program Services Agreement with any other Person (including Affiliates), provided that (i) the aggregate amount payable by the Borrower and its Subsidiaries under all Program Services Agreements during any fiscal year of the Borrower, excluding Permitted Termination Payments (as defined in the next sentence) shall not exceed the Maximum Amount (as defined in the next sentence) for such fiscal year, (ii) after entering into any such Program Services Agreement, the BCF Percentage shall not exceed 30%, (B) the Borrower or any of its Subsidiaries may enter into any Passive LMA, provided that after giving effect thereto the Passive BCF Percentage shall not exceed 15% and (C) the Borrower or any of its Subsidiaries (other than License Subsidiaries) may enter into any Outsourcing Agreement with any other Person (including Affiliates), provided that after entering into any such Outsourcing Agreement, the BCF Percentage shall not exceed 30% and (iii) upon the request of the Administrative Agent, the Borrower shall cause the counterparty to such Program Services Agreement to execute and deliver to the Administrative Agent a Consent and Agreement with respect thereto within 30 days after entering into such Program Services Agreement.  For purposes of the preceding sentence, (i) a “Permitted Termination Payment” means a payment owing by the Borrower or any of its Subsidiaries by reason of the early termination of a Program Services Agreement relating to any of the television stations referred to below, provided that the amount of such payment shall not exceed the amount set forth below opposite the name of such television station:

Station	Termination Payment

WTTE-TV	$38,231,806
WNUV-TV	$14,968,084
WRGT-TV	$12,113,903
WVAH-TV	$6,078,979
WTAT-TV	$4,730,094
WMYA	$2,377,134
Other (as defined below)	$5,000,000;

(ii) the “Maximum Amount” for any fiscal year of the Borrower means (x) for its fiscal year ending in 2009, $50,000,000 and (y) for any of its fiscal years thereafter, an amount equal to the Maximum Amount for its preceding fiscal year increased (or decreased, as the case may be) by the percentage of the increase (or decrease, as the case may be) in the Consumer Price Index for all Urban Consumers (as published by the U.S. Department of Labor) for the twelve month period ending in September of such preceding fiscal year; and (iii) “Other” means any other broadcasting television station (x) sold by the Borrower or any of its Subsidiaries as permitted by Section 7.05(c) or (y) which is covered by a Program Services Agreement.

SECTION 7.16.  Limitation on Cure Rights.  The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any agreement with or for the benefit of any other Person that limits the ability of the Borrower or such Subsidiary to exercise any rights or remedies under any agreement pursuant to which an Acquisition is to be consummated.

SECTION 7.17.  Sale and Leaseback Transactions.  The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any arrangement with any other Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property that has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any of its Subsidiaries, other than such transactions not exceeding an aggregate sale price of $25,000,000.

SECTION 7.18.  Covenants Applicable to Holding Company.

(a)  Restrictive Agreements.  The Holding Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Holding Company to create, incur or permit to exist any Lien upon the Collateral owned by the Holding Company as provided herein and in the Security Documents, (ii) the ability of any Designated SBG Subsidiary or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets or (iii) the ability of any Subsidiary of any Designated SBG Subsidiary to pay dividends or other distributions to such Designated SBG Subsidiary with respect to its ownership interests or to Guarantee Indebtedness of the Borrower or any Subsidiary of the Borrower or the ability of any Designated SBG Subsidiary or any of its Subsidiaries to make loans or advances to the Borrower or any Subsidiary of the Borrower or to Guarantee Indebtedness of the Borrower or any Subsidiary of the Borrower; provided that the foregoing clauses (ii) and (iii) shall not apply to (x) restrictions and conditions imposed by law or by the Loan Documents and (y) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale (so long as such restrictions and conditions apply only to the Person that is to be sold and such sale is permitted under the Loan Documents); provided, further, that the foregoing clauses shall not apply to restrictions and conditions imposed by the Other Debt Documents to the extent not more onerous than those in effect under (in the case of any such Subordinated Debt) the 8% Senior Subordinated Note Indenture or (in the case of any other such Indebtedness) the Initial Second Priority Debt Indentures.

(b)  Guarantees by Holding Company.  The Holding Company will not, nor will it permit any of the Designated SBG Subsidiaries to, guarantee any Other Debt of the Borrower or any of its Subsidiaries unless each such guarantee (i) complies with the requirements of the definitions of “Initial Second Priority Debt” or “Additional Second Priority Debt”, as applicable, with respect to the relevant type of Indebtedness or (ii) otherwise (A) is unsecured and subordinated in right of payment to the Holding Company’s or such Designated SBG Subsidiary’s guarantee (if any) under Article III on terms not less favorable to the Lenders than those contained in the 8% Senior Subordinated Note Indenture and (B) contains other terms and conditions not more restrictive on the Holding Company and its Subsidiaries than those contained herein and in the 8% Senior Subordinated Note Indenture.

SECTION 7.19. Hedging Agreements.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, except Hedging Agreements entered into in the ordinary course of business (and not for speculative purposes) (a) to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock or Other Debt of the Borrower or any of its Subsidiaries) and (b) in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate, floating to fixed rates, or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

ARTICLE VIII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)  the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or

(b)  the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days; or

(c)  any representation or warranty made or deemed made by or on behalf of any Obligor in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made; or

(d)  the Borrower or the Holding Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a), 6.03 (with respect to the existence of the Borrower or the Holding Company, as applicable), 6.08, 6.09, 6.10, 6.11, 6.12 or 6.13 or in Article VII, or any Obligor shall default in the performance of any of its obligations contained in Section 5.02, 5.04(a)(iv), 5.05(a)(iii) or 6.14 of the Security Agreement; or

(e)  any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document to which it is a party and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower; or

(f)  the Borrower, any Guarantor or any other Designated SBG Subsidiary shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $25,000,000 or more (for all such Persons), or in the payment when due of any amount under any Hedging Agreement for a notional principal amount exceeding $25,000,000 (for all such Persons); or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Hedging Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of a Hedging Agreement, to permit the payments owing under such Hedging Agreement to be liquidated; or

(g)  an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, any Guarantor, any other Designated SBG Subsidiary or any Material Third-Party Licensee or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Guarantor, any other Designated SBG Subsidiary or any Material Third-Party Licensee or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered; or

(h)  the Borrower, any Guarantor, any other Designated SBG Subsidiary or any Material Third-Party Licensee shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any Guarantor, any other Designated SBG Subsidiary or any Material Third-Party Licensee or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

(i)  the Borrower, any Guarantor, any other Designated SBG Subsidiary or any Material Third-Party Licensee shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

(j)  one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower, any Guarantor or any other Designated SBG Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower, any Guarantor or any other Designated SBG Subsidiary to enforce any such judgment; or

(k)  an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(l)  the Smith Brothers shall cease at any time collectively to own, directly or indirectly, legally or beneficially, shares of Capital Stock of the Holding Company representing at least 51% of the voting power of the Holding Company (other than by reason of death or disability), or the Holding Company shall cease at any time to own, directly or indirectly, 100% of the Capital Stock of the Borrower; or

(m)  during any period of 25 consecutive calendar months, individuals who were directors of the Holding Company or the Borrower on the first day of such period shall no longer constitute a majority of the Board of Directors of the Holding Company or the Borrower, as the case may be; or

(n)  the Borrower shall deliver any “Change of Control Purchase Notice” (or any similar notice) under and as defined in any Note Indenture; or

(o)  any Broadcast License (other than an Immaterial Broadcast License) shall be terminated, forfeited or revoked or shall fail to be renewed for any reason whatsoever, or shall be modified in a manner materially adverse to the Borrower, or for any other reason (i) any License Subsidiary shall at any time cease to be a licensee under any Broadcast License (other than an Immaterial Broadcast License) relating to the Owned Station to which such Broadcast Licenses have been granted or the Subsidiary of the Borrower that owns 100% of the Capital Stock of such License Subsidiary shall otherwise fail to have all required authorizations, licenses and permits to construct, own, operate or promote such Owned Station, or (ii) any Material Third-Party Licensee for any Contract Station shall fail to preserve and maintain its legal existence or any of its material rights, privileges or franchises (including the Broadcast Licenses (other than an Immaterial Broadcast Licenses) for such Contract Station (other than by reason of such Contract Station becoming an Owned Station)); or

(p)  with respect to any Owned Station, the License Subsidiary with respect to such Owned Station shall at any time cease to be a Wholly Owned Subsidiary of the Subsidiary of the Borrower that owns the operating assets related to the Broadcast Licenses for such Owned Station; or the Borrower shall cease at any time to own all of the issued shares of the Capital Stock of any such Subsidiary; or

(q)  any transfer of any common stock or other ownership interests of the Borrower or any of its Subsidiaries or any right to receive such common stock or other ownership interests in the Borrower or any such Subsidiary, as the case may be, shall be transferred and either (i) such transfer shall fail to comply with any applicable provision of the Federal Communications Act of 1934, as amended from time to time, or any applicable FCC rule, regulation or policy, or (ii) the Administrative Agent shall not have received prior to such transfer an opinion reasonably satisfactory to the Required Lenders of counsel reasonably satisfactory to the Required Lenders to the effect that such transfer does so comply; or

(r)  other than with respect to de minimis items of Collateral not exceeding $5,000,000 in the aggregate, the Liens created by any of the Security Documents shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 7.02 or under any of the Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents or any of the Guarantees of the Guarantors under Article III shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor, or any Intercreditor Agreement, or any other intercreditor agreement relating to any Second Priority Debt or Subordinated Debt, ceases to be in full force and effect (other than in accordance with its terms) against any holder of any Indebtedness that is secured by a Lien ranking pari passu with, or junior to, the Liens securing the Obligations or is contractually subordinated to the payment of the Obligations; or

(s)  any Program Services Agreement shall be terminated prior to the stated expiration date thereof (other than in connection with the Borrower’s or any Subsidiary’s acquisition of the Contract Station subject thereto) and the Obligor party thereto shall not have entered into a replacement agreement relating to the Contract Station to which such Program Services Agreement relates that contains substantially similar payment terms as those set forth in such Program Services Agreement, or any party to any of the Program Services Agreements shall default in any of its respective obligations thereunder and the Broadcast Cash Flow attributable to the Contract Station(s) subject to such Program Services Agreement(s), either individually or in the aggregate, for the most recent twelve month period is equal to or greater than 10% of Broadcast Cash Flow for such period; or

(t)  there shall have been asserted against the Borrower, any Guarantor, any other Designated SBG Subsidiary or any Unrestricted Subsidiary any claim with respect to any Environmental Liability that, in the judgment of the Required Lenders, is reasonably likely to be determined adversely to the Borrower or the affected Guarantor, other Designated SBG Subsidiary or Unrestricted Subsidiary, as the case may be, and the amount thereof could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (insofar as such amount is payable by any of the Borrower, the Guarantors, the other Designated SBG Subsidiaries or the Unrestricted Subsidiaries after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable thereof); or

(u)  any party to any Consent and Agreement shall default in the performance of any of its obligations thereunder, if such default, individually or together with other such defaults, could reasonably be expected to result in a Material Adverse Effect;

then, and in every such event (other than an event with respect to any Obligor described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately; (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any event with respect to any Obligor described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and (iii) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Security Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Obligors to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article including Section 10.03, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto.  Without limiting any other provision of this Article, each Lender hereby authorizes the Administrative Agent to enter into (and/or agree to any amendments to) from time to time (i) any Security Documents and (ii) intercreditor (including subordination) arrangements on behalf of the Lenders in respect of any Other Debt to the extent permitted or contemplated hereunder, in each case as the Administrative Agent shall determine to be appropriate and consistent with the provisions hereof.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lender and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower so long as no Default shall exist, to appoint a successor from among the Lenders.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent which shall be a bank with a minimum capital and surplus of $500,000,000 and with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Except as otherwise provided in Section 10.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release all or substantially all of the collateral or terminate any Lien with respect thereto under the Security Agreement, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property that is the subject of either a Disposition of property permitted hereunder or a Disposition to which the Required Lenders have consented.  Notwithstanding anything to the contrary contained herein, the Security Documents executed by the Obligors in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any Lender if such amendment or waiver is delivered in order (i) to comply with applicable local law, rule or regulation or advice of local counsel, (ii) to cure ambiguities, defects or manifest errors, (iii) to cause any such Security Documents to be consistent with this Agreement and the other Loan Documents and/or (iv) to give effect to the changes to any Security Document required by any Intercreditor Agreement.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Obligor, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.10 and 10.03) allowed in such judicial proceeding; and to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.03.  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Lenders irrevocably agree: (a) that any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall be automatically released (i) upon payment in full of all Obligations (other than obligations under Secured Hedging Agreements and contingent indemnification obligations not yet accrued and payable), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted under the Loan Documents to any Person other than the Borrower or any of its Affiliates, (iii) subject to Section 10.02(b), if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such greater number of Lenders as may be required pursuant to Section 10.02(b)), or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under this Agreement in accordance with the terms of the Loan Documents; (b) to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property in respect of any purchase money Indebtedness (including Capital Lease Obligations) permitted by Section 7.01; and (c) that any Guarantor shall be automatically released from its obligations under this Agreement if such Person ceases to be a Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Other Debt.  Any such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Obligors in respect of) all interests retained by the Obligors, including the proceeds of any sale or other disposition, all of which shall continue to constitute part of the Collateral.  Upon request by the Administrative Agent at any time, the Required Lenders (or such greater number of Lenders as may be required pursuant to Section 10.02(b)) will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under this Agreement pursuant to this Article.  In each case as specified herein, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Obligor such documents as such Obligor may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Security Documents, or to evidence the release of such Guarantor from its obligations under this Agreement, in each case in accordance with the terms of the Loan Documents (including this Article).

It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law, rule or regulation of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction.  It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future law, rule or regulation of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).  In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article and of Section 10.03 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.  Should any instrument in writing from the Borrower or any other Obligor be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Obligor to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent.  In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

Notwithstanding anything herein to the contrary, the Sole Lead Arranger and Sole Bookrunner and the Syndication Agent named on the cover page of this Agreement shall have no duties or responsibilities hereunder except in their respective capacity, if any, as a Lender.

ARTICLE X

MISCELLANEOUS

SECTION 10.01.  Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)  if to the Borrower or any Subsidiary Guarantor, to it at Sinclair Television Group, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland  21030, Attention of David B. Amy and Barry Faber (Telecopy No. (410) 568-1588); with a copy to Thomas & Libowitz, P.A., 100 Light Street, Baltimore, Maryland  21202, Attention of Steven Thomas (Telecopy No. (410) 752-2046);

(ii)  if to the Holding Company, to it at Sinclair Broadcast Group, Inc., 10706 Beaver Dam Road, Hunt Valley, Maryland  21030, Attention of David B. Amy and Barry Faber (Telecopy No. (410) 568-1588); with a copy to Thomas & Libowitz, P.A., 100 Light Street, Baltimore, Maryland  21202, Attention of Steven Thomas (Telecopy No. (410) 752-2046);

(iii)  if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 1111 Fannin Street, 10th Floor, Houston, Texas 77002-6925, Attention: Demetra Mayon, Loan and Agency Services (Telephone No. (713) 750-3780; Telecopy No. (713) 750-2358), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, Attention of Peter Thauer (Telephone No. (212) 270-6289; Telecopy No. (212) 270-5127);

(iv)  if to the Issuing Lender, to JPMorgan Chase Bank, N.A., 10420 Highland Manor Drive, 4th Floor, Tampa, Florida 33610, Attention of Henry Avelino (Telephone No. (813) 432-6338; Telecopy No. (813) 432-5161), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, Attention of Peter Thauer (Telephone No. (212) 270-6289; Telecopy No. (212) 270-5127);

(v)  if to the Swing Line Lender, to JPMorgan Chase Bank, N.A., 1111 Fannin Street, 10th Floor, Houston, Texas 77002-6925, Attention: Demetra Mayon, Loan and Agency Services (Telephone No. (713) 750-4780; Telecopy No. (713) 750-2358), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, Attention of Peter Thauer (Telephone No. (212) 270-6289; Telecopy No. (212) 270-5127); and

(vi)  if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 10.02.  Waivers; Amendments.  (a)  No failure or delay by the Administrative Agent, the Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Lender and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Lender may have had notice or knowledge of such Default at the time.

(b)  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(c) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent or waiver hereunder, without the written consent of each Lender, or (vi) release all or substantially all of the Subsidiary Guarantors from any of their guarantee obligations under Article III without the written consent of each Lender (except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Subsidiary Guarantor from such obligations that is the subject of a Disposition permitted hereunder or to which the Required Lenders have consented or to release any SBG Subsidiary Guarantor from such obligations in accordance with its removal as a Guarantor hereunder pursuant to Section 6.10); and provided, further, that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Lender or the Swing Line Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Lender or the Swing Line Lender, as the case may be, (y) any modification or supplement of Article III shall require the consent of each Subsidiary Guarantor and (z) to the extent specified in Section 2.01(c), this Agreement may be amended to establish Incremental Loan Commitments of any Series pursuant to an Incremental Loan Amendment executed between the Borrower, the relevant Lenders of such Series and the Administrative Agent, and any such Incremental Loan Amendment shall not require the consent of any other party to this Agreement.

Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Revolving Loan shall be effective against the Revolving Lenders for purposes of the Revolving Commitments unless the Required Revolving Lenders shall have concurred with such waiver or modification.

SECTION 10.03.  Expenses; Indemnity; Damage Waiver.  (a)  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Lender or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred in connection with (x) any bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) any judicial or regulatory proceedings and (z) any workout, restructuring or other negotiations or proceedings (whether or not any thereof is consummated) and (iv) all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by the Security Documents or any other document referred to therein.  Without limiting the generality of the foregoing, expenses being reimbursed by the Borrower under this Section include all reasonable costs and expenses incurred in connection with (i) taxes, fees and other charges for lien and title searches, title insurance, recording the Mortgages, filing financing statements and continuations thereof and other actions to perfect, protect and continue the Liens under the Security Documents and (ii) sums paid or incurred by the Administrative Agent or any Lender to take any action required of any Obligor under the Loan Documents that such Obligor fails to pay or take.

(b)  The Borrower shall indemnify the Administrative Agent, the Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)  To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Lender or the Swing Line Lender under paragraph (a) or (b) of this

Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Lender or the Swing Line Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Lender or the Swing Line Lender in its capacity as such.

(d)  To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)  All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 10.04.  Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)  the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B)  with respect to an assignment of a Revolving Lender’s Revolving Commitment or a Revolving Lender’s obligations in respect of its LC Exposure or Swing Line Exposure, the Issuing Lender and the Swing Line Lender; and

(C)  the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Term Loan or Incremental Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning

Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 and, after giving effect to such assignment, the assigning Lender shall not have Commitment(s) and/or Loan(s) less than $1,000,000, unless, in each case, each of the Borrower and the Administrative Agent otherwise consent, provided that (i) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (ii) in the event of concurrent assignments to two or more funds that are advised or managed by the same investment advisor, all such concurrent assignments shall be aggregated in determining compliance with this minimum assignment requirement;

(B) each partial assignment of Commitments or Loans of any Class shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Commitment and Loans of such Class under this Agreement, provided that this clause shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iii)  Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 10.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)  The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)  Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)(i)  Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Lender or the Swing Line Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.16(d) as though it were a Lender.

(ii)  A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

(d)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)  Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

SECTION 10.05.  Survival.  All covenants, agreements, representations and warranties made by the Obligors herein and in the certificates or other instruments  delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.13, 2.14, 2.15, 3.03 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.06.  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Upon the effectiveness of this Agreement as provided in Section 5.01, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.07.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)  Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

(c)  Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 10.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12.  Confidentiality.  Each of the Administrative Agent, the Issuing Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or under any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than an Obligor.  For the purposes of this Section, “Information” means all information received from any Obligor relating to the Holding Company, the Borrower, any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by an Obligor; provided that, in the case of information received from an Obligor after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN THIS SECTION) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.  ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 10.13.  Cure of Defaults by the Administrative Agent or the Lenders.  Notwithstanding anything contained herein to the contrary, the Administrative Agent or any Lender may in its sole discretion, but shall not be obligated to, (a) cure any monetary default under any Program Services Agreement or (b) cure, by monetary payment or by performance, any default under any lease or option agreement to which the Borrower or any Subsidiary is a party.  In each case referred to in the foregoing clauses (a) and (b), the Borrower shall reimburse the Administrative Agent or such Lender for any such payment, and shall indemnify the Administrative Agent or such Lender for any and all costs and expenses (including the fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with any such performance, in each case with interest, at the Alternate Base Rate plus the Applicable Margin (for ABR Loans held by the Extending Revolving Lenders), payable from the date of such payment or performance by the Administrative Agent or such Lender to the date of reimbursement by the Borrower.  Without limiting the generality of the foregoing, the Administrative Agent or any Lender may in its sole discretion, but shall not be obligated to, cure, by monetary payment or by performance, any default as permitted by any Consent and Agreement and the Borrower shall reimburse the Administrative Agent or such Lender for any such payment, and shall indemnify the Administrative Agent or such Lender for any and all costs and expenses (including the fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with any such performance, in each case with interest, at the Alternate Base Rate plus the Applicable Margin (as provided above), payable from the date of such payment or performance by the Administrative Agent or such Lender to the date of reimbursement by the Borrower.

SECTION 10.14.  USA PATRIOT Act.  Each Lender hereby notifies the Obligors that pursuant to the requirements of the USA PATRIOT Act, it may be required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of the Obligors and other information that will allow such Lender to identify the Obligors in accordance with said Act.

SECTION 10.15.  Effect of Amendment and Restatement.  Upon the Fourth Restatement Effective Date, this Agreement shall amend, and restate as amended, the Existing Credit Agreement, but shall not constitute a novation thereof or in any way impair or otherwise affect the rights or obligations of the parties thereunder (including with respect to Loans and representations and warranties made thereunder) except as such rights or obligations are amended or modified hereby.  The Existing Credit Agreement as amended and restated hereby shall be deemed to be a continuing agreement among the parties, and all documents, instruments and agreements delivered pursuant to or in connection with the Existing Credit Agreement not amended and restated in connection with the entry of the parties into this Agreement shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such document, instrument or agreement to the same extent as if the modifications to the Existing Credit Agreement contained herein were set forth in an amendment to the Existing Credit Agreement in a customary form, unless such document, instrument or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Agreement, the Existing Credit Agreement or such document, instrument or agreement or as otherwise agreed by the required parties hereto or thereto.

SECTION 10.16.  Termination of Lehman’s Revolving Commitment.  (a)  Effective as of the Fourth Restatement Effective Date, the parties hereto (including, for purposes of this Section, Lehman Commercial Paper Inc. (“LCPI”), which shall consent hereto by executing and delivering an instrument in form and substance satisfactory to the Administrative Agent) hereby agree that the Revolving Commitment of LCPI under the Existing Credit Agreement of $6,363,636.36 shall be terminated (but without affecting whatsoever the Commitments of the other Lenders hereunder), such Revolving Commitment and the LC Exposure of LCPI shall be reduced to zero (0), and LCPI shall cease to be a Revolving Lender party to this Agreement and shall have no further obligation to make any extension of credit under this Agreement (including any obligation in respect of Letters of Credit, if any, outstanding as of the Fourth Restatement Effective Date); provided that, notwithstanding such termination, LCPI shall remain entitled to its rights pursuant to indemnification and other provisions of the Existing Credit Agreement and the other Loan Documents referred to therein which by their terms survive the termination of the Commitments and the repayment of all obligations thereunder.

(b)  The Borrower hereby unconditionally and irrevocably waives all claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, whether in contract or tort, which any of them may have or claim to have against LCPI (in its capacity as a Lender) or its agents, employees, officers, affiliates, directors, representatives, attorneys, successors and assigns (collectively, the “Released Parties”) to the extent arising out of or in connection with the Existing Credit Agreement and such other Loan Documents including, without limitation, any failure by LCPI to fund any Loan or other amount to be funded by the Lenders thereunder (collectively, the “Claims”).  The Company further agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Released Parties with respect to any and all of the foregoing described waived, released, acquitted and discharged Claims or from exercising any right of recoupment or setoff that it may have under a master netting agreement or otherwise against any Released Party with respect to the obligations under the Existing Credit Agreement and such other Loan Documents.  Each of the Released Parties shall be a third party beneficiary of the agreements of the Borrower under this Section.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER

SINCLAIR TELEVISION GROUP, INC.

By	/s/ David B. Amy
	Name:	David B. Amy
	Title:	Secretary

Address for the Borrower:
10706 Beaver Dam Road
Hunt Valley, Maryland 21030

Tax I.D. Number for the Borrower:
55-0829972

HOLDING COMPANY

SINCLAIR BROADCAST GROUP, INC.

By	/s/ David B. Amy
	Name:	David B. Amy
Title: Executive Vice President and Chief Financial Officer

Address for the Holding Company:
10706 Beaver Dam Road
Hunt Valley, Maryland 21030

Tax I.D. Number for the Holding Company:
52-1494660

SUBSIDIARY GUARANTORS

WCGV, INC.
SINCLAIR ACQUISITION IV, INC.
WLFL, INC.
SINCLAIR MEDIA I, INC.
WSMH, INC.
SINCLAIR MEDIA II, INC.
WSTR LICENSEE, INC.
WGME, INC.
SINCLAIR MEDIA III, INC.
WTTO, INC.
WTVZ, INC.
WYZZ, INC.
KOCB, INC.
WDKY, INC.
WYZZ LICENSEE, INC.
KLGT, INC.
SINCLAIR TELEVISION COMPANY II, INC.
WSYX LICENSEE, INC.
WGGB, INC.
WTWC, INC.
SINCLAIR COMMUNICATIONS II, INC.
SINCLAIR HOLDINGS I, INC.
SINCLAIR HOLDINGS II, INC.
SINCLAIR HOLDINGS III, INC.
SINCLAIR TELEVISION COMPANY, INC.
SINCLAIR TELEVISION OF BUFFALO, INC.
SINCLAIR TELEVISION OF CHARLESTON, INC.
SINCLAIR TELEVISION OF NASHVILLE, INC.
SINCLAIR TELEVISION OF NEVADA, INC.
SINCLAIR TELEVISION OF TENNESSEE, INC.
SINCLAIR TELEVISION LICENSE HOLDER, INC.
SINCLAIR TELEVISION OF DAYTON, INC.
SINCLAIR ACQUISITION VII, INC.
SINCLAIR ACQUISITION VIII, INC.
SINCLAIR ACQUISITION IX, INC.
SINCLAIR ACQUISITION X, INC.
MONTECITO BROADCASTING CORPORATION
CHANNEL 33, INC.
WNYO, INC.
NEW YORK TELEVISION, INC.
BIRMINGHAM (WABM-TV) LICENSEE, INC.
RALEIGH (WRDC-TV) LICENSEE, INC.
SAN ANTONIO (KRRT-TV) LICENSEE, INC.
WVTV LICENSEE, INC.
SINCLAIR PROPERTIES, LLC
SINCLAIR PROPERTIES II, LLC

KBSI LICENSEE L.P.
WMMP LICENSEE L.P.
WSYT LICENSEE L.P.
By:	Sinclair Properties, LLC, General Partner

WEMT LICENSEE L.P.
WKEF LICENSEE L.P.

By:	Sinclair Properties II, LLC, General Partner

WGME LICENSEE, LLC

By:	WGME, Inc., Member

WICD LICENSEE, LLC
WICS LICENSEE, LLC
KGAN LICENSEE, LLC
KFXA LICENSEE, LLC
By:	Sinclair Acquisition IV, Inc., Member

WSMH LICENSEE, LLC
By:	WSMH, Inc., Member

WPGH LICENSEE, LLC
KDNL LICENSEE, LLC
WCWB LICENSEE, LLC
By:	Sinclair Media I, Inc., Member

WTVZ LICENSEE, LLC

By:	WTVZ, Inc., Member

KLGT LICENSEE, LLC

By:	KLGT, Inc., Member

WCGV LICENSEE, LLC
By:	WCGV, Inc., Member

KUPN LICENSEE, LLC
WEAR LICENSEE, LLC
WFGX LICENSEE, LLC
By:	Sinclair Media II, Inc., Member

WLFL LICENSEE, LLC
WRDC, LLC
By:	WLFL, Inc., Member

WTTO LICENSEE, LLC

By:	WTTO, Inc., Member

WTWC LICENSEE, LLC

By:	WTWC, Inc., Member

WGGB LICENSEE, LLC

By:	WGGB, Inc., Member

KOCB LICENSEE, LLC

By:	KOCB, Inc., Member

WDKY LICENSEE, LLC
KOKH, LLC

By:	WDKY, Inc., Member

KOKH LICENSEE, LLC,

By:	KOKH, LLC, Member of KOKH Licensee, LLC

By:	WDKY, Inc., Member of KOKH, LLC

WUPN LICENSEE, LLC
WUTV LICENSEE, LLC
WXLV LICENSEE, LLC
By:	Sinclair Television of Buffalo, Inc., Member

WUXP LICENSEE, LLC

By:	Sinclair Television of Tennessee, Inc., Member

WCHS LICENSEE, LLC

By:	Sinclair Media III, Inc., Member

SINCLAIR FINANCE, LLC
By:	KLGT, Inc., Member

WZTV LICENSEE, LLC
WVAH LICENSEE, LLC
WNAB Licensee, LLC
By:	Sinclair Television of Nashville, Inc., Member

WMSN LICENSEE, LLC
WUHF LICENSEE, LLC
By:	Sinclair Television Company, Inc., Member

WTAT LICENSEE, LLC
WRLH LICENSEE, LLC
	By:	Sinclair Television of Charleston, Inc., Member

WRGT LICENSEE, LLC
	By:	Sinclair Television of Dayton, Inc., Member

SINCLAIR NEWSCENTRAL, LLC
CHESAPEAKE TELEVISION LICENSEE, LLC
KABB LICENSEE, LLC
WLOS LICENSEE, LLC
SAN ANTONIO TELEVISION, LLC
	By:	Sinclair Communications, LLC, Sole Member

	By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

SINCLAIR PROGRAMMING COMPANY, LLC
SINCLAIR COMMUNICATIONS, LLC
	By:	Sinclair Television Group, Inc., Member

KDSM, LLC

	By:	Sinclair Broadcast Group, Inc., Member

KDSM LICENSEE, LLC

	By:	KDSM, LLC, Sole Member of KDSM Licensee, LLC

	By:	Sinclair Broadcast Group, Inc., Sole Member of KDSM, LLC

WDKA LICENSEE, LLC
WNYS LICENSEE, LLC
	By:	Sinclair Properties, LLC, Member

By:	/s/ David B. Amy
David B. Amy, in his capacity as Executive Vice President, Secretary or Manager, as the case may be

JPMORGAN CHASE BANK, N.A., as Swing Line Lender, as Issuing Lender and as Administrative Agent

By:	/s/ Peter B. Thauer
	Name:	Peter B. Thauer
Title: Executive Director

JPMORGAN CHASE BANK, N.A., as Tranche B-1 Term Loan Lender

By:	/s/ Peter B. Thauer
	Name:	Peter B. Thauer
Title: Executive Director

Schedule 1.01(a)

Revolving Commitments

Lenders	Non-Extending Revolving Lender Revolving Commitments	Extending Revolving Lenders Revolving Commitments
JPMorgan Chase Bank, N.A.		$20,000,000.00
Wachovia Bank National Association		$25,000,000.00
Deutsche Bank Trust Company Americas	$22,272,727.27
ING Investment Management LLC	$22,272,727.27
BNP Paribas		$15,000,000.00
Sumitomo Mitsui Banking Corporation		$10,417,272.73
UBS AG	$9,545,454.55
Allied Irish Banks PLC	$6,363,636.36
Mizuho Corporate Bank, Ltd.		$5,000,000.00

TOTAL	$60,454,545.45	$75,417,727.73	=$	135,871,818.18

Schedule 1.01(b)

Owned Stations

The channels indicated below are based on the new digital channel allotments.

Market	Stations	Status	Channel	Affiliation	License Subsidiary
Minneapolis/St. Paul, Minnesota	WUCW (f/k/a KMWB)	Owned	22	CW	KLGT Licensee, LLC
Pittsburgh, Pennsylvania	WPGH	Owned	43	FOX	WPGH Licensee, LLC
	WPMY (f/k/a WCWB)	Owned	42	MNT	WCWB Licensee, LLC
St. Louis, Missouri	KDNL	Owned	31	ABC	KDNL Licensee, LLC
Baltimore, Maryland	WBFF	Owned	46	FOX	Chesapeake Television Licensee, LLC
Raleigh/Durham, North Carolina	WLFL	Owned	27	CW	WLFL Licensee, LLC
	WRDC	Owned	28	MNT	Raleigh (WRDC-TV) Licensee, Inc.
Cincinnati, Ohio	WSTR	Owned	33	MNT	WSTR Licensee, Inc.

Market	Stations	Status	Channel	Affiliation	License Subsidiary
Milwaukee, Wisconsin	WCGV	Owned	25	MNT	WCGV Licensee, LLC
	WVTV	Owned	18	CW	WVTV Licensee, Inc.
Nashville, Tennessee	WZTV	Owned	15	FOX	WZTV Licensee, LLC
	WUXP	Owned	21	MNT	WUXP Licensee, LLC
Columbus, Ohio	WSYX	Owned	13	ABC	WSYX Licensee, Inc.
Asheville, North Carolina and Greenville/ Spartanburg/Anderson, South Carolina	WLOS	Owned	13	ABC	WLOS Licensee, LLC
San Antonio, Texas	KABB	Owned	30	FOX	KABB Licensee, LLC
	KMYS (f/k/a KRRT)	Owned	32	MNT	San Antonio (KRRT-TV) Licensee, Inc.
Norfolk, Virginia	WTVZ	Owned	33	MNT	WTVZ Licensee, LLC
Buffalo, New York	WUTV	Owned	14	FOX	WUTV Licensee, LLC
	WNYO	Owned	49	MNT	New York Television, Inc.
Oklahoma City, Oklahoma	KOCB	Owned	33	CW	KOCB Licensee, LLC

Market	Stations	Status	Channel	Affiliation	License Subsidiary
	KOKH	Owned	24	FOX	KOKH Licensee, LLC
Greensboro/Winston- Salem/High	WXLV	Owned	29	ABC	WXLV Licensee, LLC
Point, North Carolina	WMYV (f/k/a WUPN)	Owned	33	MNT	WUPN Licensee, LLC
Birmingham, Alabama	WTTO	Owned	28	CW	WTTO Licensee, LLC
	WABM	Owned	36	MNT	Birmingham (WABM-TV) Licensee, Inc.
Dayton, Ohio	WKEF	Owned	51	ABC	WKEF Licensee L.P.
Charleston/Huntington, West Virginia	WCHS	Owned	41	ABC	WCHS Licensee, LLC
Richmond, Virginia	WRLH	Owned	26	FOX	WRLH Licensee, LLC
Las Vegas, Nevada	KVMY (f/k/a KVWB)	Owned	22	MNT	KUPN Licensee, LLC

Market	Stations	Status	Channel	Affiliation	License Subsidiary
	KVCW (f/k/a KFBT)	Owned	29	CW	Channel 33, Inc.
Mobile, Alabama and Pensacola,	WEAR	Owned	17	ABC	WEAR Licensee, LLC
Florida	WFGX	Owned	50	MNT	WFGX Licensee, LLC
Flint/Saginaw/Bay City, Michigan	WSMH	Owned	16	FOX	WSMH Licensee, LLC
Lexington, Kentucky	WDKY	Owned	31	FOX	WDKY Licensee, LLC
Des Moines, Iowa	KDSM	Owned	16	FOX	KDSM Licensee, LLC
Syracuse, New York	WSYT	Owned	19	FOX	WSYT Licensee L.P.
Rochester, New York	WUHF	Owned	28	FOX	WUHF Licensee, LLC
Paducah, Kentucky and Cape Girardeau, Missouri	KBSI	Owned	22	FOX	KBSI Licensee L.P.
Portland, Maine	WGME	Owned	38	CBS	WGME Licensee, LLC
Madison, Wisconsin	WMSN	Owned	11	FOX	WMSN Licensee, LLC

Market	Stations	Status	Channel	Affiliation	License Subsidiary
Cedar Rapids, Iowa	KGAN	Owned	51	CBS	KGAN Licensee, LLC
Peoria/Bloomington, Illinois	WYZZ	Owned	28	FOX	WYZZ Licensee, Inc.
Charleston, South Carolina	WMMP	Owned	36	MNT	WMMP Licensee L.P.
Tallahassee, Florida	WTWC	Owned	40	NBC	WTWC Licensee, LLC
Springfield/Champaign, Illinois	WICS	Owned	42	ABC	WICS Licensee, LLC
	WICD	Owned	41	ABC	WICD Licensee, LLC

Schedule 1.01(c)

Contract Stations

The channels indicated below are based on the new digital channel allotments.

Market	Stations	Status	Channel	Affiliation	License Subsidiary
Charleston/Huntington, West Virginia	WVAH	Contract	19	FOX	N/A
Nashville, Tennessee	WNAB	Contract/Ownership Pending	23	CW	N/A
Syracuse, New York	WNYS	Contract	44	MNT	N/A
Paducah, Kentucky and Cape Girardeau, Missouri	WDKA	Contract	49	MNT	N/A
Charleston, South Carolina	WTAT	Contract	24	FOX	N/A
Tuscaloosa, Alabama	WDBB	Contract	18	CW	N/A
Dayton, Ohio	WRGT	Contract	30	FOX	N/A
Columbus, Ohio	WTTE	Contract	36	FOX	N/A

Market	Stations	Status	Channel	Affiliation	License Subsidiary
Asheville, North Carolina and Greenville/ Spartanburg/Anderson, South Carolina	WMYA (f/k/a WBSC)	Contract/Ownership Pending	14	MNT	N/A
Baltimore, Maryland	WNUV	Contract	40	CW	N/A
Tampa, Florida	WTTA	Contract	38	MNT	N/A
CEDAR RAPIDS, Iowa	KFXA	Contract	27	FOX	N/A

Schedule 2.04(a)

Existing Letters of Credit

1.                                       Letter of credit for the benefit of RKM Media, Inc., dated July 15, 2005 in support of the purchase of the licensed assets for WNYS in Syracuse, New York.  Total amount outstanding: $310,000.

2.                                       Letter of credit for the benefit of Clipper Mill Federal, LLC, dated June 5, 2006 in support of the building lease for G1440, LLC in Baltimore, Maryland.  Total amount outstanding: $78,378.

Schedule 4.01

Organization; Powers

None

Schedule 4.06(a)

Litigation

Certain of our stations have entered into Local Marketing Agreements (“LMAs”).  In 1999, the FCC implemented new local television ownership rules and decided to attribute LMAs for ownership purposes.  The FCC grandfathered our LMAs that were entered into prior to November 5, 1996, permitting the applicable stations to continue operations pursuant to the LMAs until the conclusion of the FCC’s 2004 biennial review of its ownership rules.  The FCC stated it would conduct a case-by-case review of grandfathered LMAs at that time and assess the appropriateness of extending the grandfathering periods.  Subsequently, the FCC invited comments as to whether, instead of beginning the review of the grandfathered LMAs in 2004, it should do so in 2006.  The FCC did not initiate any review of grandfathered LMAs in 2004 or as part of its 2006 quadrennial review.  We cannot predict when, or if, the FCC will conduct any such review of grandfathered LMAs. With respect to LMAs executed on or after November 5, 1996, the FCC required that parties come into compliance with the 1999 local television ownership rule by August 6, 2001.  We challenged the 1999 local television ownership rule in the U.S. Court of Appeals for the D.C. Circuit, and that court stayed the enforcement of the divestiture of the post-November 5, 1996 LMAs.  In 2002, the D.C. Circuit ruled in Sinclair Broadcast Group, Inc. v. F.C.C., 284 F.3d 114 (D.C. Cir. 2002) that the 1999 local television ownership rule was arbitrary and capricious and remanded the rule to the FCC.

In 2003, the FCC revised its ownership rules, including the local television ownership rule. The effective date of the 2003 ownership rules was stayed by the U. S. Court of Appeals for the Third Circuit and the rules were remanded to the FCC.  Because the effective date of the 2003 ownership rules had been stayed and, in connection with the adoption of those rules, the FCC concluded the 1999 rules could not be justified as necessary in the public interest, we took the position that an issue exists regarding whether the FCC has any current legal right to enforce any rules prohibiting the acquisition of television stations.  Several parties, including us, filed petitions with the Supreme Court of the United States seeking review of the Third Circuit decision, but the Supreme Court denied the petitions in June 2005.

In July 2006, as part of the FCC’s statutorily required quadrennial review of its media ownership rules, the FCC released a Further Notice of Proposed Rule Making seeking comment on how to address the issues raised by the Third Circuit’s decision, among other things, remanding the local television ownership rule.  In January February 2008, the FCC released an order containing its current ownership rules, which re-adopted its 1999 local television ownership rule.  On February 29, 2008, several parties, including us, separately filed petitions for review in a number of federal appellate courts challenging the FCC’s current ownership rules.  By lottery, those petitions were consolidated in the U.S. Court of Appeals for the Ninth Circuit.  In July 2008, several parties, including us, filed motions to transfer the consolidated proceedings to the U.S.

Court of Appeals for the D.C. Circuit and other parties requested transfer to the U.S. Court of Appeals for the Third Circuit.  In November 2008, the Ninth Circuit transferred the consolidated proceedings to the Third Circuit and the proceedings are pending.

All of our non-grandfathered LMAs would be required to be terminated under the 2008 rules, but we continue to believe the termination of those LMAs was stayed by the 2002 decision of the U.S. Court of Appeals for the D.C. Circuit.

In 2003, we filed with the FCC applications and associated waiver requests to acquire WRGT-TV, WTAT-TV, WVAH-TV, WNUV(TV), and WTTE(TV).  We also have pending a petition for reconsideration of the 2001 dismissal of an application to acquire WBSC-TV.  The Rainbow/PUSH Coalition (“Rainbow”) filed a petition to deny the five 2003 applications and to revoke all of our licenses.  The FCC’s Media Bureau denied the Rainbow petition, and Rainbow filed a petition for reconsideration, which is still pending.  The Media Bureau dismissed our applications in light of the Third Circuit’s stay of the FCC’s 2003 ownership rules and because the applications were not facially consistent with the 1999 local television ownership rule.  We filed with the full Commission an application for review of the dismissal, which is still pending before the FCC.

We timely filed with the FCC applications for the license renewal of television stations WXLV-TV, WUPN-TV, WLFL(TV), WRDC(TV), WLOS(TV), and WMMP(TV), all of which are located in either North or South Carolina.  On November 1, 2004, an organization calling itself “Free Press” filed a petition to deny the renewal applications of these stations.  Several individuals and an organization named “Sinclair Media Watch” also filed informal objections to the license renewal applications of WLOS(TV) and WBSC-TV, raising essentially the same arguments presented in the Free Press petition.  We opposed the petition to deny and informal objections against those stations, and the renewal applications are currently pending.

We timely filed with the FCC an application for the license renewal of WBFF(TV).  On September 1, 2004, Richard D’Amato filed a petition to deny the application.  We opposed the petition to deny, and the license renewal application is currently pending.

On October 12, 2004, the FCC issued a Notice of Apparent Liability for Forfeiture (“NAL”) in the amount of $7,000 per station to virtually every Fox station, including sixteen Fox affiliates licensed to us at that time.  The NAL alleged that the stations broadcast indecent material contained in an episode of a Fox network program that aired on April 7, 2003.  The Fox network and we filed oppositions to the NAL.  The proceeding is still pending.

FCC staff in the Investigations and Hearings Division of the FCC’s Enforcement Bureau have informed us that there are one or more formal or informal complaints currently pending against television stations WTTO(TV), WLFL(TV) and WLOS(TV) and certain of our other stations.  We received a copy of a letter to WLFL Licensee, LLC dated May 9, 2005, from FCC staff in the Investigations and Hearings Division of the FCC’s

Enforcement Bureau informing us that the Enforcement Bureau is investigating allegations contained in a complaint about the broadcast of indecent material on television station WLFL(TV).

On July 21, 2005, we filed an application to acquire WNAB(TV).  Rainbow filed a petition to deny that application and also requested that the FCC initiate a hearing to investigate whether WNAB(TV) was improperly operated with WZTV(TV) and WUXP(TV), two stations licensed to us and located in the same market as WNAB(TV).  We and the licensee of WNAB(TV) opposed Rainbow’s filing, and the proceeding is currently pending.

On August 1, 2005, we timely filed with the FCC applications requesting renewal of the broadcast licenses for WICS-TV and WICD-TV in Springfield/Champaign, Illinois.  Subsequently, various viewers filed informal objections requesting that the FCC deny these renewal applications.  On August 1, 2005, we also timely filed with the FCC applications requesting renewal of the broadcast licenses for WCGV-TV and WVTV-TV in Milwaukee, Wisconsin.  On November 1, 2005, the Milwaukee Public Interest Media Coalition filed with the FCC a petition to deny these renewal applications.  On September 30, 2005, we timely filed with the FCC an application for the renewal of the broadcast license for KGAN-TV in Cedar Rapids, Iowa.  On December 28, 2005, an organization calling itself “Iowans for Better Local Television” filed a petition to deny that application.  We opposed the above-mentioned objections and petitions to deny, and the renewal applications are currently pending.

On March 15, 2006, the FCC issued a Notice of Apparent Liability for Forfeiture (NAL) in the amount of $32,500 per station to a number of CBS affiliated and owned and operated stations, including KGAN-TV in Cedar Rapids, Iowa, which is licensed to us.  The NAL alleged that the stations broadcast indecent material contained in an episode of “Without a Trace,” a CBS network program that aired on December 31, 2004 at 9:00 pm.  CBS opposed the NAL on behalf of its affiliates, and the NAL proceeding is still pending.

On August 11, 2006, the FCC sent a letter to us requesting information regarding the broadcast of video news releases, by seven stations licensed to us, without proper sponsorship identification in alleged violation of the Communications Laws.  We responded and denied that the stations violated the Communications Laws.  This matter is currently pending.

On November 7, 2006, the FCC sent a letter to us requesting information regarding the broadcast of certain programs, by over thirty stations licensed to us, without proper sponsorship identification in alleged violation of the Communications Laws.  A response to this request is currently due December 22, 2006.

On September 19, 2007, the EEOC filed a Complaint against KOKH, LLC and SBG in the U.S. District Court, Western District of Oklahoma alleging sex and race discrimination relating to a current KOKH employee, Phyllis Williams.  On November

27, 2007, a Third Party Complaint was brought by Williams individually claiming violations of Equal Pay Act and retaliation.  Discovery has concluded, and the Company filed its Motion for Summary Judgment in June, 2009.  A decision is pending.

On October 22, 2009, Mediacom Communications Corporation filed a retransmission consent complaint with the Federal Communications Commission alleging that Sinclair had not negotiated in good faith with Mediacom and asserting that Sinclair willfully violated the Communications Act and the rules of the FCC in its negotiations with Mediacom regarding a renewal of an existing agreement scheduled to expire on December 31, 2009.  Mediacom is seeking relief from the FCC in the form of an order requiring Sinclair to agree to rates for retransmission proposed by Mediacom and such other relief as the FCC finds appropriate.  Mediacom also filed a petition with the FCC seeking interim carriage rights with respect to Sinclair’s television stations while the matter filed by Mediacom is pending.  Sinclair believes the allegations made by Mediacom are baseless and intends to vigorously oppose the filings made by Mediacom.

Schedule 4.06(b)

Environmental Matters

None

Schedule 4.13(b)

Existing Liens

Liens filed in favor of U.S. Bank National Association pursuant to that certain Indenture dated as of October 29, 2009 by and among Sinclair Television Group, Inc. (as issuer), Sinclair Broadcast Group, Inc. and certain of its subsidiaries as guarantors and U.S. Bank National Association (as trustee) relating to 9.25% Senior Secured Second Lien Notes Due 2017.

Schedule 4.14(a)

Subsidiaries

Company	State of Organization	Ownership	Nature of Ownership
Birmingham (WABM-TV) Licensee, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Acquisition IX, Inc.	100% of issued and outstanding stock
Channel 33, Inc.	Nevada	Wholly owned Subsidiary of Montecito Broadcasting Corporation	100% of issued and outstanding stock
Chesapeake Television Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of membership interest
KABB Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of membership interest
KBSI Licensee L.P.	Virginia	General Partner, Sinclair Properties, LLC Limited Partner, Sinclair Communications, LLC	98%, Sinclair Properties, LLC 2%, Sinclair Communications, LLC
KDNL Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Media I, Inc.	100% of membership interest
KDSM Licensee, LLC	Maryland	Wholly owned Subsidiary of KDSM, LLC	100% of membership interest
KDSM, LLC	Maryland	Wholly owned Subsidiary of Sinclair Broadcast Group, Inc.	100% of membership interest
KFXA Licensee, LLC	Nevada	Wholly owned Subsidiary of Sinclair Acquisition IV, Inc.	100% of membership interest
KGAN Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Acquisition IV, Inc.	100% of membership interest
KLGT, Inc. (formerly known as Lakeland Group Television, Inc.)	Minnesota	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of issued and outstanding stock
KLGT Licensee, LLC	Maryland	Wholly owned Subsidiary of KLGT, Inc.	100% of membership interest

Company	State of Organization	Ownership	Nature of Ownership
KOCB, Inc. (formerly known as Superior Communications of a Oklahoma, Inc.)	Oklahoma	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of issued and outstanding stock
KOCB Licensee, LLC	Maryland	Wholly owned Subsidiary of KOCB, Inc.	100% of membership interest
KOKH Licensee, LLC	Maryland	Wholly owned Subsidiary of KOKH, LLC	100% of membership interest
KOKH, LLC	Nevada	Wholly owned Subsidiary of WDKY, Inc.	100% of issued and outstanding stock
KUPN Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Media II, Inc.	100% of membership interest
Montecito Broadcasting Corporation	Delaware	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of issued and outstanding stock
New York Television, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of issued and outstanding stock
Raleigh (WRDC-TV) Licensee, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Acquisition VIII, Inc.	100% of issued and outstanding stock
San Antonio (KRRT-TV) Licensee, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Acquisition X, Inc.	100% of issued and outstanding stock
San Antonio Television, LLC	Delaware	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of membership interest
Sinclair Acquisition IV, Inc. (f/k/a WDBB, Inc.)	Maryland	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of issued and outstanding stock
Sinclair Acquisition VII, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Communications II, Inc.	100% of issued and outstanding stock
Sinclair Acquisition VIII, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Communications II, Inc.	100% of issued and outstanding stock
Sinclair Acquisition IX, Inc.	Maryland	Wholly owned Subsidiary of	100% of issued and

Company	State of Organization	Ownership	Nature of Ownership
		Sinclair Communications II, Inc.	outstanding stock
Sinclair Acquisition X, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Communications II, Inc.	100% of issued and outstanding stock
Sinclair Communications, LLC	Maryland	Wholly owned subsidiary of Sinclair Television Group, Inc.	100% of issued and outstanding stock
Sinclair Communications II, Inc.	Delaware	Wholly owned Subsidiary of Sinclair Television Group, Inc.	100% of issued and outstanding stock
Sinclair Finance, LLC	Minnesota	Wholly owned Subsidiary of KLGT, Inc.	100% of membership interest
Sinclair Holdings I, Inc. (f/k/a Max Radio, Inc.)	Virginia	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of issued and outstanding stock
Sinclair Holdings II, Inc. (f/k/a/ MTR Holding Corp)	Virginia	69% owned by Sinclair Communications, LLC 31% owned by Sinclair Holdings I, Inc.	69% of issued and outstanding stock owned by Sinclair Communications, LLC 31% of issued and outstanding stock owned by Sinclair Holdings I, Inc.
Sinclair Holdings III, Inc. (f/k/a/ Max Investors, Inc.)	Virginia	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of issued and outstanding stock
Sinclair Media I, Inc. (formerly known as WPGH, Inc.)	Maryland	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of issued and outstanding stock
Sinclair Media II, Inc. ( formerly known as WTTE, Channel 28, Inc.)	Maryland	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of issued and outstanding stock
Sinclair Media III, Inc.	Maryland	Wholly owned Subsidiary of	100% of issued and

Company	State of Organization	Ownership	Nature of Ownership
(formerly known as WSTR, Inc.)		Sinclair Communications, LLC	outstanding stock
Sinclair NewsCentral, LLC	Maryland	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of membership interest
Sinclair Programming Company, LLC	Maryland	Wholly owned Subsidiary of Sinclair Television Group, Inc.	100% of membership interest
Sinclair Properties, LLC	Virginia	26.4% by Sinclair Holdings I, Inc. 45.8% by Sinclair Communications, LLC 26.9% by Sinclair Holdings III, Inc. .9% by Sinclair Holdings II, Inc.	26.4% of membership interest 45.8% of membership interest 26.9% of membership interest .9% membership interest
Sinclair Properties II, LLC	Virginia	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of membership interest
Sinclair Television Company, Inc.	Delaware	Wholly owned Subsidiary of Sinclair Communications II, Inc.	100% of issued and outstanding stock
Sinclair Television Company II, Inc. (f/k/a Sullivan Broadcasting Company II, Inc.)	Delaware	Wholly owned Subsidiary of Sinclair Television Group, Inc.	100% of issued and outstanding stock
Sinclair Television of Buffalo, Inc.	Delaware	Wholly owned Subsidiary of Sinclair Television of Nevada, Inc.	100% of issued and outstanding stock
Sinclair Television of Charleston, Inc.	Delaware	Wholly owned Subsidiary of Sinclair Television of Nevada, Inc.	100% of issued and outstanding stock
Sinclair Television of Dayton, Inc.	Delaware	Wholly owned Subsidiary of Sinclair Television of Nevada, Inc.	100% of issued and outstanding stock
Sinclair Television of Nashville, Inc.	Tennessee	Wholly owned Subsidiary of Sinclair Television of Nevada, Inc.	100% of issued and outstanding stock

Company	State of Organization	Ownership	Nature of Ownership
Sinclair Television of Nevada, Inc.	Nevada	Wholly owned Subsidiary of Sinclair Television Company, Inc.	100% of issued and outstanding stock
Sinclair Television of Tennessee, Inc.	Delaware	Wholly owned Subsidiary of Sinclair Television of Nashville, Inc.	100% of issued and outstanding stock
Sinclair Television License Holder, Inc.	Nevada

85.2% - Sinclair Television of Nevada, Inc.
5.5% - Sinclair Television of Nashville, Inc.
1.8% - Sinclair Television of Buffalo, Inc.
1.8% - Sinclair Television of Dayton, Inc.
1.8% - Sinclair Television Company, Inc.
3.7% - Sinclair Television of Charleston, Inc.

85.2% of issued and outstanding stock
5.5% of issued and outstanding stock
1.8% of issued and outstanding stock
1.8% of issued and outstanding stock
1.8% of issued and outstanding stock
3.7% of issued and outstanding stock

WCGV, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of issued and outstanding stock
WCGV Licensee, LLC	Maryland	Wholly owned Subsidiary of WCGV, Inc.	100% of membership interest
WCHS Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Media III, Inc.	100% of membership interest
WCWB Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Media I, Inc.	100% of membership interest
WDKA Licensee, LLC	Nevada	Wholly owned Subsidiary of Sinclair Properties, LLC	100% of membership interest
WDKY, Inc.	Delaware	45.92% owned by Sinclair Communications, LLC 54.08% owned by Sinclair Television of Nevada, Inc.	45.92% of issued and outstanding stock 54.08% of issued and outstanding stock
WDKY Licensee, LLC	Maryland	Wholly owned Subsidiary of WDKY, Inc.	100% of membership interest
WEAR Licensee, LLC	Maryland	Wholly owned Subsidiary of	100% of membership

Company	State of Organization	Ownership	Nature of Ownership
		Sinclair Media II, Inc.	interest
WEMT Licensee L.P. (f/k/a Max Television of Tri-Cities, L.P.)	Virginia	General Partner – Sinclair Properties II, LLC Limited Partner – Sinclair Communications, LLC	98% Sinclair Properties, II LLC 2% Sinclair Communications, LLC
WFGX Licensee, LLC	Nevada	Wholly owned Subsidiary of Sinclair Media II, LLC	100% of membership interest
WGGB, Inc. (f/k/a Sinclair Radio of Albuquerque, Inc.)	Maryland	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of issued and outstanding stock
WGGB Licensee, LLC	Maryland	Wholly owned Subsidiary of WGGB, Inc.	100% of membership interest
WGME, Inc. (f/k/a WSYX, Inc.)	Maryland	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of issued and outstanding stock
WGME Licensee, LLC	Maryland	Wholly owned Subsidiary of WGME, Inc.	100% of membership interest
WICD Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Acquisition IV, Inc.	100% of membership interest
WICS Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Acquisition IV, Inc.	100% of membership interest
WKEF Licensee L.P. (f/k/a Max Television of Dayton, L.P.	Virginia	General Partner – Sinclair Properties II, LLC Limited Partner – Sinclair Communications, LLC	98% Sinclair Properties II, LLC 2% Sinclair Communications, LLC
WLFL, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of issued and outstanding stock
WLFL Licensee, LLC	Maryland	Wholly owned Subsidiary of WLFL, Inc.	100% of membership interest
WLOS Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of membership interest
WMMP Licensee L.P.	Virginia	General Partner – Sinclair	98% - Sinclair

Company	State of Organization	Ownership	Nature of Ownership
		Properties, LLC Limited Partner – Sinclair Communications, LLC	Properties, LLC 2% - Sinclair Communications, LLC
WMSN Licensee, LLC	Nevada	Wholly owned Subsidiary of Sinclair Television Company, Inc.	100% of membership interest
WNAB Licensee, LLC	Nevada	Wholly owned Subsidiary of Sinclair Television of Nashville, Inc.	100% of membership interest
WNYO, Inc. (f/k/a Grant Television, Inc.)	Delaware	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of issued and outstanding stock
WNYS Licensee, LLC	Nevada	Wholly owned Subsidiary of Sinclair Properties, LLC	100% of membership interest
WPGH Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Media I, Inc.	100% of membership interest
WRDC, LLC	Nevada	Wholly owned Subsidiary of WLFL, Inc.	100% of membership interest
WRGT Licensee, LLC	Nevada	Wholly owned Subsidiary of Sinclair Television of Dayton, Inc.	100% of issued and outstanding stock
WRLH Licensee, LLC	Nevada	Wholly owned Subsidiary of Sinclair Television of Charleston, Inc.	100% of membership interest
WSMH, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of issued and outstanding stock
WSMH Licensee, LLC	Maryland	Wholly owned Subsidiary of WSMH, Inc.	100% of membership interest
WSTR Licensee, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Media III, Inc.	100% of issued and outstanding stock
WSYT Licensee L.P.	Virginia	General Partner – Sinclair Properties, LLC Limited Partner – Sinclair Communications, LLC	98% - Sinclair Properties, LLC 2% - Sinclair Communications, LLC

Company	State of Organization	Ownership	Nature of Ownership
WSYX Licensee, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Media II, Inc.	100%of issued and outstanding stock
WTAT Licensee, Inc,	Nevada	Wholly owned Subsidiary of Sinclair Television of Charleston, Inc.	100% of issued and outstanding stock
WTTO, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of issued and outstanding stock
WTTO Licensee, LLC	Maryland	Wholly owned Subsidiary of WTTO, Inc.	100% of membership interest
WTVZ, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of issued and outstanding stock
WTVZ Licensee, LLC	Maryland	Wholly owned Subsidiary of WTVZ, Inc.	100% of membership interest
WTWC, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of issued and outstanding stock
WTWC Licensee, LLC	Maryland	Wholly owned Subsidiary of WTWC, Inc.	100% of membership interest
WUHF Licensee, LLC	Nevada	Wholly owned Subsidiary of Sinclair Television Company, Inc.	100% of membership interest
WUPN Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Television of Buffalo, Inc.	100% of membership interest
WUTV Licensee, LLC	Nevada	Wholly owned Subsidiary of Sinclair Television of Buffalo, Inc.	100% of membership interest
WUXP Licensee, LLC	Maryland	Wholly owned Subsidiary of Sinclair Television of Tennessee, Inc.	100% of membership interest
WVAH Licensee, LLC	Nevada	Wholly owned Subsidiary of Sinclair Television of Nashville, Inc.	100% of issued and outstanding stock

Company	State of Organization	Ownership	Nature of Ownership
WVTV Licensee, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Acquisition VII, Inc.	100% of issued and outstanding stock
WXLV Licensee, LLC	Nevada	Wholly owned Subsidiary of Sinclair Television of Buffalo, Inc.	100% of membership interest
WYZZ, Inc.	Maryland	Wholly owned Subsidiary of Sinclair Communications, LLC	100% of issued and outstanding stock
WYZZ Licensee, Inc.	Delaware	Wholly owned Subsidiary of WYZZ, Inc.	100% of issued and outstanding stock
WZTV Licensee, LLC	Nevada	Wholly owned Subsidiary of Sinclair Television of Nashville, Inc.	100% of membership interest

Schedule 4.14(b)

Existing Investments

Committed & Unfunded Investments

In Thousands

Investment	Amount
Cunningham Broadcast Corporation purchase options	$33,500
Purchase Options for Tuscaloosa by and between:	$215
D&C, LLC and Sinclair Broadcast Group, Inc.
Carl Parmer and Sinclair Broadcast Group, Inc.
Cecil Heftel and Sinclair Broadcast Group, Inc.
Purchase Option between Sinclair Properties, LLC and RKM Media, Inc. (Syracuse)	$310
Purchase option between Sinclair Properties, LLC and WDKA Acquisition Corp. (Paducah)	$190

Purchase Option between Second Generation of Iowa, Ltd. And Sinclair Acquisition IV, Inc. (Cedar Rapids)	$1,900

Funded Investments
Line of Credit and Promissory Note between Sinclair Television Group, Inc and Keyser Capital, LLC dated October 4, 2007	$139,168,183
Line of Credit and Promissory Note between Sinclair Television Group, Inc and Sinclair Investment Group, LLC dated September 11, 2009, effective July 31, 2007	$44,324,603
Prepaid purchase option related to the purchase of WNAB’s license assets	$23,519,551

Schedule 4.15

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
KABB(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: KABB Licensee, LLC

Main Station KABB(TV), San Antonio, Texas
Facility ID No.: 56528

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit Modification	KABB-DT	BMPCDT-20080620AKE	Pending	N/A
Digital TV License	KABB-DT	BLCDT-200500627AAJ	Pending	N/A
License Renewal	KABB(TV) and associated auxiliaries	BRCT-20060327AFO	01/18/08	08/01/14

Broadcast Auxiliary Stations Associated with
KABB(TV), San Antonio, Texas
Facility ID No.: 56528

Type of Authorization	Call Sign
TV Pickup License	KC26147
TV Pickup License	KC26148
TV Pickup License	KC26357
Remote Pickup License	KPK826
Studio Transmitter Link License	WLI483
Studio Transmitter Link License	WMV558

Antenna Structure Associated with

Main Station KABB(TV), San Antonio, Texas
Facility ID No.: 56528

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1051751	05/12/05	29º 17’ 29.0” N 098º 16’ 13.0” W	458.1 meters	San Antonio (KRRT-TV) Licensee, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
KBSI(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: KBSI Licensee L.P.

Main Station KBSI(TV), Cape Girardeau, Missouri
Facility ID No. 19593

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	KBSI-DT	BLCDT-20041213ABC	03/30/05	02/01/14
License Renewal	KBSI(TV) and associated auxiliaries	BRCT-20050930AIL	01/18/08	02/01/14

Broadcast Auxiliary Stations Associated with
Main Station KBSI(TV), Cape Girardeau, Missouri
Facility ID No. 19593

Type Of Authorization	Call Sign
Remote Pickup License	KPF868

Type Of Authorization	Call Sign
Studio Transmitter Link License	WHY406
TV Intercity Relay License	WPZT498

Antenna Structure Associated with

Main Station KBSI(TV), Cape Girardeau, Missouri
Facility ID No. 19593

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1005390	03/17/05	37º 24’ 23.0” N 089º 33’ 44.0” W	477.6 meters	KBSI Licensee, L.P.

CURRENT FCC LICENSES AND AUTHORIZATIONS

AND ASSOCIATED AUXILIARY STATIONS

Licensee: KDNL Licensee, LLC

Main Station:  KDNL-TV, St. Louis, Missouri

Facility ID # 56524

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	KDNL-DT	BLCDT-20021216AAE	01/21/03	02/01/14
License Renewal	KDNL-TV and associated auxiliaries	BRCT-20050930AJL	01/18/08	02/01/14

Broadcast Auxiliary Stations Associated with

Main Station:  KDNL-TV, St. Louis, Missouri

Facility ID # 56524

Type Of Licensed Authorization	Call Sign
TV Pickup License	KA88719
TV Pickup License	KC26146
TV Pickup License	KS3913
Studio Transmitter Link License	WAA30
Intercity Relay License	WGI273
Intercity Relay License	WGV606
Intercity Relay License	WMV647

Business Radio Station Associated With

Main Station:  KDNL-TV, St. Louis, Missouri

Facility ID # 56524

Type of Authorization	Call Sign	Expiration Date
Industrial/Business Microwave License	WNTY676	03/28/10

Earth Stations Associated With

Main Station:  KDNL-TV, St. Louis, Missouri

Facility ID # 56524

Type of Authorization	Call Sign	Expiration Date
Transmit/Receive Earth Station License	E960115	05/17/21
Receive Only Earth Station Registration	KV60	10/15/17
Receive Only Earth Station Registration	E960087	12/08/20

Antenna Structure Associated with

Main Station:  KDNL-TV, St. Louis, Missouri

Facility ID # 56524

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1003525	02/18/05	38º 34’ 50.0” N 090º 19’ 45.0” W	352.1 meters	KDNL Licensee, LLC

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

KDSM-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee: KDSM Licensee, LLC

Main Station KDSM-TV, Des Moines, Iowa

Facility ID No. 56527

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	KDSM-DT	BLCDT-20041118ABZ	02/04/05	02/01/14
License Renewal	KDSM-TV and associated auxiliaries	BRCT-20050930AIB	01/30/98	02/01/14

Broadcast Auxiliary Stations Associated with

Main Station KDSM-TV, Des Moines, Iowa

Facility ID No. 56527

Type of Authorization	Call Sign
Studio Transmitter Link License	WHM949
Intercity Relay License	WHM950
Studio Transmitter Link License	WHS334
Intercity Relay License	WHS335
Intercity Relay License	WHS336
TV Pickup License	WPTJ218

Antenna Structure Associated with

Main Station KDSM-TV, Des Moines, Iowa

Facility ID No. 56527

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1061304	11/18/05	41º 49’ 48.0” N 093º 36’54.6” W	609.3 meters	American Towers, Inc.

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS

KFXA(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: Second Generation of Iowa LTD.

Main Station KFXA(TV), Cedar Rapids, Iowa

Facility ID No. 35336

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	KFXA(DT)	BLCDT-20050713ABD	09/07/05	02/01/14
License Renewal	KFXA(TV) and associated auxiliaries	BRCT-20050923ADX	06/12/08	02/01/14

Broadcast Auxiliary Stations Associated with

Main Station KFXA(TV), Cedar Rapids, Iowa

Facility ID No. 35336

Type of Authorization	Call Sign
Studio Transmitter Link License	WPNA906
Studio Transmitter Link License	WPNB857
TV Pickup License	WQHD233

Business Radio Station Associated With

Main Station KFXA(TV), Cedar Rapids, Iowa

Facility ID No. 3

Type of Authorization	Call Sign	Expiration Date
Industrial/Business Microwave License	WPNB944	02/12/12
Industrial/Business Microwave License	WPNB945	02/12/12
Industrial/Business Microwave License	WPNB946	02/12/12
Industrial/Business Microwave License	WPNB947	02/12/12
Industrial/Business Microwave License	WPNB948	02/12/12
Industrial/Business Microwave License	WPWW724	01/30/13
Industrial/Business Microwave License	WPWW818	01/30/13

Antenna Structure Associated with

Main Station KFXA(TV), Cedar Rapids, Iowa

Facility ID No. 35336

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1001082	07/11/96	42º 05’ 25.0” N 092º 05’14.0” W	463.0 meters	Second Generation of Iowa Ltd.

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS

KGAN(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: KGAN Licensee, LLC

Main Station KGAN(TV), Cedar Rapids, Iowa

Facility ID No. 25685

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	KGAN-DT	BPCDT-20090717AEC	Pending	N/A
License Renewal	KGAN(TV) and associated auxiliaries	BRCT-20050930ALF	Pending	N/A
Digital TV License	KGAN-DT	BLCDT-20041213ABB	Pending	N/A
Digital TV Construction Permit Modification	KGAN-DT	BMPCDT-20020911AAM	01/21/03	10/01/05
License Renewal	KGAN(TV) and associated auxiliaries	BRCT-19971001KM	01/30/98	02/01/06

Broadcast Auxiliary Stations Associated with

Main Station KGAN(TV), Cedar Rapids, Iowa

Facility ID No. 25685

Type of Authorization	Call Sign
Auxiliary Low Power License	BLP01342
Auxiliary Low Power License	BLP01514
Remote Pickup License	KAP318
Studio Transmitter Link License	KAP35
TV Pickup License	KR7773
TV Pickup License	KR9931
TV Pickup License	KZ2447
TV Pickup License	KZ2448
Intercity Relay License	WGR817
Studio Transmitter Link License	WPWI326
Studio Transmitter Link License	WPWI327

Business Radio Station Associated With

Main Station KGAN(TV), Cedar Rapids, Iowa

Facility ID No. 25685

Type of Authorization	Call Sign	Expiration Date
Radiolocation License	WNAE244	01/02/15

Earth Station Associated With

Main Station KGAN(TV), Cedar Rapids, Iowa

Facility ID No. 25685

Type of Authorization	Call Sign	Expiration Date
Transmit/Receive Earth Station License	E970014	12/06/21

Antenna Structure Associated with

Main Station KGAN(TV), Cedar Rapids, Iowa

Facility ID No. 25685

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1017602	03/31/97	42º 18’ 59.0” N 091º 51’31.0” W	587.3 meters	Cedar Rapids Television Company

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS
K13MN AND ASSOCIATED AUXILIARY STATIONS

Licensee: KGAN Licensee, LLC

Main Station K13MN, Washington, Iowa
Facility ID No. 25687

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal	K13MN	BRTVA-20050930ALN	03/22/07	02/01/14
Class A Low Power TV License	K13MN	BLTVA-20010226AAZ	07/17/01	02/01/14

CURRENT FCC LICENSES AND  RENEWAL AUTHORIZATIONS

KMYS(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: San Antonio (KRRT-TV) Licensee, Inc.

Main Station KMYS(TV), Kerrville, TX

Facility ID #51518

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	KMYS(DT)	BLCDT-20060608ACW	02/07/08	08/01/14
License Renewal	KMYS(TV) and associated auxiliaries	BRCT-20060327AGB	01/18/08	08/01/14

Broadcast Auxiliary Stations Associated with

Main Station KMYS-TV, Kerrville, TX

Facility ID #51518

Type Of Authorization	Call Sign
TV Pickup License	KC23192
Studio Transmitter Link License	WLG367
TV Intercity Relay License	WLG371
TV Intercity Relay License	WLG375
Studio Transmitter Link License	WLI257

Antenna Structure Associated with

Main Station KMYS-TV, Kerrville, TX

Facility ID #51518

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1052003	01/23/03	29º 36’ 38.8” N 098º 53’34.1” W	473.3 meters	Chesapeake Television DBA KRRT TV

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
KOCB(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: KOCB Licensee, LLC

Main Station KOCB(TV), Oklahoma City, Oklahoma
Facility ID No.: 50170

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	KOCB(DT)	BLCDT-20060615AAL	01/24/08	06/01/14
License Renewal	KOCB(TV)	BRCT-20060131ABZ	08/31/99	06/01/14

Antenna Structure Associated with

Main Station KOCB(TV), Oklahoma City, Oklahoma
Facility ID No.: 50170

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1011337	05/24/05	35º 32’ 58.2” N 097º 29’ 19.1” W	493.5 meters	KOCB Licensee, LLC

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
KOKH-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee: KOKH Licensee, LLC

Main Station KOKH-TV, Oklahoma City, Oklahoma
Facility ID No. 35388

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	KOKH-DT	BLCDT-20041207ACV	04/08/05	06/01/14
License Renewal	KOKH-TV and associated auxiliaries	BRCT-20060131ACR	01/18/08	06/01/14

Broadcast Auxiliary Stations Associated with
Main Station KOKH-TV, Oklahoma City, Oklahoma
Facility ID No. 35388

Type of Authorization	Call Sign
TV Pickup License	KC23208
TV Pickup License	KC26280
TV Intercity Relay License	WQKA922

Antenna Structure Associated with

Main Station KOKH-TV, Oklahoma City, Oklahoma
Facility ID No. 35388

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1011337	05/24/05	35º 32’ 58.2” N 097º 29’ 19.1” W	493.5 meters	KOCB Licensee, LLC

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
KVCW(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: Channel 33, Inc.

Main Station KVCW(TV), Las Vegas, Nevada
Facility ID No. 10195

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	KVCW-DT	BLCDT-20070109AAW	03/08/07	10/01/14
License Renewal	KVCW(TV) and associated auxiliaries	BRCT-20060531AFZ	09/29/06	10/01/14

Broadcast Auxiliary Station Associated with
Main Station KVCW(TV), Las Vegas, Nevada
Facility ID No. 10195

Type of Authorization	Call Sign
Studio Transmitter Link License	WLI718

Antenna Structure Associated with

Main Station KVCW(TV), Las Vegas, Nevada
Facility ID No. 10195

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1203429	10/04/07	36º 00’ 27.3” N 115º 00’ 26.9” W	67.4 meters	American Towers, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
KVMY(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: KUPN Licensee, LLC

Main Station KVMY(TV), Las Vegas, NV
Facility ID No.: 10179

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	KVMY(DT)	BLCDT-20090220ABX	Pending	N/A
Digital TV Construction Permit Modification	KVMY(DT)	BMPCDT-20060630AAJ	12/12/06	06/12/07
License Renewal	KVMY(TV) and associated auxiliaries	BRCT-20060531AGC	01/18/08	10/01/14

Broadcast Auxiliary Stations Associated with
KVMY(TV), Las Vegas, NV
Facility ID No.: 10179

Type of Authorization	Call Sign
Remote Pickup License	KPF931
Studio Transmitter Link License	WHY352
TV Intercity Relay License	WPNB849
TV Pickup License	WQAR487
Studio Transmitter Link License	WQCN406
Studio Transmitter Link License	WQCN407
Remote Pickup License	WQDA813
TV Intercity Relay License	WQGJ272

Business Radio Station Used with
KVMY(TV), Las Vegas, NV
Facility ID No.: 10179

Type of Authorization	Call Sign	Expiration Date
Industrial/Business Microwave Station License	WQED365	12/30/15

Antenna Structure Associated with

KVMY(TV), Las Vegas, NV
Facility ID No.: 10179

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1203429	10/04/07	36º 00’ 27.3” N 115º 00’ 26.9” W	67.4 meters	American Towers, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

WABM(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  Birmingham (WABM-TV) Licensee, Inc.

Main Station WABM(TV), Birmingham, Alabama
Facility ID No. 16820

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WABM(DT)	BLCDT-20060406AAJ	07/30/07	04/01/13
License Renewal	WABM(TV) and associated auxiliaries	BRCT-20041201AWT	06/18/07	04/01/13

Broadcast Auxiliary Stations Associated with
Main Station WABM(TV), Birmingham, Alabama
Facility ID No. 16820

Type of Authorization	Call Sign
Remote Pickup License	KPJ297
Studio Transmitter Link License	WLG712

Antenna Structure Associated with

Main Station WABM(TV), Birmingham, Alabama
Facility ID No. 16820

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1226663	08/04/08	33º 29’ 04.8” N 086º 48’ 25.2” W	335.9 meters	American Towers, Inc.

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS

WBFF(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: Chesapeake Television Licensee, LLC

Main Station WBFF(TV), Baltimore, Maryland

Facility ID No. 10758

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal	WBFF(TV) and associated auxiliaries	BRCT-20040527ASQ	Pending	N/A
Digital TV License	WBFF(DT)	BLCDT-20041214AFI	Pending	N/A
Digital TV Construction Permit	WBFF(DT)	BPCDT-19980803KR	12/18/03	12/18/04
License Renewal	WBFF(TV) and associated auxiliaries	BRCT-19960603LK	02/07/97	10/01/04

Broadcast Auxiliary Stations Associated with

Main Station WBFF(TV), Baltimore, Maryland

Facility ID No. 10758

Type of Authorization	Call Sign
TV Pickup License	KB96042
Remote Pickup License	KPF799
Remote Pickup License	KPK428
Remote Pickup License	KPK429
Remote Pickup License	KPL355

Business Radio Station Associated With

Main Station WBFF(TV), Baltimore, Maryland

Facility ID No. 10758

Type of Authorization	Call Sign	Expiration Date
Industrial/Business Microwave License	WNEO587	05/12/12
Industrial/Business Microwave License	WNTJ627	05/12/12
Industrial/Business Microwave License	WNTK362	11/05/18

Antenna Structure Associated with

Main Station WBFF(TV), Baltimore, Maryland

Facility ID No. 10758

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1044237	2/01/01	39º 20’ 10.0” N 076º 38’ 58.0” W	390.1 meters	Cunningham Communications, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WCGV-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WCGV Licensee, LLC

Main Station WCGV-TV, Milwaukee, Wisconsin
Facility ID No.:  71278

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WCGV-DT	BLCDT-20060609AAK	Pending	N/A
License Renewal	WCGV-TV and associated auxiliaries	BRCT-20050801BBZ	Pending	N/A
Digital TV Construction Permit Modification	WCGV-DT	BMPCDT-20010920AAK	11/16/01	05/22/05
License Renewal	WCGV-TV and associated auxiliaries	BRCT-19970801KL	04/24/98	12/01/05

Broadcast Auxiliary Stations Associated with
WCGV-TV, Milwaukee, Wisconsin
Facility ID No.:  71278

Type Of Authorization	Call Sign
Studio Transmitter Link License	WGH928
TV Intercity Relay License	WPXI586
Studio Transmitter Link License	WPXP338

Antenna Structure Associated with

WCGV-TV, Milwaukee, Wisconsin
Facility ID No.:  71278

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1057482	02/21/05	43º 05’ 46.2” N 087º 54’ 15.0” W	369.7 meters	Milwaukee Area Technical College District Board

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

WCHS-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WCHS Licensee, LLC

Main Station:  WCHS-TV, Charleston, West Virginia

Facility ID # 71280

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WCHS-DT	BLCDT-20050621AAQ	08/12/05	10/01/12
License Renewal	WCHS-TV and associated auxiliaries	BRCT-20040527ASW	02/10/05	10/01/12

Broadcast Auxiliary Stations Associated with

Main Station:  WCHS-TV, Charleston, West Virginia

Facility ID # 71280

Type Of Authorization	Call Sign
Auxiliary Low Power	BLP00431
Auxiliary Low Power	BLP00994
TV Pickup License	KB97285
TV Pickup License	KC23194
Studio Transmitter Link License	KQI48
Intercity Relay License	WLF297
Intercity Relay License	WLF471
Intercity Relay License	WLF472
Intercity Relay License	WQDN901
Studio Transmitter Link License	WQDN902

Business Radio Stations with

Main Station:  WCHS-TV, Charleston, West Virginia

Facility ID # 71280

Type of Authorization	Call Sign	Expiration Date
Industrial/Business Private Microwave License	WNTX570	01/31/10
Industrial/Business Private Microwave License	WNTX571	01/31/10
Industrial/Business Private Microwave License	WPNH913	10/30/12

Earth Stations Associated With

Main Station:  WCHS-TV, Charleston, West Virginia

Facility ID # 71280

Type of Authorization	Call Sign	Expiration Date
Receive Only Earth Station Registration	E860272	03/28/21
Receive Only Earth Station Registration	E873865	09/25/22
Receive Only Earth Station Registration	E060010	01/12/21

Antenna Structure Associated with

Main Station:  WCHS-TV, Charleston, West Virginia

Facility ID # 71280

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1241143	11/17/03	38º 24’ 28.0” N 081º 54’ 12.0” W	456.9 meters	Sinclair Media III, Inc.

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS

WDBB(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WDBB-TV, Inc.

Main Station WDBB(TV), Bessemer, AL
Facility ID No. 71325

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WDBB(DT)	BLCDT-20060421ABG	08/04/06	04/01/13
License Renewal	WDBB-TV	BRCT-20041201BCQ	06/06/06	04/01/13

Broadcast Auxiliary Stations Associated with
WDBB(TV), Bessemer, AL
Facility ID No. 71325

Type of Authorization	Call Sign
TV Pickup License	KB55291
Remote Pickup License	KB96286
Studio Transmitter Link License	WLF283

Antenna Structure Associated with

Main Station:  WDBB(TV), Bessemer, AL
Facility ID No. 71325

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1035175	12/05/97	33º 28’ 51.0” N 087º 24’ 03.3” W	609.6 meters	WTTO, Inc.

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS

WDKA(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: WDKA Acquisition Corporation

Main Station WDKA(TV), Paducah, Kentucky

Facility ID No. 39561

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Special Temporary Authority	WDKA(DT)	BLDSTA-20090522ABY	05/29/09	10/18/09
Digital TV Construction Permit Modification	WDKA(DT)	BMPCDT-20080620AIQ	12/05/08	10/18/09
Digital TV License	WDKA(DT)	BLCDT-20070313AAJ	05/22/07	08/01/13
License Renewal	WDKA(TV) and associated auxiliaries	BRCT-20050317ACP	06/06/06	08/01/13

Broadcast Auxiliary Stations Associated with

Main Station WDKA(TV), Paducah, Kentucky

Facility ID No. 39561

Type of Authorization	Call Sign
TV Intercity Relay License	WPNG802
TV Intercity Relay License	WPNG803
TV Intercity Relay License	WPNG804
TV Studio Transmitter License	WPNG805

Antenna Structure Associated with

Main Station WDKA(TV), Paducah, Kentucky

Facility ID No. 39561

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1013331	03/03/97	37º 23’ 42.0” N 088º 56’ 23.0” W	290.5 meters	WDKA Acquisition Corporation

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WDKY-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WDKY Licensee, LLC

Main Station WDKY-TV, Danville, Kentucky
Facility ID No.:  64017

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Special Temporary Authority	WDKY-DT	BDSTA-20090610ABF	06/11/09	12/12/09
Digital TV Construction Permit	WDKY-DT	BPCDT-20090323AEA	03/25/09	03/25/12
Digital TV License	WDKY-DT	BLCDT-20050624AAU	07/20/05	08/01/13
License Renewal	WDKY-TV and associated auxiliaries	BRCT-20050401BAO	01/18/08	08/01/13

Broadcast Auxiliary Stations Associated with
WDKY-TV, Danville, Kentucky
Facility ID No.:  64017

Type of Authorization	Call Sign
TV Intercity Relay License	WLG579
Studio Transmitter License	WPXI775
Studio Transmitter License	WQDR802

Business Radio Station Used with
WDKY-TV, Danville, Kentucky
Facility ID No.:  64017

Type of Authorization	Call Sign	Expiration Date
Industrial/Business Microwave Station License	WNTZ600	07/18/10

Antenna Structure Associated with

Main Station WDKY-TV, Danville, Kentucky
Facility ID No.:  64017

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1240955	10/31/03	37º 52’ 50.9” N 084º 19’ 15.9” W	352.6 meters	WDKY, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

WEAR-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WEAR Licensee, LLC

Main Station:  WEAR-TV, Pensacola, Florida

Facility ID # 71363

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WEAR-DT	BLCDT-20050627AAK	01/29/08	02/01/13
License Renewal	WEAR-TV and associated auxiliaries	BRCT-20040930AII	01/18/08	02/01/13

Broadcast Auxiliary Stations Associated with

Main Station:  WEAR-TV, Pensacola, Florida

Facility ID # 71363

Type Of Authorization	Call Sign
Auxiliary Low Power	BLP00430
Auxiliary Low Power	BLP00804
Auxiliary Low Power	BLP00807
TV Pickup License	KC23848
Intercity Relay License	KIS76
Studio Transmitter Link License	KJD96
Remote Pickup License	KPM269
Studio Transmitter Link License	KRE82
Intercity Relay License	WLD279

Type Of Authorization	Call Sign
Intercity Relay License	WLG881
Intercity Relay License	WLG921
Studio Transmitter Link License	WMF350
Intercity Relay License	WQAI392
Studio Transmitter Link License	WQAI403

Earth Stations associated with

Main Station:  WEAR-TV, Pensacola, Florida

Facility ID # 71363

Type Of Authorization	Call Sign	Expiration Date
Transmit/Receive Earth Station License	E950404	08/25/20
Receive Only Earth Station License	E060039	02/14/21

Antenna Structure Associated with

Main Station:  WEAR-TV, Pensacola, Florida

Facility ID # 71363

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1212516	12/06/06	30º 36’ 45.4” N 087º 38’ 41.6” W	583.1 meters	American Towers, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WFGX(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WFGX Licensee, LLC

Main Station WFGX(TV), Fort Walton Beach, Florida
Facility ID No.:  6554

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Special Temporary Authority	WFGX(DT)	BLDSTA-20090522ACB	Pending	N/A
Digital TV Construction Permit Modification	WFGX(DT)	BMPCDT-20080620AHV	11/12/08	12/12/09
License Renewal	WFGX(TV) and associated auxiliaries	BRCT-20040930AIO	01/31/05	02/01/13

Broadcast Auxiliary Stations Associated with
WFGX(TV), Fort Walton Beach, Florida
Facility ID No.:  6554

Type of Authorization	Call Sign
TV Intercity Relay License	WPJE619
TV Intercity Relay License	WPJE620

Antenna Structure Associated with

Main Station WFGX(TV), Fort Walton Beach, Florida
Facility ID No.:  6554

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1212516	08/04/08	30º 36’ 45.5” N 087º 38’ 41.6” W	583.1 meters	American Towers, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WGME-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WGME Licensee, LLC

Main Station WGME-TV, Portland, Maine
Facility ID No. 25683

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WGME-DT	BLCDT-20061206ACS	03/08/07	04/01/15
License Renewal	WGME-TV and associated auxiliaries	BRCT-20061129AOU	08/07/08	04/01/15

Broadcast Auxiliary Stations Associated with
Main Station WGME-TV, Portland, Maine
Facility ID No. 25683

Type Of Authorization	Call Sign
TV Pickup License	KA88998
TV Pickup License	KB55395
TV Pickup License	KB97128
Studio Transmitter Link License	KCE20
Remote Pickup License	KPF913
Remote Pickup License	KPF914
Remote Pickup License	KPM468
Remote Pickup License	KPM487

Type Of Authorization	Call Sign
Studio Transmitter Link License	KRV46
Intercity Relay License	WCO23
Intercity Relay License	WHY291
Intercity Relay License	WHY292
Intercity Relay License	WLF619
Intercity Relay License	WLF620
Intercity Relay License	WLG289
Intercity Relay License	WLG347
Intercity Relay License	WLJ643
Intercity Relay License	WMF737
Intercity Relay License	WPJB245
Intercity Relay License	WPNB978

Business Radio Stations Associated With

Main Station WGME-TV, Portland, Maine
Facility ID No. 25683

Type of Authorization	Call Sign	Expiration Date
Business/Industrial Microwave License	WPJB738	01/16/11
Business/Industrial Microwave License	WPQA767	04/27/15

Earth Station Associated With

Main Station WGME-TV, Portland, Maine
Facility ID No. 25683

Type of Authorization	Call Sign	Expiration Date
Transmit/Receive Earth Station License	E950350	07/14/20

Antenna Structure Associated with

Main Station WGME-TV, Portland, Maine
Facility ID No. 25683

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1024383	02/18/05	43º 55’ 29.0” N 070º 29’ 27.0” W	495.1 meters	WGME Licensee, LLC

CURRENT FCC LICENSES AND AUTHORIZATIONS
WICD(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:   WICD Licensee, LLC

Main Station WICD(TV), Champaign, Illinois(1)
Facility ID No. 25684

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WICD(DT)	BLCDT-20050620AAO	Pending	N/A
Digital TV Construction Permit Modification	WICD(DT)	BMPCDT-20041215AAN	02/14/05	08/14/05
License Renewal	WICD(TV) and associated auxiliaries	BRCT-20050801AQC	04/27/09	12/01/13

Broadcast Auxiliary Stations Associated with
Main Station WICD(TV), Champaign, Illinois
Facility ID No. 25684

Type Of Authorization	Call Sign
Auxiliary Low Power License	BLP00160
Auxiliary Low Power License	BLP01160
TV Pickup License	KC26142
TV Intercity Relay License	KTX71
Studio Transmitter Link License	KVM77
TV Intercity Relay License	WMV569
TV Intercity Relay License	WMV570

(1)           Station WICD(TV) is a Satellite Station of WICS(TV), Springfield, IL

Business Radio Station Associated With

Main Station WICD(TV), Champaign, Illinois
Facility ID No. 25684

Type of Authorization	Call Sign	Expiration Date
Business/Industrial Microwave License	WPHI929	06/01/15

Antenna Structure Associated with

Main Station WICD(TV), Champaign, Illinois
Facility ID No. 25684

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1036562	02/18/05	40º 4’ 10.0” N 087º 54’ 46.0” W	407.8 meters	WICD Licensee, LLC

CURRENT FCC LICENSES AND AUTHORIZATIONS
WICS(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WICS Licensee, LLC

Main Station WICS(TV), Springfield, Illinois
Facility ID No. 25686

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal	WICS(TV) and associated auxiliaries	BRCT-20050801ASO	Pending	N/A
Digital TV License	WICS(DT)	BLCDT-20050627AAI	07/26/05	12/01/05
License Renewal	WICS(TV) and associated auxiliaries	BRCT-19970801KW	11/19/97	12/01/05

Broadcast Auxiliary Stations Associated with
Main Station WICS(TV), Springfield, Illinois
Facility ID No. 25686

Type Of Authorization	Call Sign
Auxiliary Low Power License	BLP01105
Auxiliary Low Power License	BLP01316
TV Pickup License	KB55668
Studio Transmitter Link License	KSK95
Intercity Relay License	KTZ93

Type Of Authorization	Call Sign
Intercity Relay License	WAQ265
Intercity Relay License	WKZ31
Intercity Relay License	WLF755
Studio Transmitter Link License	WME674
Intercity Relay License	WMV573

Antenna Structure Associated with

Main Station WICS(TV), Springfield, Illinois
Facility ID No. 25686

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1008823	11/29/96	39º 48’ 15.0” N 089º 27’ 40.0” W	444.5 meters	Guy Gannett Communications

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS

WKEF(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: WKEF Licensee L.P.

Main Station WKEF(TV), Dayton, Ohio

Facility ID No. 73155

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
Digital TV Construction Permit	WKEF(DT)	BPCDT-20090320AGS	Pending	N/A
Digital TV License	WKEF(DT)	BLCDT-20050620AAP	01/24/08	10/01/13
License Renewal	WKEF(TV) and associated auxiliaries	BRCT-20050601ALR	01/18/08	10/01/13

Broadcast Auxiliary Stations Associated with

Main Station WKEF(TV), Dayton, Ohio

Facility ID No. 73155

Type of Authorization	Call Sign
Low Power Auxiliary License	BLP00992
Low Power Auxiliary License	BLP01152
Low Power Auxiliary License	BLQ470
Low Power Auxiliary License	BLQ471
TV Pickup License	KA88943
TV Pickup License	KH9085
TV Pickup License	KL5498
TV Pickup License	KQ8540
TV Pickup License	KR7765
Remote Pickup License	KS2007
TV Pickup License	KY2885
TV Intercity Relay License	WHY585
Remote Pickup License	WZZ790

Business Radio Station Associated With

Main Station WKEF(TV), Dayton, Ohio

Facility ID No. 73155

Type of Authorization	Call Sign	Expiration Date
Business/Industrial Microwave License	WPOR414	12/31/18

Antenna Structure Associated with

Main Station WKEF(TV), Dayton, Ohio

Facility ID No. 73155

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1013716	05/07/02	39º 43’ 28.0” N 084º 15’ 18.0” W	351.4 meters	WRGT-TV

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WLFL(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WLFL Licensee, LLC

Main Station WLFL(TV), Raleigh, NC
Facility ID No. 73205

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WLFL(DT)	BLCDT-20090612AIF	Pending	N/A
Digital TV Construction Permit Modification	WLFL(DT)	BMPCDT-20080620AJP	03/03/09	06/12/09
License Renewal	WLFL(TV) and associated auxiliaries	BRCT-20040730ARF	Pending	N/A
License Renewal	WLFL(TV) and associated auxiliaries	BRCT-19960731KJ	12/11/96	12/01/04

Broadcast Auxiliary Stations Associated with
Main Station WLFL(TV), Raleigh, NC
Facility ID No. 73205

Type Of Authorization	Call Sign
TV Pickup License	KY5606
TV Intercity Relay License	WLF770
Studio Transmitter Link License	WMV699
TV Intercity Relay License	WPYM699
Studio Transmitter Link License	WPYM961

Antenna Structure Associated with

Main Station WLFL(TV), Raleigh, NC
Facility ID No. 73205

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1027322	05/28/04	35º 40’ 29.0” N 078º 31’ 39.0” W	606.2 meters	CBC Real Estate Company, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WLOS(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WLOS Licensee, LLC

Main Station WLOS(TV), Asheville, North Carolina
Facility ID No.:  56537

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Special Temporary Authority	WLOS(DT)	BLDSTA-20090522ACE	05/29/09	10/18/09
Digital TV Construction Permit	WLOS(DT)	BMPCDT-20080620AKA	02/04/09	10/18/09
Digital TV License	WLOS(DT)	BLCDT-20061207AAQ	Pending	N/A
License Renewal	WLOS(TV) and associated auxiliaries	BRCT-20040730AQF	Pending	N/A
License Renewal	WLOS(TV) and associated auxiliaries	BRCT-19960729KJ	11/29/96	12/01/04

Broadcast Auxiliary Stations Associated with
Main Station WLOS(TV), Asheville, North Carolina
Facility ID No.:  56537

Type Of Authorization	Call Sign
Low Power Auxiliary	BLP00855
Low Power Auxiliary	BLP00864
Low Power Auxiliary	BLP01373

Type Of Authorization	Call Sign
TV Pickup License	KA88862
TV Pickup License	KA88863
TV Pickup License	KB96278
Studio Transmitter Link License	KIO70
Remote Pickup License	KR5542
TV Intercity Relay License	WDT887
TV Intercity Relay License	WDT888
TV Intercity Relay License	WDT889
TV Intercity Relay License	WLG548
TV Intercity Relay License	WLI947
TV Intercity Relay License	WLJ374
TV Intercity Relay License	WLJ390
TV Intercity Relay License	WLL474
TV Intercity Relay License	WME944
TV Intercity Relay License	WME945

Business Radio Station Associated With

Main Station WLOS(TV), Asheville, North Carolina
Facility ID No.:  56537

Type of Authorization	Call Sign	Expiration Date
Industrial/Business Microwave License	WPRZ846	03/19/11

Earth Stations Associated With

Main Station WLOS(TV), Asheville, North Carolina
Facility ID No.:  56537

Type of Authorization	Call Sign	Expiration Date
Transmit/Receive Earth Station License	E900033	01/19/10
Receive Only Earth Station License	E070159	7/27/22

Antenna Structure Associated with

Main Station WLOS(TV), Asheville, North Carolina
Facility ID No.:  56537

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1035173	12/05/97	35º 25’ 32.0” N 082º 45’ 24.0” W	103.2 meters	Chesapeake Television, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W05AC AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main TV Translator Station W05AC, Tyron, Columbus, et.al., NC
Facility ID No.: 56538

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal	W05AC	BRTVL-20040730AQW	Pending	N/A
License Renewal	W05AC	BRTVL-19960729AA	11/27/96	12/01/04
TV Translator License	W05AC	BLTTV-19791115IW	02/09/81	12/01/04

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W05AE AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W05AE, Sylva/Addie, NC
Facility ID No.: 56529

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal	W05AE	BRTVL-20040730AQV	Pending	N/A
License Renewal	W05AE	BRTVL-19960729AB	11/27/96	12/01/04
TV Translator License	W05AE	BLTTV-19820607ID	07/26/82	12/01/04

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W05AF AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W05AF, Cherokee, NC
Facility ID No.: 56533

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal	W05AF	BRTVL-20040730AQL	Pending	N/A
License Renewal	W05AF	BRTTV-986	7/27/77	12/01/04
TV Translator License	W05AF	BLTTV-1180	Unknown	12/01/04

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W05AO AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W05AO, Pickens, SC
Facility ID No.: 56531

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal	W05AO	BRTVL-20040730AQX	Pending	N/A
License Renewal	W05AO	BRTVL-19960729AD	11/27/96	12/01/04

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
TV Translator License	W05AO	BLTTV-19821005IG	10/15/82	12/01/04

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W05AP AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station W05AP, Brasstown/Murphy, NC
Facility ID No. 56530

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
License Renewal	W05AP	BRTVL-20040730AQI	Pending	N/A
License Renewal	W05AP	BRTVL-19960729AE	11/27/96	12/01/04
TV Translator License	W05AP	BLTTV-3796	06/12/72	12/01/04

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W06AD AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W06AD, Spruce Pine, NC
Facility ID No.: 56536

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal	W06AD	BRTVL-20040730AQU	Pending	N/A
License Renewal	W06AD	BRTTV-1011	07/27/77	12/01/04
TV Translator License	W06AD	BLTTV-1687	Unknown	12/01/04

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W06AL AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W06AL Oteen & Warren, NC
Facility ID No.: 56544

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal	W06AL	BRTVL-20040730AQU	Pending	N/A
License Renewal	W06AL	BRTVL-19960729AZ	11/27/96	12/01/04
TV Translator License	W06AL	BLTTV-19850926IA	10/01/85	12/01/04

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W06AN AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W06AN, Sapphire Valley, NC
Facility ID No.:  56547

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal	W06AN	BRTVL-20040730AQT	Pending	N/A
License Renewal	W06AN	BRTVL-19960729AF	11/27/96	12/01/04
TV Translator License	W06AN	BLTTV-19820218ID	03/15/82	12/01/04

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W06AP AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W06AP, Maggie Valley, NC
Facility ID No.: 56534

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal	W06AP	BRTVL-20040730AQP	Pending	N/A
License Renewal	W06AP	BRTVL-19960729AG	11/27/96	12/01/04
TV Translator License	W06AP	BLTTV-19791109IC	08/07/80	12/01/04

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W06AQ AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W06AQ, Bat Cave, NC
Facility ID No.: 56535

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal	W06AQ	BRTVL-20040730AQG	Pending	N/A
License Renewal	W06AQ	BRTVL-19960729AH	11/27/96	12/01/04
TV Translator License	W06AQ	BLTTV-19791220IA	02/05/81	12/01/04

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W08AN AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W08AN, Bryson City, NC
Facility ID No.: 56540

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal	W08AN	BRTVL-20040730AQJ	Pending	N/A
License Renewal	W08AN	BRTVL-19960729AI	11/27/96	12/01/04
TV Translator License	W08AN	BLTTV-19800725IC	08/21/80	12/01/04

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W10AP AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W10AP, Marion, etc., NC
Facility ID No.: 56542

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal	W10AP	BRTVL-20040730AQQ	Pending	N/A
License Renewal	W10AP	BRTVL-19960729AJ	11/27/96	12/01/04
TV Translator License	W10AP	BLTTV-19800428IN	02/09/81	12/01/04

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W11AJ AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W11AJ, Franklin, NC
Facility ID No.: 56539

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal	W11AJ	BRTVL-20040730AQM	Pending	N/A
License Renewal	W11AJ	BRTVL-19960729CA	11/27/96	12/01/04
TV Translator License	W11AJ	BLTTV-19811211IC	01/20/82	12/01/04

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W11AQ AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W11AQ, Robbinsville, NC
Facility ID No.: 56546

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal	W11AQ	BRTVL-20040730AQS	Pending	N/A
License Renewal	W11AQ	BRTVL-19960729AK	11/27/96	12/01/04
TV Translator License	W11AQ	BLTTV-19821008IB	12/17/82	12/01/04

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W12AQ AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS License, LLC

Main Station TV Translator W12AQ, Black Mountain, NC
Facility ID No.: 56545

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal	W12AQ	BRTVL-20040730AQH	Pending	N/A
License Renewal	W12AQ	BRTTV-1651	08/12/74	12/01/04
TV Translator License	W12AQ	BLTTV-1804	Unknown	12/01/04

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W12AR AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W12AR, Waynesville & Hazelwood, NC
Facility ID No.: 56532

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal	W12AR	BRTVL-20040730AQN	Pending	N/A
License Renewal	W12AR	BRTTV-790	4/21/78	12/01/04
Translator TV License	W12AR	BLTTV-4877	Unknown	12/01/04

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W12AU AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W12AU, Burnsville, NC
Facility ID No.: 56543

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal	W12AU	BRTVL-20040730AQK	Pending	N/A
License Renewal	W12AU	BRTTV-1833	10/25/77	12/01/04
TV Translator License	W12AU	BLTTV-1997	Unknown	12/01/04

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W12CI AND ASSOCIATED AUXILIARY STATIONS

Licensee: WLOS Licensee, LLC

Main Station TV Translator W12CI, Hot Springs, NC
Facility ID No.: 56541

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal	W12CI	BRTVL-20040730AQO	Pending	N/A
License Renewal	W12CI	BRTVL-19960729CB	11/27/96	12/01/04
TV Translator License	W12CI	BLTTV-19901224JI	02/04/91	12/01/04

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS
WMMP(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WMMP Licensee L.P.

Main Station WMMP(TV), Charleston, SC
Facility ID No. 9015

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WMMP(DT)	BLCDT-20090622ABW	Pending	N/A
Digital TV Special Temporary Authority	WMMP(DT)	BLDSTA-20090612AHK	Pending	N/A
Digital TV Construction Permit Modification	WMMP(DT)	BMPCDT-20080620AJI	01/22/09	12/12/09
License Renewal	WMMP(TV) and associated auxiliaries	BRCT-20040730APZ	Pending	N/A
License Renewal	WMMP(TV) and associated auxiliaries	BRCT-19960801KX	11/29/96	12/01/04

Broadcast Auxiliary Stations Associated with
Main Station WMMP(TV), Charleston, SC
Facility ID No. 9015

Type of Authorization	Call Sign
TV Studio Transmitter Link License	WQDC441
TV Intercity Relay License	WQDC450

Antenna Structure Associated with

Main Station WMMP(TV), Charleston, SC
Facility ID No. 9015

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1042963	03/05/01	32º 56’ 25.0” N 079º 41’ 44.0” W	607.0 meters	Media General Operations, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WMSN-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WMSN Licensee, LLC

Main Station WMSN-TV, Madison, Wisconsin
Facility ID No.: 10221

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WMSN-DT	BLCDT-20041118ACD	02/04/05	12/01/13
Digital TV Construction Permit Modification	WMSN-DT	BPCDT-20090209AGC	02/25/09	02/25/12
License Renewal	WMSN-TV and associated auxiliaries	BRCT-20050801BAQ	08/07/08	12/01/13

Broadcast Auxiliary Stations Associated with
Main Station WMSN-TV, Madison, Wisconsin
Facility ID No.: 10221

Type of Authorization	Call Sign
TV Pickup License	KB97126
TV Pickup License	KB97127
TV Remote Pickup	KPG882

Business Radio Stations Associated With

Main Station WMSN-TV, Madison, Wisconsin
Facility ID No.: 10221

Type of Authorization	Call Sign	Expiration Date
Business/Industrial Microwave License	WNEN301	06/06/11
Business/Industrial Microwave License	WPOQ289	11/06/18

Antenna Structure Associated with

Main Station WMSN-TV, Madison, Wisconsin
Facility ID No.: 10221

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1033919	11/18/97	43º 03’ 21.0” N 089º 32’ 06.0” W	402.0 meters	University of Wisconsin Madison

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

WMYA-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  Anderson (WFBC-TV) Licensee, Inc.

Main Station:  WMYA-TV, Anderson, SC

Facility ID #56548

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WMYA-DT	BLCDT-20080714AFN	Pending	N/A
Digital TV Construction Permit Modification	WMYA-DT	BMPCDT-20080620ADM	12/11/08	12/11/11
License Renewal	WMYA-TV and associated auxiliaries	BRCT-20040730AHU	Pending	N/A
License Renewal	WMYA-TV and associated auxiliaries	BRCT-19960729KF	11/29/96	12/01/04

Broadcast Auxiliary Station Associated with

Main Station:  WMYA-TV, Anderson, SC

Facility ID #56548

Type Of Authorization	Call Sign
Remote Pickup License	KF6265

Antenna Structure Associated with

Main Station:  WMYA-TV, Anderson, SC

Facility ID #56548

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1045371	04/22/98	34º 38’ 51.0” N 082º 16’ 12.0” W	320.3 meters	Chesapeake Television, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WMYV-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WUPN Licensee, LLC

Main Station WMYV-TV, Greensboro, North Carolina
Facility ID No. 25544

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
License Renewal	WMYV-TV and associated auxiliaries	BRCT-20040730ARP	Pending	N/A
Digital TV Station License	WMYV-DT	BLCDT-20020430ABD	10/29/02	12/01/04
License Renewal	WMYV-TV and associated auxiliaries	BRCT-19960801KO	12/09/96	12/01/04

Broadcast Auxiliary Stations Associated with
Main Station WMYV-TV, Greensboro, North Carolina
Facility ID No. 25544

Type of Authorization	Call Sign
Studio Transmitter Link License	WHB950
TV Intercity Relay License	WMF695
Studio Transmitter Link License	WMF696
Studio Transmitter Link License	WPYM708

Antenna Structure Associated with

Main Station WMYV-TV, Greensboro, North Carolina
Facility ID No. 25544

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1061305	08/4/08	35º 52’ 02.6” N 079º 49’ 25.4” W	582.3 meters	American Towers, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

WNAB(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  Nashville License Holdings, LLC

Main Station:  WNAB(TV), Nashville, Tennessee

Facility ID #73310

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Station License	WNAB(DT)	BLCDT-20040712AAO	09/23/04	08/01/13
TV Station License Renewal	WNAB(DT)	BRCT-20050401ARZ	03/28/08	08/01/13

Broadcast Auxiliary Stations Associated with

Main Station:  WNAB(TV), Nashville, Tennessee

Facility ID #73310

Type Of Authorization	Call Sign
TV Pickup License	WPJE622
Studio Transmitter Link License	WQEB644
TV Intercity Relay License	WQEZ512

Antenna Structure Associated with

Main Station:  WNAB(TV), Nashville, Tennessee

Facility ID #73310

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1224078	04/06/09	36º 15’ 49.8” N 086º 47’ 38.9” W	381.4 meters	American Towers, Inc.

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS
WNUV(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: Baltimore (WNUV-TV) Licensee, Inc.

Main Station WNUV(TV), Baltimore, Maryland
Facility ID No. 7933

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WNUV(DT)	BLCDT-20051011AOI	01/26/07	10/01/12
License Renewal	WNUV(TV) and associated auxiliaries	BRCT-20040528ASA	04/18/06	10/01/12

Broadcast Auxiliary Stations Associated with
Main Station WNUV(TV), Baltimore, Maryland
Facility ID No. 7933

Type Of Authorization	Call Sign
TV Intercity Relay License	WHF212
Studio Transmitter Link License	WHF213

Antenna Structure Associated with

Main Station WNUV(TV), Baltimore, Maryland
Facility ID No. 7933

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1044237	02/01/01	39º 20’ 10.0” N 076º 38’ 58.0” W	390.1 meters	Cunningham Communications, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WNYO-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  New York Television, Inc.

Main Station WNYO-TV, Buffalo, New York
Facility ID No. 67784

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit	WNYO-DT	BPCDT-20090717AED	Pending	N/A
Digital TV License	WNYO-DT	BLCDT-20090619ABO	Pending	N/A
Digital TV Construction Permit	WNYO-DT	BPCDT-20090602ACD	06/04/09	06/04/12
License Renewal	WNYO-TV and associated auxiliaries	BRCT-20070130AJE	11/15/07	06/01/15

Broadcast Auxiliary Stations Associated with
Main Station WNYO-TV, Buffalo, New York
Facility ID No. 67784

Type of Authorization	Call Sign
TV Pickup License	KB96865
Intercity Relay License	WLO658
Studio Transmitter Link License	WPNF836
Intercity Relay License	WPNF837
Studio Transmitter Link License	WQFX510

Antenna Structure Associated with

Main Station WNYO-TV, Buffalo, New York
Facility ID No. 67784

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1045315	08/09/02	42º 46’ 58.0” N 078º 27’ 27.0” W	319.7 meters	New York Television, Inc.

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS

WNYS-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee: RKM Media, Inc.

Main Station WNYS-TV, Syracuse, New York

Facility ID No. 58725

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
Digital TV License	WNYS-DT	BLCDT-20060509AAQ	05/24/06	06/01/15
License Renewal	WNYS-TV and associated auxiliaries	BRCT-20070125ABE	05/31/07	06/01/15

Broadcast Auxiliary Stations Associated with

Main Station WNYS-TV, Syracuse, New York

Facility ID No. 58725

Type of Authorization	Call Sign
Studio Transmitter Link License	WPNA882
Studio Transmitter Link License	WPNB441

Antenna Structure Associated with

Main Station WNYS-TV, Syracuse, New York

Facility ID No. 58725

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1006348	04/25/02	42º 52’ 50.2” N 076º 11’ 58.7” W	310.6 meters	Sinclair Properties LLC

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WPGH-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WPGH Licensee, LLC

Main Station WPGH-TV, Pittsburgh, PA
Facility ID No.:  73875

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WPGH-DT	BLCDT-20021216AAT	02/04/05	08/01/15
License Renewal	WPGH-TV and associated auxiliaries	BRCT-20070329AAM	10/30/07	08/01/15

Broadcast Auxiliary Stations Associated with
Main Station WPGH-TV, Pittsburgh, PA
Facility ID No.:  73875

Type of Authorization	Call Sign
Studio Transmitter Link License	WDD625
TV Intercity Relay Station License	WLF725
TV Intercity Relay Station License	WLI281
TV Intercity Relay Station License	WLP935
TV Intercity Relay Station License	WPNH967
TV Intercity Relay Station License	WPNH968
TV Intercity Relay Station License	WPNH969
TV Intercity Relay Station License	WPNH970
TV Pickup License	WPUE201
TV Intercity Relay Station License	WPUF948
TV Pickup Station License	WPUI502

Antenna Structure Associated with

Main Station WPGH-TV, Pittsburgh, PA
Facility ID No.:  73875

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1026132	02/13/02	40º 29’ 43.0” N 080º 00’ 17.0” W	224.5 meters	Gerstell Development Limited Partnership

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WPMY(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WCWB Licensee, LLC

Main Station WPMY(TV), Pittsburgh, PA
Facility ID No.:  73907

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WPMY(DT)	BLCDT-20060608AAB	07/11/06	08/01/15
License Renewal	WPMY(TV) and associated auxiliaries	BRCT-20070329ABJ	04/27/09	08/01/15

Broadcast Auxiliary Stations Associated with
Main Station WPMY(TV), Pittsburgh, PA
Facility ID No.:  73907

Type of Authorization	Call Sign
Studio Transmitter Link License	WPST395
Studio Transmitter Link License	WPST398
Studio Transmitter Link License	WPUW417

Antenna Structure Associated with

Main Station WPMY(TV), Pittsburgh, PA
Facility ID No.:  73907

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1026131	01/30/01	40º 29’ 43.0” N 080º 00’ 16.0” W	222.5 meters	Gerstell Development Limited Partnership

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS

WRDC(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: Raleigh (WRDC-TV) Licensee, Inc.

Main Station WRDC(TV), Durham, North Carolina

Facility ID No. 54963

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
Digital TV License	WRDC(DT)	BLCDT-20090612AID	Pending	N/A
Digital TV Construction Permit Modification	WRDC(DT)	BMPCDT-20080620AJU	02/19/09	06/12/09
License Renewal	WRDC(TV) and associated auxiliaries	BRCT-20040730ARG	Pending	N/A
License Renewal	WRDC(TV) and associated auxiliaries	BRCT-19960731KM	12/09/96	12/01/04

Broadcast Auxiliary Stations Associated with

Main Station WRDC(TV), Durham, North Carolina

Facility ID No. 54963

Type of Authorization	Call Sign
TV Pickup License	KB97382
Remote Pickup License	KKN768
Studio Transmitter Link License	KNM21
TV Intercity Relay License	WLJ714
TV Intercity Relay License	WLQ856

Antenna Structure Associated with

Main Station WRDC(TV), Durham, North Carolina

Facility ID No. 54963

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1006703	05/28/04	35º 40’ 35.1” N 078º 32’ 07.2” W	609.5 meters	Auburn Tower Partnership

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS
WRGT-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee: WRGT Licensee, LLC

Main Station WRGT-TV, Dayton, Ohio
Facility ID No. 411

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WRGT-DT	BLCDT-20050621AAU	Pending	N/A
License Renewal Application	WRGT-TV	BRCT-20050601BCE	Pending	N/A
Digital TV Construction Permit	WRGT-DT	BPCDT-19991101ADJ	11/06/02	11/05/03
License Renewal	WRGT-TV	BRCT-19970530KR	12/17/97	10/01/05

Earth Station Associated with

Main Station WRGT-TV, Dayton, Ohio
Facility ID No. 411

Type of Authorization	Call Sign	Expiration Date
Receive Only Earth Station Registration	E920374	03/05/12

Antenna Structure Associated with

Main Station WRGT-TV, Dayton, Ohio
Facility ID No. 411

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1013716	05/07/02	39º 43’ 28.0” N 084º 15’ 18.0” W	351.4 meters	WRGT-TV

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WRLH-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WRLH Licensee, LLC

Main Station WRLH-TV, Richmond, Virginia
Facility ID No.:  412

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WRLH-DT	BLCDT-20041207AAW	Pending	N/A
Digital TV Construction Permit Modification	WRLH-DT	BMPCDT-20040507ABE	07/14/04	01/14/05
License Renewal	WRLH-TV and associated auxiliaries	BRCT-20040527AST	01/18/08	10/01/12

Broadcast Auxiliary Stations Associated with
Main Station WRLH-TV, Richmond, Virginia
Facility ID No.:  412

Type of Authorization	Call Sign
TV Pickup License	KC23129
Studio Transmitter Link License	WHB812
TV Intercity Relay License	WLE679
TV Intercity Relay License	WQBR520
Studio Transmitter Link License	WQBR529

Antenna Structure Associated with

Main Station WRLH-TV, Richmond, Virginia
Facility ID No.:  412

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1018227	02/20/08	37º 30’ 45.5” N 077º 36’ 04.7 W	374.5 meters	Spectrasite Communications, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WSMH(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: WSMH Licensee, LLC

Main Station WSMH(TV), Flint, MI
Facility ID No. 21737

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit Modification	WSMH-DT	BMPCDT-20080620AKL	11/03/08	12/12/09
Digital TV License	WSMH-DT	BLCDT-20061109AAN	Pending	N/A
Digital TV Construction Permit	WSMH-DT	BPCDT-20051115ADO	12/12/05	12/12/06
License Renewal	WSMH(TV) and associated auxiliaries	BRCT-20050601AJP	01/18/08	10/01/13

Broadcast Auxiliary Stations Associated with
Main Station WSMH(TV), Flint, MI
Facility ID No. 21737

Type of Authorization	Call Sign
Remote Pickup License	KPJ469
Studio Transmitter Link License	WLD469
Remote Pickup License	WQDA689
Intercity Relay License	WQDC997

Antenna Structure Associated with

Main Station WSMH(TV), Flint, MI
Facility ID No. 21737

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1241302	12/02/03	43º 13’ 31.1 N 084º 04’ 32.9” W	378.6 meters	WSMH, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WSTR-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WSTR Licensee, Inc.

Main Station WSTR-TV, Cincinnati, Ohio
Facility ID No.:  11204

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WSTR-DT	BLCDT-20080724ABP	Pending	N/A
Digital TV Construction Permit Modification	WSTR-DT	BMPCDT-20080620AHH	Pending	N/A
Digital TV Construction Permit	WSTR-DT	BMPCDT-20070720AAM	01/24/08	07/27/08
License Renewal	WSTR-TV and associated auxiliaries	BRCT-20050601APH	10/06/97	10/01/13

Broadcast Auxiliary Stations Associated with
Main Station WSTR-TV, Cincinnati, Ohio
Facility ID No.:  11204

Type of Authorization	Call Sign
TV Intercity Relay License	WGH912
TV Intercity Relay License	WGV734
TV Pickup License	WPYP937

Earth Station Associated with
Main Station WSTR-TV, Cincinnati, Ohio
Facility ID No.:  11204

Type of Authorization	Call Sign	Expiration Date
Receive Only Earth Station Registration	WV20	11/09/19

Antenna Structure Associated with

Main Station WSTR-TV, Cincinnati, Ohio
Facility ID No.:  11204

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1014132	02/21/97	39º 12’ 01.0” N 084º 31’ 22.0” W	290.8 meters	WSTR Licensee Inc. DBA WSTR

CURRENT FCC LICENSE AUTHORIZATION
W66AQ AND ANTENNA STRUCTURE

Licensee:  WSTR Licensee, Inc.

Main Station TV Translator W66AQ, Dayton, Ohio
Facility ID No.:  11203

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
TV Translator License	W66AQ	BLTT-20070802AAZ	09/19/07	10/01/13

Antenna Structure Associated with

Main Station TV Translator W66AQ, Dayton, Ohio
Facility ID No.:  11203

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1008373	05/15/03	39º 43’ 14.0” N 084º 15’ 40.0” W	333.7 meters	Sinclair Properties, LLC

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS
WSYT(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: WSYT Licensee L.P.

Main Station  WSYT(TV), Syracuse, NY
Facility ID No. 40758

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WSYT(DT)	BLCDT-20050705AAM	09/07/05	06/01/15
License Renewal	WSYT(TV) and associated auxiliaries	BRCT-20070130AIT	08/07/08	06/01/15

Broadcast Auxiliary Stations Associated with
Main Station  WSYT(TV), Syracuse, NY
Facility ID No. 40758

Type of Authorization	Call Sign
Remote Pickup License	KPM739
TV Intercity Relay License	WLL304
TV Intercity Relay License	WPNF922
Studio Transmitter Link License	WPNK610

Antenna Structure Associated with

Main Station  WSYT(TV), Syracuse, NY
Facility ID No. 40758

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1006348	04/25/02	42º 52’ 50.2” N 076º 11’ 58.7” W	310.6 meters	Sinclair Properties, LLC

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
W16AX

Licensee:  WSYT Licensee LP

Main Station W16AX, Ithaca, NY
Facility ID No.:  15567

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Class A Station License	W16AX	BLTTA-20010302ABE	03/07/02	06/01/15
License Renewal	W16AX	BRTTA-20070130AIW	06/07/07	06/01/15

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS
WSYX(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: WSYX Licensee, Inc.

Main Station WSYX(TV), Columbus, OH
Facility ID No. 56549

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WSYX(DT)	BLCDT-20030801AXM	11/06/03	10/01/13
License Renewal	WSYX(TV) and associated auxiliaries	BRCT-20050601AIJ	01/18/08	10/01/13

Broadcast Auxiliary Stations Associated with
Main Station WSYX(TV), Columbus, OH
Facility ID No. 56549

Type Of Authorization	Call Sign
Low Power Auxiliary License	BLP00818
Low Power Auxiliary License	BLP00912
Low Power Auxiliary License	BLQ78091
Remote Pickup License	KC24201
Remote Pickup License	KC24202
Remote Pickup License	KPK371
Remote Pickup License	KPK814
Remote Pickup License	KPM456

Type Of Authorization	Call Sign
Remote Pickup License	KRN298
TV Pickup License	KS2095
TV Pickup License	KS2097
TV Pickup License	KS2102
Studio Transmitter Link License	WBE786
Studio Transmitter Link License	WGV678
TV Intercity Relay License	WMU219
Studio Transmitter Link License	WMU259
Studio Transmitter Link License	WPWR886
Studio Transmitter Link License	WPWR891
Remote Pickup License	WZZ704

Business Radio Stations Associated with
Main Station WSYX(TV), Columbus, OH
Facility ID No. 56549

Type of Authorization	Call Sign	Expiration Date
Business/Industrial Microwave License	WPSR301	07/17/11
Business/Industrial Microwave License	WPSR302	07/17/11

Earth Station Associated with
Main Station WSYX(TV), Columbus, OH
Facility ID No. 56549

Type of Authorization	Call Sign	Expiration Date
Transmit/Receive Earth Station License	E930283	01/14/19
Receive Only Earth Station Registration	E3843	01/29/12
Receive Only Earth Station Registration	E860987	08/22/21

Antenna Structure Associated with

Main Station WSYX(TV), Columbus, OH
Facility ID No. 56549

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1011933	10/18/01	39º 56’ 14.0” N 083º 01’ 16.0” W	315.0 meters	Sinclair Media II, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

WTAT-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WTAT Licensee, LLC

Main Station WTAT-TV, Charleston, South Carolina

Facility ID No. 416

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WTAT-DT	BLCDT-20090612AHS	Pending	N/A
Digital TV Construction Permit Modification	WTAT-DT	BMPCDT-20080620ADZ	09/09/08	02/17/09
License Renewal	WTAT-TV and associated auxiliaries	BRCT-20040730AIH	Pending	N/A
License Renewal	WTAT-TV and associated auxiliaries	BRCT-19960801KS	02/18/97	12/01/04

Broadcast Auxiliary Stations Associated with

Main Station WTAT-TV, Charleston, South Carolina

Facility ID No. 416

Type of Authorization	Call Sign
Studio Transmitter Link License	WLD977
Studio Transmitter Link License	WLQ388

Earth Station Associated With

Main Station WTAT-TV, Charleston, South Carolina

Facility ID No. 416

Type of Authorization	Call Sign	Expiration Date
Receive Only Earth Station Registration	E6347	10/28/18

Antenna Structure Associated with

Main Station WTAT-TV, Charleston, South Carolina

Facility ID No. 416

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1042963	03/05/01	32º 56’ 25.0” N 079º 41’ 44.0” W	607.0 meters	Media General Operations, Inc.

CURRENT FCC LICENSES, AUTHORIZATIONS

AND PENDING AUTHORIZATIONS FOR

WTTA(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: Bay Television, Inc.

Main Station WTTA(TV), St. Petersburg, Florida

Facility ID Number:  4108

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Special Temporary Authority	WTTA-DT	BLDSTA-20090522ACG	05/29/09	10/18/09
Digital TV Construction Permit Modification	WTTA-DT	BMPCDT-20080620AJX	09/22/08	10/18/09
Digital TV License	WTTA-DT	BLCDT-20061207ABG	02/05/07	02/01/13
Renewal of License	WTTA(TV) and associated auxiliaries	BRCT-20040930AMM	08/17/06	02/01/13

Broadcast Auxiliary Stations Associated with

Main Station WTTA(TV), St. Petersburg, Florida

Facility ID Number:  4108

Type of Authorization	Call Sign
Studio Transmitter Link License	WPRR595
TV Intercity Relay	WPXW875
TV Pickup	WPYE583

Business Radio Stations Associated with

Main Station WTTA(TV), St. Petersburg, Florida

Facility ID Number:  4108

Type of Authorization	Call Sign	Grant Date	Expiration Date
Industrial/Business Microwave	WNTL792	12/31/01	12/10/11
Industrial/Business Microwave	WPYP685	09/23/03	09/23/13
Industrial/Business Microwave	WPZB633	12/22/03	12/22/13

Antenna Structure Associated with

Main Station WTTA(TV), St. Petersburg, Florida

Facility ID Number:  4108

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1028292	05/31/01	27º 50’ 33.0” N 82º 15’ 44.0” W	479.4 meters	Tampa Tower General Partnership

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

WTTE-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  Columbus (WTTE-TV) Licensee, Inc.

Main Station:  WTTE(TV), Columbus, Ohio

Facility ID #74137

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WTTE(DT)	BLCDT-20050701ABA	Pending	N/A
License Renewal	WTTE(TV) and associated auxiliaries	BRCT-20050601BCI	Pending	N/A
Digital TV Construction Permit	WTTE(DT)	BPCDT-19991029AGZ	04/05/02	11/15/02
License Renewal	WTTE(TV) and associated auxiliaries	BRCT-19970602LX	11/03/97	10/01/05

Broadcast Auxiliary Station Associated with

Main Station:  WTTE(TV), Columbus, Ohio

Facility ID #74137

Type Of Authorization	Call Sign
Studio Transmitter Link License	WPTL293

Antenna Structure Associated with

Main Station:  WTTE(TV), Columbus, Ohio

Facility ID #74137

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1011933	10/18/01	39º 56’ 14.0” N 83º 01’ 16.0” W	315.0 meters	Sinclair Media II, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WTTO(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WTTO Licensee, LLC

Main Station WTTO(TV), Homewood, AL
Facility ID No.: 74138

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WTTO(DT)	BLCDT-20060406AAG	Pending	N/A
License Renewal	WTTO(TV) and associated auxiliaries	BRCT-20041201AWE	Pending	N/A
Digital TV Construction Permit Modification	WTTO(DT)	BMPCDT-20041104AMB	12/06/04	07/05/05
License Renewal	WTTO(TV) and associated auxiliaries	BRCT-19961202LV	04/04/97	04/01/05

Broadcast Auxiliary Stations Associated with
Main Station WTTO(TV), Homewood, AL
Facility ID No.: 74138

Type of Authorization	Call Sign
TV Pickup License	KA88882
Studio Transmitter Link License	WLQ887

Antenna Structure Associated with

Main Station WTTO(TV), Homewood, AL
Facility ID No.: 74138

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1226663	08/04/08	33º 29’ 04.8” N 086º 48’ 25.2” W	335.9 meters	American Towers, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WTVZ-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee: WTVZ Licensee, LLC

Main Station WTVZ-TV, Norfolk, VA
Facility ID No.:40759

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WTVZ-DT	BLCDT-20090602ABA	Pending	N/A
Digital TV Construction Permit Modification	WTVZ-DT	BMPCDT-20080620AJZ	01/15/09	06/12/09
License Renewal	WTVZ-TV and associated auxiliaries	BRCT-20040527ATA	04/18/06	10/01/12

Broadcast Auxiliary Stations Associated with
Main Station WTVZ-TV, Norfolk, VA
Facility ID No.:40759

Type of Authorization	Call Sign
TV Pickup License	KA88913
Studio Transmitter Link License	WFW676

Antenna Structure Associated with

Main Station WTVZ-TV, Norfolk, VA
Facility ID No.:40759

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1057874	05/10/07	36º 48’ 31.8” N 076º 30’ 11.3” W	383.7 meters	American Towers, Inc.

CURRENT FCC LICENSES AND RENEWAL AUTHORIZATIONS
WTWC-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WTWC Licensee, LLC

Main Station WTWC-TV, Tallahassee, FL
Facility ID No. 66908

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Special Temporary Authority	WTWC-DT	BLDSTA-20090522ABQ	05/29/09	10/18/09
DTV Construction Permit	WTWC-DT	BPCDT-20080317AGG	04/01/08	10/18/09
Digital TV License	WTWC-DT	BLCDT-20030214ABB	04/09/03	02/01/13
License Renewal	WTWC-TV and associated auxiliaries	BRCT-20040930AJM	01/18/08	02/01/13

Broadcast Auxiliary Stations Associated with
Main Station WTWC-TV, Tallahassee, FL
Facility ID No. 66908

Type of Authorization	Call Sign
TV Pickup License	KB55264
Studio Transmitter Link	WQGD978
Intercity Relay	WQGD979

Antenna Structure Associated with

Main Station WTWC-TV, Tallahassee, FL
Facility ID No. 66908

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1054890	07/31/98	30º 40’ 52.0” N 083º 58’ 21.0” W	609.0 meters	Pegasus Broadcast Television

CURRENT FCC LICENSES AND AUTHORIZATIONS

AND ASSOCIATED AUXILIARY STATIONS

LICENSEE: KLGT Licensee, LLC

Main Station:  WUCW(TV), Minneapolis, Minnesota

Facility ID # 36395

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WUCW(DT)	BLCDT-20060405AAI	Pending	N/A
License Renewal	WUCW(TV) and associated auxiliaries	BRCT-20051128ATB	Pending	N/A
Digital TV Construction Permit	WUCW(DT)	BPCDT-19991027ADG	06/08/01	05/01/02
License Renewal	WUCW(TV) and associated auxiliaries	BRCT-19971201LA	05/08/98	04/01/06

Broadcast Auxiliary Stations Associated with

Main Station:  WUCW(TV), Minneapolis, Minnesota

Facility ID # 36395

Type Of Authorization	Call Sign
Studio Transmitter Link License	WLG471
Studio Transmitter Link License	WPQR943

Antenna Structure Associated with

Main Station:  WUCW(TV), Minneapolis, Minnesota

Facility ID # 36395

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1023882	02/23/06	45º 03’ 44.0” N 093º 08’ 22.0” W	437.7 meters	Telefarm, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WUHF(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:   WUHF Licensee, LLC

Main Station WUHF(TV), Rochester, New York
Facility ID No. 413

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WUHF(DT)	BLCDT-20050316AAK	10/18/05	06/01/15
License Renewal	WUHF(TV) and associated auxiliaries	BRCT-20070130AJG	04/27/09	06/01/15

Broadcast Auxiliary Stations Associated with
Main Station WUHF(TV), Rochester, New York
Facility ID No. 413

Type of Authorization	Call Sign
Studio Transmitter Link License	WFW697
TV Pickup License	WPON402
Studio Transmitter Link License	WPXP954

Earth Station Associated with
Main Station WUHF(TV), Rochester, New York
Facility ID No. 413

Type of Authorization	Call Sign	Expiration Date
Receive Only Earth Station Registration	E950031	10/31/19

Antenna Structure Associated with

Main Station WUHF(TV), Rochester, New York
Facility ID No. 413

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1228608	06/09/08	43º 08’ 05.4” N 077º 35’ 05.6” W	97.5 meters	American Towers, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

WUTV(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: WUTV Licensee, LLC

Main Station WUTV(TV), Buffalo, New York
Facility ID No. 415

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
Digital TV License	WUTV(DT)	BLCDT-20060829BGK	11/20/06	06/01/15
License Renewal	WUTV(TV)	BRCT-20070130AJA	08/07/08	06/01/15

Broadcast Auxiliary Station Associated with
Main Station WUTV(TV), Buffalo, New York
Facility ID No. 415

Type of Authorization	Call Sign
Intercity Relay License	WQFN585

Antenna Structure Associated with

Main Station WUTV(TV), Buffalo, New York
Facility ID No. 415

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1019110	08/06/07	43º 01’ 32.2” N 078º 55’ 42.1” W	338.6 meters	Sinclair Television of Buffalo, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

WUXP-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WUXP Licensee, LLC

Main Station:  WUXP-TV, Nashville, Tennessee

Facility ID #9971

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WUXP-DT	BLCDT-20060414AAU	Pending	N/A
Digital TV Construction Permit Modification	WUXP-DT	BMPCDT-20010525AAJ	10/25/01	07/06/05
License Renewal	WUXP-TV and associated auxiliaries	BRCT-20050401BGJ	04/17/08	08/01/13

Broadcast Auxiliary Stations Associated with

Main Station:  WUXP-TV, Nashville, Tennessee

Facility ID #9971

Type Of Authorization	Call Sign
TV Pickup License	KB55893
Studio Transmitter Link License	WHM948
Intercity Relay License	WLI758
Intercity Relay License	WLJ317
Studio Transmitter Link License	WMU691

Antenna Structure Associated with

Main Station:  WUXP-TV, Nashville, Tennessee

Facility ID #9971

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1224078	04/06/09	36º 15’ 49.8” N 086º 47’ 38.9” W	381.4 meters	American Towers, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS

WVAH-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WVAH Licensee, LLC

Main Station WVAH-TV, Charleston, West Virginia

Facility ID No. 417

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Construction Permit Modification	WVAH-DT	BLCDT-20050621AAV	Pending	N/A
License Renewal	WVAH-DT and associated auxiliaries	BRCT-20040528ASR	Pending	N/A
Digital TV Construction Permit	WVAH-DT	BMPCDT-20040406AAX	04/14/05	10/14/05
License Renewal	WVAH-DT and associated auxiliaries	BRCT-19960531KG	03/13/97	08/01/05

Broadcast Auxiliary Station Associated with

Main Station WVAH-TV, Charleston, West Virginia

Facility ID No. 417

Type of Authorization	Call Sign
Studio Transmitter Link License	WHF259

Earth Station Associated with
Main Station WVAH-TV, Charleston, West Virginia

Facility ID No. 417

Type of Authorization	Call Sign	Expiration Date
Receive Only Earth Station Registration	E920033	10/18/11

Antenna Structure Associated with

Main Station WVAH-TV, Charleston, West Virginia

Facility ID No. 417

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1241143	11/17/03	38º 24’ 28.0” N 081º 54’ 12.0” W	456.9 meters	Sinclair Media III, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WVTV(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee:  WVTV Licensee, Inc.

Main Station WVTV(TV) Milwaukee, Wisconsin
Facility ID No.:  74174

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV Special Temporary Authority	WVTV-DT	BLDSTA-20090522ABT	05/29/09	10/18/09
Post Transition Digital TV Construction Permit	WVTV-DT	BPCDT-20080317AGE	03/20/08	10/18/09
Digital TV License	WVTV-DT	BLCDT-20060609ABB	Pending	N/A
Digital TV Construction Permit Modification	WVTV-DT	BMPCDT-20011002AAC	05/29/02	05/22/05
License Renewal	WVTV(TV) and associated auxiliaries	BRCT-20050801BDQ	07/17/08	12/01/13

Broadcast Auxiliary Stations Associated with
Main Station WVTV(TV) Milwaukee, Wisconsin
Facility ID No.:  74174

Type of Authorization	Call Sign
Auxiliary Low Power	BLP00446
TV Pickup License	KB96955
TV Pickup License	KC24724
TV Pickup License	KK8784
TV Pickup License	KK8785
Studio Transmitter Link License	KZU20
TV Intercity Relay License	WLL722

Antenna Structure Associated with

Main Station WVTV(TV) Milwaukee, Wisconsin
Facility ID No.:  74174

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1057482	02/21/05	43º 05’ 46.2” N 087º 54’ 15.0” W	369.7 meters	Milwaukee Area Technical College District Board

CURRENT FCC LICENSES AND  RENEWAL AUTHORIZATIONS
WXLV(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: WXLV Licensee, LLC

Main Station WXLV-TV, Winston-Salem, NC
Facility ID No. 414

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WXLV-DT	BLCDT-20050624ABB	Pending	N/A
License Renewal	WXLV-TV and associated auxiliaries	BRCT-20040730ART	Pending	N/A
Digital TV Construction Permit	WXLV-DT	BPCDT-19991101ACF	05/31/01	05/01/02
License Renewal	WXLV-TV and associated auxiliaries	BRCT-19960801KW	04/29/97	12/01/04

Broadcast Auxiliary Stations Associated with
Main Station WXLV-TV, Winston-Salem, NC
Facility ID No. 414

Type Of Authorization	Call Sign
Remote Pickup License	KPM528
Studio Transmitter Link License	WGZ552
TV Intercity Relay License	WPNF306
TV Intercity Relay License	WPNF307
Studio Transmitter Link License	WPYN292
TV Intercity Relay License	WPYP936
Remote Pickup License	WQDZ356

Business Radio Station Associated with
Main Station WXLV-TV, Winston-Salem, NC
Facility ID No. 414

Type of Authorization	Call Sign	Expiration Date
Business/Industrial Microwave License	WPCB392	03/10/14

Antenna Structure Associated with

Main Station WXLV-TV, Winston-Salem, NC
Facility ID No. 414

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1061305	08/04/08	35º 52’ 2.6” N 079º 49’ 25.4” W	582.3 meters	American Towers, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WYZZ-TV AND ASSOCIATED AUXILIARY STATIONS

Licensee: WYZZ Licensee, Inc.

Main Station WYZZ-TV, Bloomington, IL
Facility ID No.: 5875

Type of Authorization	Call Sign	FCC File Number	Grant Date	Expiration Date
Digital TV License	WYZZ-DT	BLCDT-20060609ABE	Pending	N/A
Digital TV Construction Permit Modification	WYZZ-DT	BMPCDT-20030805AHV	08/22/03	07/06/05
Digital TV Construction Permit	WYZZ-DT	BPCDT-19991028AEQ	02/23/01	05/01/02
License Renewal	WYZZ-TV and associated auxiliaries	BRCT-20050801ASR	08/07/08	12/01/13

Broadcast Auxiliary Stations Associated with
Main Station WYZZ-TV, Bloomington, IL
Facility ID No.: 5875

Type of Authorization	Call Sign
Studio Transmitter Link License	WHB790
TV Intercity Relay License	WHB791
TV Intercity Relay License	WHB792
TV Intercity Relay License	WHB793

Antenna Structure Associated with

Main Station WYZZ-TV, Bloomington, IL
Facility ID No.: 5875

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1010146	12/13/96	40º 38’ 45.0” N 089º 10’ 45.0” W	306.9 meters	WYZZ License, Inc.

CURRENT FCC LICENSE AND RENEWAL AUTHORIZATIONS
WZTV(TV) AND ASSOCIATED AUXILIARY STATIONS

Licensee: WZTV Licensee, LLC

Main Station WZTV(TV), Nashville, Tennessee
Facility ID No. 418

Type of Authorization	Call Sign	FCC File Number	Grant Date	Current Expiration Date
Digital TV License	WZTV(DT)	BLCDT-20050309ACM	07/01/05	08/01/13
License Renewal	WZTV(TV) and associated auxiliaries	BRCT-20050401BFP	01/18/08	08/01/13

Broadcast Auxiliary Stations Associated with
Main Station WZTV(TV), Nashville, Tennessee
Facility ID No. 418

Type of Authorization	Call Sign
TV Pickup License	KM3761
Studio Transmitter Link License	WCX497
TV Intercity Relay License	WGZ560
TV Pickup License	WPYR295
TV Pickup License	WPYR296
Studio Transmitter Link License	WPYT310
TV Intercity Relay License	WPZH875

Antenna Structure Associated with

Main Station WZTV(TV), Nashville, Tennessee
Facility ID No. 418

Registration Number	Issue Date	Coordinates	Overall Height	Owner
1224078	04/06/09	36º 15’ 49.8” N 086º 47’ 38.9” W	381.4 meters	American Towers, Inc.

Schedule 4.17

A.                                   Filing Offices

Obligor	Type of Organization	Jurisdiction of Organization	Organizational ID Number	Federal Tax ID Number	Mailing Address
Birmingham (WABM-TV) Licensee, Inc.	Corporation	Maryland	D04758702	90-0209556	3830 S. Jones Blvd. Las Vegas, NV 89103
Channel 33, Inc.	Corporation	Nevada	C4553-1987	88-0233278	3830 S. Jones Blvd. Las Vegas, NV 89103
Chesapeake Television Licensee, LLC	Limited Liability Company	Maryland	W05069927	52-2115731	3830 S. Jones Blvd. Las Vegas, NV 89103
KABB Licensee, LLC	Limited Liability Company	Maryland	W05069992	52-2115751	3830 S. Jones Blvd. Las Vegas, NV 89103
KBSI Licensee L.P.	Limited Partnership	Virginia	L012234-3	54-1762871	3830 S. Jones Blvd. Las Vegas, NV 89103
KDNL Licensee, LLC	Limited Liability Company	Maryland	W05069919	52-2115752	3830 S. Jones Blvd. Las Vegas, NV 89103
KDSM, LLC	Limited Liability Company	Maryland	W07359391	55-0829966	10706 Beaver Dam Road Hunt Valley, MD 21030
KDSM Licensee, LLC	Limited Liability Company	Maryland	W05069901	52-2115766	3830 S. Jones Blvd. Las Vegas, NV 89103
KFXA Licensee, LLC	Limited Liability Company	Nevada	E0134272008-4	26-2161390	3830 S. Jones Blvd. Las Vegas, NV 89103
KGAN Licensee, LLC	Limited Liability Company	Maryland	W05223771	52-2149845	3830 S. Jones Blvd. Las Vegas, NV 89103
KLGT, Inc.	Corporation	Minnesota	7E-897	41-1706187	10706 Beaver Dam Road Hunt Valley, MD 21030
KLGT Licensee, LLC	Limited Liability Company	Maryland	W05069976	52-2117084	3830 S. Jones Blvd. Las Vegas, NV 89103
KOCB, Inc.	Corporation	Oklahoma	1900305291	73-1021304	10706 Beaver Dam Road Hunt Valley, MD 21030

Obligor	Type of Organization	Jurisdiction of Organization	Organizational ID Number	Federal Tax ID Number	Mailing Address
KOCB Licensee, LLC	Limited Liability Company	Maryland	W05069802	52-2115783	3830 S. Jones Blvd. Las Vegas, NV 89103
KOKH, LLC	Limited Liability Company	Nevada	LLC 1916-2003	03-0507160	3830 S. Jones Blvd. Las Vegas, NV 89103
KOKH Licensee, LLC	Limited Liability Company	Maryland	W05553151	52-2203569	3830 S. Jones Blvd. Las Vegas, NV 89103
KUPN Licensee, LLC	Limited Liability Company	Maryland	W05069851	52-2115754	3830 S. Jones Blvd. Las Vegas, NV 89103
Montecito Broadcasting Corporation	Corporation	Delaware	2800969	33-0773615	10706 Beaver Dam Road Hunt Valley, MD 21030
New York Television, Inc.	Corporation	Maryland	D05924592	52-2261453	3830 S. Jones Blvd. Las Vegas, NV 89103
Raleigh (WRDC-TV) Licensee, Inc.	Corporation	Maryland	D04758686	25-1761433	3830 S. Jones Blvd. Las Vegas, NV 89103
San Antonio (KRRT-TV) Licensee, Inc.	Corporation	Maryland	D04758694	23-2930453	3830 S. Jones Blvd. Las Vegas, NV 89103
San Antonio Television, LLC	Limited Liability Company	Delaware	3892044	43-2067983	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Acquisition IV, Inc.	Corporation	Maryland	D04230686	52-1947227	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Acquisition VII, Inc.	Corporation	Maryland	D05556147	52-2202776	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Acquisition VIII, Inc.	Corporation	Maryland	D05556139	52-2202775	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Acquisition IX, Inc.	Corporation	Maryland	D05556121	52-2202774	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Acquisition X, Inc.	Corporation	Maryland	D05556105	52-2202779	10706 Beaver Dam Road Hunt Valley, MD 21030

Obligor	Type of Organization	Jurisdiction of Organization	Organizational ID Number	Federal Tax ID Number	Mailing Address
Sinclair Broadcast Group, Inc.	Corporation	Maryland	D02235422	52-1494660	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Communications, LLC	Limited Liability Company	Maryland	W07362924	55-0829979	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Communications II, Inc.	Corporation	Delaware	2512479	04-3289279	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Finance, LLC	Limited Liability Company	Minnesota	20007-LLC	41-1996699	1640 Como Avenue, Suite A St. Paul, MN 55108
Sinclair Holdings I, Inc.	Corporation	Virginia	0397444-1	54-1637082	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Holdings II, Inc.	Corporation	Virginia	0456892-9	54-1781478	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Holdings III, Inc.	Corporation	Virginia	0479075-4	54-1834835	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Media I, Inc.	Corporation	Maryland	D03274727	52-1742771	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Media II, Inc.	Corporation	Maryland	D01530716	52-1313500	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Media III, Inc.	Corporation	Maryland	D03704442	52-1836394	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair NewsCentral, LLC	Limited Liability Company	Maryland	W06824460	01-0723291	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Programming Company, LLC	Limited Liability Company	Maryland	W07216435	54-2095223	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Properties, LLC	Limited Liability Company	Virginia	S011647-7	54-1781481	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Properties II LLC	Limited Liability Company	Virginia	S024453-5	54-1896557	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Television Company, Inc.	Corporation	Delaware	2110341	58-1719496	10706 Beaver Dam Road Hunt Valley, MD 21030

Obligor	Type of Organization	Jurisdiction of Organization	Organizational ID Number	Federal Tax ID Number	Mailing Address
Sinclair Television Company II, Inc	Corporation	Delaware	2872768	52-2091286	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Television Group, Inc.	Corporation	Maryland	D07359409	55-0829972	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Television of Buffalo, Inc.	Corporation	Delaware	2204526	22-2997498	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Television of Charleston, Inc.	Corporation	Delaware	2135593	57-0856686	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Television of Dayton, Inc.	Corporation	Delaware	0925913	25-1462963	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Television of Nashville, Inc.	Corporation	Tennessee	0053775	62-0948016	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Television of Nevada, Inc.	Corporation	Nevada	C5150-1993	88-0299238	3830 S. Jones Blvd. Las Vegas, NV 89103
Sinclair Television of Tennessee, Inc.	Corporation	Delaware	2624002	62-1663615	10706 Beaver Dam Road Hunt Valley, MD 21030
Sinclair Television License Holder, Inc.	Corporation	Nevada	C28185-1997	04-3404381	3830 S. Jones Blvd. Las Vegas, NV 89103
WCGV, Inc.	Corporation	Maryland	D03700309	52-1836393	10706 Beaver Dam Road Hunt Valley, MD 21030
WCGV Licensee, LLC	Limited Liability Company	Maryland	W05069844	52-2115785	3830 S. Jones Blvd. Las Vegas, NV 89103
WCHS Licensee, LLC	Limited Liability Company	Maryland	W05069752	52-2115763	3830 S. Jones Blvd. Las Vegas, NV 89103
WCWB Licensee, LLC	Limited Liability Company	Maryland	W05553144	52-2203568	3830 S. Jones Blvd. Las Vegas, NV 89103
WDKA Licensee, LLC	Limited Liability Company	Nevada	E0003702006-7	20-4154259	3830 S. Jones Blvd. Las Vegas, NV 89103

Obligor	Type of Organization	Jurisdiction of Organization	Organizational ID Number	Federal Tax ID Number	Mailing Address
WDKY, Inc.	Corporation	Delaware	2362221	61-1250982	10706 Beaver Dam Road Hunt Valley, MD 21030
WDKY Licensee, LLC	Limited Liability Company	Maryland	W05069885	52-2115782	3830 S. Jones Blvd. Las Vegas, NV 89103
WEAR Licensee, LLC	Limited Liability Company	Maryland	W05069984	52-2117080	3830 S. Jones Blvd. Las Vegas, NV 89103
WEMT Licensee L.P.	Limited Partnership	Virginia	L012731-8	54-1794615	3830 S. Jones Blvd. Las Vegas, NV 89103
WFGX Licensee, LLC	Limited Liability Company	Nevada	LLC 7413-2004	27-0086509	3830 S. Jones Blvd. Las Vegas, NV 89103
WGGB, Inc.	Corporation	Maryland	D04387775	52-1976547	10706 Beaver Dam Road Hunt Valley, MD 21030
WGGB Licensee, LLC	Limited Liability Company	Maryland	W05223755	52-2149857	3830 S. Jones Blvd. Las Vegas, NV 89103
WGME, Inc.	Corporation	Maryland	D04387742	52-2050323	10706 Beaver Dam Road Hunt Valley, MD 21030
WGME Licensee, LLC	Limited Liability Company	Maryland	W05223748	52-2149851	3830 S. Jones Blvd. Las Vegas, NV 89103
WICD Licensee, LLC	Limited Liability Company	Maryland	W05223763	52-2149843	3830 S. Jones Blvd. Las Vegas, NV 89103
WICS Licensee, LLC	Limited Liability Company	Maryland	W05223797	52-2149853	3830 S. Jones Blvd. Las Vegas, NV 89103
WKEF Licensee L.P.	Limited Partnership	Virginia	L012227-7	54-1762869	3830 S. Jones Blvd. Las Vegas, NV 89103
WLFL, Inc.	Corporation	Maryland	D03943602	52-1911462	10706 Beaver Dam Road Hunt Valley, MD 21030
WLFL Licensee, LLC	Limited Liability Company	Maryland	W05069828	52-2115786	3830 S. Jones Blvd. Las Vegas, NV 89103

Obligor	Type of Organization	Jurisdiction of Organization	Organizational ID Number	Federal Tax ID Number	Mailing Address
WLOS Licensee, LLC	Limited Liability Company	Maryland	W05069950	52-2115696	3830 S. Jones Blvd. Las Vegas, NV 89103
WMMP Licensee L.P.	Limited Partnership	Virginia	L013126-0	54-1816156	3830 S. Jones Blvd. Las Vegas, NV 89103
WMSN Licensee, LLC	Limited Liability Company	Nevada	LLC771-2002	75-2976030	3830 S. Jones Blvd. Las Vegas, NV 89103
WNAB Licensee, LLC	Limited Liability Company	Nevada	E0412402005-5	20-3179769	3830 S. Jones Blvd. Las Vegas, NV 89103
WNYO, Inc.	Corporation	Delaware	2455374	65-0617241	10706 Beaver Dam Road Hunt Valley, MD 21030
WNYS Licensee, LLC	Limited Liability Company	Nevada	E0906872005-7	20-4154219	3830 S. Jones Blvd. Las Vegas, NV 89103
WPGH Licensee, LLC	Limited Liability Company	Maryland	W05069935	52-2115755	3830 S. Jones Blvd. Las Vegas, NV 89103
WRDC, LLC	Limited Liability Company	Nevada	LLC 1925-2003	56-2319367	3830 S. Jones Blvd. Las Vegas, NV 89103
WRGT Licensee, LLC	Limited Liability Company	Nevada	LLC7315-2002	01-0735535	3830 S. Jones Blvd. Las Vegas, NV 89103
WRLH Licensee, LLC	Limited Liability Company	Nevada	LLC769-2002	75-2976002	3830 S. Jones Blvd. Las Vegas, NV 89103
WSMH, Inc.	Corporation	Maryland	D04186755	52-1952880	10706 Beaver Dam Road Hunt Valley, MD 21030
WSMH Licensee, LLC	Limited Liability Company	Maryland	W05069810	52-2115781	3830 S. Jones Blvd. Las Vegas, NV 89103
WSTR Licensee, Inc.	Corporation	Maryland	D04282836	52-1958895	3830 S. Jones Blvd. Las Vegas, NV 89103
WSYT Licensee L.P.	Limited Partnership	Virginia	L010598-3	54-1717683	3830 S. Jones Blvd. Las Vegas, NV 89103

Obligor	Type of Organization	Jurisdiction of Organization	Organizational ID Number	Federal Tax ID Number	Mailing Address
WSYX Licensee, Inc.	Corporation	Maryland	D04987533	52-2100995	3830 S. Jones Blvd. Las Vegas, NV 89103
WTAT Licensee, LLC	Limited Liability Company	Nevada	LLC7311-2002	03-0472770	3830 S. Jones Blvd. Las Vegas, NV 89103
WTTO, Inc.	Corporation	Maryland	D03700317	52-1836391	10706 Beaver Dam Road Hunt Valley, MD 21030
WTTO Licensee, LLC	Limited Liability Company	Maryland	W05069836	52-2115688	3830 S. Jones Blvd. Las Vegas, NV 89103
WTVZ, Inc.	Corporation	Maryland	D04003760	52-1903498	10706 Beaver Dam Road Hunt Valley, MD 21030
WTVZ Licensee, LLC	Limited Liability Company	Maryland	W05069943	52-2115761	3830 S. Jones Blvd. Las Vegas, NV 89103
WTWC, Inc.	Corporation	Maryland	D05235734	52-2149163	10706 Beaver Dam Road Hunt Valley, MD 21030
WTWC Licensee, LLC	Limited Liability Company	Maryland	W05223730	52-2149854	3830 S. Jones Blvd. Las Vegas, NV 89103
WUHF Licensee, LLC	Limited Liability Company	Nevada	LLC3-2002	75-2975838	3830 S. Jones Blvd. Las Vegas, NV 89103
WUPN Licensee, LLC	Limited Liability Company	Maryland	W05566633	52-2203571	3830 S. Jones Blvd. Las Vegas, NV 89103
WUTV Licensee, LLC	Limited Liability Company	Nevada	LLC772-2002	75-2975851	3830 S. Jones Blvd. Las Vegas, NV 89103
WUXP Licensee, LLC	Limited Liability Company	Maryland	W05566617	52-2203570	3830 S. Jones Blvd. Las Vegas, NV 89103
WVAH Licensee, LLC	Limited Liability Company	Nevada	LLC7307-2002	04-3702038	3830 S. Jones Blvd. Las Vegas, NV 89103
WVTV Licensee, Inc.	Corporation	Maryland	D04758710	51-0350913	3830 S. Jones Blvd. Las Vegas, NV 89103
WXLV Licensee, LLC	Limited Liability Company	Nevada	LLC770-2002	75-2975864	3830 S. Jones Blvd. Las Vegas, NV 89103

Obligor	Type of Organization	Jurisdiction of Organization	Organizational ID Number	Federal Tax ID Number	Mailing Address
WYZZ, Inc.	Corporation	Maryland	D04301610	52-1959155	10706 Beaver Dam Road Hunt Valley, MD 21030
WYZZ Licensee, Inc.	Corporation	Delaware	2579625	52-1959631	3830 S. Jones Blvd. Las Vegas, NV 89103
WZTV Licensee, LLC	Limited Liability Company	Nevada	LLC768-2002	75-2975977	3830 S. Jones Blvd. Las Vegas, NV 89103

Schedule 4.18(a)

B.            Owned Real Property

OWNED ESSENTIAL REAL PROPERTY TO BE MORTGAGED:

Location TIV Entity	State	Description	Street	County

ALABAMA
Birmingham	Alabama	WABM Tower/Lot	1631 Spalding Ishkooda Rd	Jefferson
Birmingham	Alabama	WTTO Tower & Studios	2021 Goldencrest Drive	Jefferson

FLORIDA
Pensacola/Ft. Walton, FL	Florida	WEAR Studio & Office Site	4990 Mobile Hwy.	Escambia
Tallahassee, FL	Florida	WTWC Site: Studio/Off/Xmtr	8440 Deerlake South	Leon

ILLINOIS
Champaign/Springfield, IL	Illinois	WICD Relay Tower Site	Maroa Microwave (formerly RR)	Macon
Champaign/Springfield, IL	Illinois	WICS Xmtr Site	WICS Road, 3.25mi W of Mechanicsburg	Sangamon
Champaign/Springfield, IL	Illinois	WICS Studio	2680 E. Cook Street	Sangamon
Champaign/Springfield, IL	Illinois	WICD Xmtr Site	4 Miles East of Fithian	Vermillion

IOWA
Des Moines, IA	Iowa	KDSM Studio & Office Site	4023 Fleur Drive	Polk
Cedar Rapids	Iowa	KFXA Land Only	6441 - 21st Avenue	Benton

Location TIV Entity	State	Description	Street	County

Cedar Rapids	Iowa	KGAN Xmtr/Tower	5016 31st Street	Linn
Cedar Rapids	Iowa	KGAN Station Site	600 Old Marion Road NE	Linn

KENTUCKY
Lexington, KY	Kentucky	WDKY Xmtr Site	1204 High Bridge Road	Garrard

MAINE
Portland, ME	Maine	WGME Main Office & Studio	81 Northport Drive	Cumberland
Portland, ME	Maine	WGME Main Broadcast Tower/Land	58 Tower Road	Cumberland

MICHIGAN
Flint, MI	Michigan	WSMH Studio & Office Site	G-3463 W. Pierson Rd.	Genesee

MISSOURI
St. Louis, MO	Missouri	KDNL Studio/Office	1215 Cole Street	Saint Louis
St. Louis, MO	Missouri	KDNL Tower & Xmtr Site	7501 Watson Road	Saint Louis
Cape Girardeau/Paducah	Missouri	KBSI Xmtr Site	E Perryville Rd. 2.9 Miles SW-Oriole, also known as County Road 621	Cape Girardeau
Cape Girardeau/Paducah	Missouri	KBSI/WDKA Studio & Office Site	806 Enterprise Street	Cape Girardeau

Location TIV Entity	State	Description	Street	County

NEW YORK
Syracuse, NY	New York	WSYT/WNYS Studio & Office Site	1000 James Street	Onondaga
Buffalo	New York	WUTV Xmtr Site, Land & Building	951 Whitehaven Road	Erie

NORTH CAROLINA
Asheville/Greenville	North Carolina	WLOS/WMYA Studio & Office Site	110 Technology Drive	Buncombe

OHIO
Columbus, OH	Ohio	WSYX Studio and Offices	1261 Dublin Road	Franklin
Cincinnati, OH	Ohio	WSTR Studio & Office Site	5177 Fishwick Drive	Hamilton
Dayton, OH	Ohio	WKEF Studio & Tower(analog)	1731 Soldiers Home Road	Montgomery
Dayton, OH	Ohio	WRGT/WKEF Offices. WRGT Tower	45 Broadcast Plaza	Montgomery

OKLAHOMA
Oklahoma City, OK	Oklahoma	KOKH Studio & Office Site	1228 E. Wilshire Blvd.	Oklahoma

SOUTH CAROLINA
Asheville/Greenville	South Carolina	WMYA Xmtr Building and Tower	325 Woodside Road (aka Fork Shoals)	Greenville

TENNESSEE
Nashville, TN	Tennessee	WZTV/WUXP Studio & Office Site	631 Mainstream Drive	Davidson

Location TIV Entity	State	Description	Street	County

TEXAS
San Antonio, TX	Texas	KABB Xmtr Building/tower/land	12480 Adkins Elmendorf Road	Bexar
San Antonio, TX	Texas	KABB/KMYS Studio/Office Site	4335 N.W. Loop 410	Bexar

WEST VIRGINIA
Charleston/ Huntington, WV	West Virginia	1 tower, 2 xmtr bldgs	Scott Depot Rd/Rte 60 St. Albans, WV	Putnam
Charleston/ Huntington, WV	West Virginia	WCHS Studio/Office Site	1301 Piedmont Road	Kanawha

WISCONSIN
Madison, WI	Wisconsin	WMSN Studio & Office Site	7847 Big Sky Drive	Dane
Milwaukee, WI	Wisconsin	WVTV Studio Site	4041 N. 35th Street	Milwaukee

OWNED NON-ESSENTIAL REAL PROPERTY NOT BEING MORTGAGED:
ALABAMA
Birmingham, AL	Alabama	WDBB/WTTO Repeater & Tower	13915 Goodwater Road	Jefferson
	Alabama	WEAR Xmtr Site	2337 County Road 64	Baldwin

FLORIDA
Pensacola/Ft. Walton Beach	Florida	WEAR Microwave Relay Site	1688 Oak Street	Santa Rosa

ILLINOIS
Peoria, IL	Illinois	WYZZ Sales Office and News Bureau	2714 E. Lincoln Street	Mclean

Location TIV Entity	State	Description	Street	County

MAINE
Portland, ME	Maine	Blackstrap Aux Xmtr/Tower	325 Blackstrap Road	Cumberland
Portland, ME	Maine	WGME Property - Land Only	125 Stagecoach Road	Cumberland
Portland, ME	Maine	WGME Property - Land Only	125A Stagecoach Road	Cumberland

TENNESSEE
Nashville, TN	Tennessee	3820 Our Building & Tower (Vacant)	3820 Trail Hollow Lane	Davidson

VIRGINIA
Richmond, VA	Virginia	WRLH Xmtr Site	15701 Midlothian Turnpike	Chesterfield

WEST VIRGINIA
Charleston/ Huntington, WV	West Virginia	WVAH Old Tower Site - Land Only	Poplar Fork Road, So of Scott Depot, WV	Putnam

Schedule 4.18(b)

C.            Leased Real Property

LEASED ESSENTIAL REAL PROPERTY TO BE MORTGAGED:

	Location TIV Entity	State	Description	Street	County	Description

ALABAMA
	Birmingham	Alabama	WABM DT Site (ATC)	2021 Goldencrest Drive	Jefferson	Leased
	Birmingham	Alabama	WTTO DT Site (ATC)	2021 Goldencrest Drive	Jefferson	Leased
	Robertsdale	Alabama	WEAR Digital Xmtr (ATC)	26781 Ard Road	Baldwin	Leased

ILLINOIS
	Champaign/Springfield, IL	Illinois	WICD Studio & Office	250 S. Country Fair	Champaign	Leased
*	Peoria, IL	Illinois	WYZZ Tower and Xmtr	1863 County Rd 400 N, Congerville	Woodford	Own Building and Tower/Lease Property

IOWA
	Des Moines, IA	Iowa	KDSM Tower & Xmtr land (ATC)	14732 Northwest 2nd St	Polk	Leased
	Cedar Rapids	Iowa	DTV Xmtr Bldg - KCRG/IPTV	2113 330th Street	Linn	Leased

KENTUCKY
*	Lexington, KY	Kentucky	WDKY DTV Building Site	4280 Simpson Lane	Madison	Own Bldg/Land Leased

	Location TIV Entity	State	Description	Street	County	Description

	Lexington, KY	Kentucky	WDKY Studio & Office Site	836 Euclid Avenue	Fayette	Leased

MARYLAND
	Baltimore	Maryland	WBFF Studio/Co Offices & 3rd floor	2000-2008 W. 41st St.	Baltimore City	Leased Bldg
	Baltimore	Maryland	WBFF Studio/Co Offices & 3rd floor	2000-2008 W. 41st St.	Baltimore City	Leased Bldg
	Baltimore	Maryland	Space on Main WBFF Tower for Antenna	3900 Hooper Avenue	Baltimore City	Leased
	Cockeysville	Maryland	Executive Office	10706 Beaver Dam Road	Baltimore	Leased

MICHIGAN
*	Flint, MI	Michigan	WSMH Digital Tower Site/Bldg	13520 Amman Road	Saginaw	Own Bldg/Land Leased

MINNESOTA
	Minneapolis, MN	Minnesota	WUCW-TV Studio & Office Site	1640 Como Avenue	Ramsey	Leased
	Minneapolis, MN	Minnesota	WUCW-TV Xmtr & Twin Towers	960 West Cty. Rd. F Telefarm	Ramsey	Leased

NEVADA
*	Las Vegas, NV	Nevada	KVMYdigital xmtr/KVCW digital xmtr.	Mountain Tower Rd (fka 9 Black Mtn)	Clark	Own Building/ Lease Tower (ATC)
	Las Vegas, NV	Nevada	KVMY/KVCW - Traffic, Sales, Admin.	3830 S. Jones Blvd.	Clark	Leased

	Location TIV Entity	State	Description	Street	County	Description

	Las Vegas, NV	Nevada	KVMY/KVCW Studio	3840 S. Jones Blvd.	Clark	Leased

NEW YORK
*	Buffalo	New York	WUTV Xmtr Land & Bldg	2034 Folsomdale Road aka Bennington	Wyoming	Own Bldg/Land Leased
*	Syracuse, NY	New York	WSYT/WNYS Xmtr Site	2250 Barker Road	Orange	Own Bldg/Land Leased
	Rochester, NY	New York	WUHF Digital Xmtr Site	1157 Highland - Pinnacle Hill (ATC)	Monroe	Leased
	Buffalo	New York	WUTV & WNYO Studio & Office	699 Hertel Avenue	Erie	Leased

NORTH CAROLINA
	Raleigh, NC	North Carolina	WRDC/WLFL Studio Site	3012 Highwoods Blvd. Suite 101	Wake	Leased (Joint Ownership-Curtis Media Group)
	Raleigh, NC	North Carolina	WRDC Capitol Broadcast Tower Lease	3201 Transmitter Road	Wake	Leased
	Raleigh, NC	North Carolina	WRDC Auburn Tower Lease	5033 TV Tower Road	Wake	Leased
*	Asheville/Greenville	North Carolina	WLOS Xmtr tower, bldg, land	1888 Pisgah Mountain Rd.	Haywood	Own Bldg/Land Leased
	Winston-Salem & Greensboro, NC	North Carolina	WXLV/WUPN Studio & Office Site	3500 Myer Lee Drive	Forsyth	Leased Bldg
	Winston-Salem & Greensboro, NC	North Carolina	WXLV/WUPN Digital & Analog Site (ATC)	7493 Walker Mill Road, Level Cross	Randolph	Leased

	Location TIV Entity	State	Description	Street	County	Description

	Raleigh, NC	North Carolina	WLFL Capitol Broadcast Tower Lease	3201 Transmitter Road	Wake	Leased

OHIO
	Columbus, OH	Ohio	WSYX/WTTE Xmtr Building and Tower	950 Stimmel Road	Franklin	Leased
*	Cincinnati, OH	Ohio	WSTR Tower/Trans & Land	6015 Winton Road	Hamilton	Owned Bldg/lease land
	Dayton, OH	Ohio	WKEF Tower (ATC)	Gettysburg Avenue	Montgomery	Leased
	Dayton, OH	Ohio	WRGT Tower (ATC)	Gettysburg Avenue	Montgomery	Leased

PENNSYLVANIA
	Pittsburgh, PA	Pennsylvania	WPGH/WPMY Studio	750 Ivory Avenue	Alleghany	Leased
	Pittsburgh, PA	Pennsylvania	WPGH/WPMY Tower, Xmtr Bldg	750 Ivory Avenue	Alleghany	Leased

SOUTH CAROLINA
	Asheville/Greenville	South Carolina	WMYA Office Site — Greenville SC	124 Verdae Drive, Suite 203	Greenville	Leased
*	Charleston, SC	South Carolina	WTAT Tower/Xmtr Site	5404 Seewee Road	Charleston	Own bldg/lease tower & land
	Charleston, SC	South Carolina	WTAT Studio & Office Site	4301 Arco Lane	Charleston	Leased

TENNESSEE
	Nashville, TN	Tennessee	WZTV-DT (ATC)	3814 A & B Trail Hollow Lane (ATC)	Davidson	Leased

	Location TIV Entity	State	Description	Street	County	Description

	Nashville, TN	Tennessee	WNAB-DT (ATC)	3814 A & B Trail Hollow Lane (ATC)	Davidson	Leased
	Nashville, TN	Tennessee	WUXP-DT (ATC)	3814 A & B Trail Hollow Lane (ATC)	Davidson	Leased

TEXAS
*	San Antonio, TX	Texas	Tower & 1 building/ 1 temporary trailer	2 Miles East Hwy. 1283 & 37 (FM Road)	Bandera	Own Bldg/Land Leased

VIRGINIA
	Richmond, VA	Virginia	WRLH Studio/Offices	1921 & 1925 Westmoreland	Henrico	Leased Bldg
	Richmond, VA	Virginia	WRLH DTV Xmtr	5 Sesame St.	Chesterfield	Leased
	Norfolk, VA	Virginia	WTVZ Studio Site	900 Granby Street	Norfolk City	Leased
	Norfolk, VA	Virginia	WTVZ-Xmtr (lease portion of bldg)(ATC)	3702D Nansemond Pkwy.	Suffolk City	Leased

WISCONSIN
	Madison, WI	Wisconsin	WMSN Xmtr Site - DTV	8633 Mineral Point Road Suite 200	Dane	Leased
	Milwaukee, WI	Wisconsin	WCGV DTV Xmtr (ATC)	4350 N. Humbolt Street	Milwaukee	Leased
	Milwaukee, WI	Wisconsin	WVTV DTV Xmtr (ATC)	4350 N. Humbolt Street	Milwaukee	Leased

GEORGIA
	Metcalf, GA	Georgia	WTWC Spectrasite Digital Tower Lease	759 Friendship Church Rd.	Thomas	Leased

	Location TIV Entity	State	Description	Street	County	Description

LEASED NON-ESSENTIAL REAL PROPERTY NOT BEING MORTGAGED:

ALABAMA
	Birmingham, AL	Alabama	WTTO Office	651 Beacon Parkway	Jefferson	Leased
	Mobile, AL	Alabama	News office	169 Dauphin Street, Suite 320	Mobile	Leased
	Foley, AL	Alabama	News office	1805 N. McKenzie Street	Baldwin	Leased

FLORIDA
	Pensacola/Ft. Walton, FL	Florida	Rooftop Lease only	So Harbor Condos Pensacola Beach Blvd.	Escambia	Leased Rooftop
	Pensacola/Ft. Walton, FL	Florida	Rooftop Lease only	Grande Hotel 200 East Gregory Street	Escambia	Leased Rooftop
	Pensacola	Florida	WFGX Studio/Office	105-B Beach Avenue	Okaloosa	Leased

ILLINOIS
	Champaign/ Springfield, IL		WICD Danville News Bureau	1501 N. Washington Ave	Vermillion	Leased
	Peoria, IL	Illinois	WMBD Studio(Nexstar)	3131 N. University	Woodford	WMBD Studio(Nexstar)

IOWA
*	Cedar Rapids, IA	Iowa	Iowa City Repeater & Land	1837 Dubuque Road	Linn	Own 50% bldg/lease land
*	Cedar Rapids, IA	Iowa	Washington Translator & Land	1704 4th Ave (formerly reported as 6th St)	Linn	Own Bldg/Land Leased

Location TIV Entity	State	Description	Street	County	Description

MAINE
Portland, ME	Maine	Augusta News Bureau/Microwave	76 State House Stn Burton M Cross Bldg	Kennebec	Leased
Portland, ME	Maine	WGME Land Leased to Citadel	North Belfast Road	Kennebec	Owned
Portland, ME	Maine	Lewiston News Bureau & Microwave	198 Main Street	Androscoggin	Lease
Portland, ME	Maine	ENG Mt. A Microwave	21 Mt Agamenticus Road	York
Portland, ME	Maine	ENG Microwave Site	GTP 23 Haskell Street	Kennebec	Lease
Portland, ME	Maine	ENG Microwave Site	Mt. Hope Tower Rd Sandford	York	Lease
Portland, ME	Maine	ENG Receive Site	Danforth Hill	Kennebec	Lease
Portland, ME	Maine	Microwave Site News Feeds	Cumberland Cnty Civic Ctr, 1 Civic Ctr Sq.	Cumberland
Portland, ME	Maine	Microwave Site/Skycam	Mid ME Medical Ctr, 6 Chestnut Street	Kennebec
Portland, ME	Maine	Microwave Site/Skycam	2 West Old Orchard Avenue	York
Portland, ME	Maine	Microwave Site/Skycam	2211 Congress St	Cumberland
Portland, ME	Maine	ENG Lewiston - Bldg/microwave site	95 Park Street, Lewiston	Androscoggin

Location TIV Entity	State	Description	Street	County	Description

MARYLAND
Baltimore, MD	Maryland	WBFF Sports Microwave	B&O Warehouse Bldg. (Camden)	Baltimore City	Leased
Baltimore, MD	Maryland	WBFF Sports Router Equip	Ravens Stadium	Baltimore City	Leased
Baltimore, MD	Maryland	WBFF News Microwave Equip	Light & Pratt Streets	Baltimore City	Leased

MISSOURI
Cape Girardeau /Paducah	Missouri	KBSI/WDKA Sales Office, IL	501 W. DeYoung Suite 1	Williamson	Leased

NEVADA
Las Vegas, NV	Nevada	Microwave Relay #1-to Laughlin	Cal-Nev-Ari, NV (aka Needles)	Clark
Las Vegas, NV	Nevada	Microwave Relay #2	Christmas Tree Pass, Laughlin, NV	Clark	Leased
Las Vegas, NV	Nevada	Microwave Relay #1 To Mesquite NV/St George UT	Moapa Valley, NV	Clark	Leased
Las Vegas, NV	Nevada	Translator CH 51	Mt. Potosi, Pahrump, NV	Clark	Leased
Las Vegas, NV	Nevada	Microwave Relay #2 To Mesquite NV/St George UT	West Mountain	Clark
Las Vegas, NV	Nevada	KVCW Analog Transmier Site	7-A Black Mountain RD Arden Site	Clark

NEW YORK
Rochester, NY	New York	WUHF-TV (analog) Xmtr Building	Pinnacle Hill (Analog)	Monroe	Leased

	Location TIV Entity	State	Description	Street	County	Description

	Rochester, NY	New York	ENG Receive Site	Roof of First Federal Bldg.	Monroe	Leased Rooftop
	Rochester, NY	New York	WUHF Analog Tower (WXXI)	1156 Highland - Pinnacle Hill	Monroe	Leased
	Rochester, NY	New York	Nexstar (JSA Office)	201 Humboldt St.	Monroe	Leased
	Rochester, NY	New York	Old Studio/Office-Vacant	350 East Avenue	Monroe	Leased Bldg
	Rochester, NY	New York	Old Studio/Office-Vacant	360 East Avenue	Monroe	Leased Bldg
	Syracuse, NY	New York	WSYT Ithaca Translator Site	815 S. Aurora Street	Tompkins	Leased

NORTH CAROLINA
	Spindale, NC	North Carolina	WLOS Isothermal News Bureau	Spindale, NC (was Forest City, NC)	Rutherford	Leased
*	Winston-Salem & Greensboro	North Carolina	WXLV Xmtr Site Bldg/Land	2441 Sauratown Mountain Road	Stokes	Own Bldg/Land Leased
	Hot Springs, NC	North Carolina	WLOS Translator Lease – Hot Springs	Hot Springs, NC	Madison	Leased
	Swannanoa, NC	North Carolina	WLOS Translator Lease – Oteen / Swannanoa	Swannanoa, NC	Buncombe	Leased
	Andrews, NC	North Carolina	WLOS Translator Lease – Andrews / Robinson	Andrews, NC	Cherokee	Leased
	Black Mt., NC	North Carolina	WLOS Translator Lease – Black Mountain	Black Mt., NC	Buncombe	Leased

Location TIV Entity	State	Description	Street	County	Description

Bryson City, NC	North Carolina	WLOS Translator Lease – Bryson City	Bryson City, NC	Swain	Leased
Burnsville, NC	North Carolina	WLOS Translator Lease – Burnsville	Burnsville, NC	Yancey	Leased
Cherokee, NC	North Carolina	WLOS Translator Lease – Cherokee	Cherokee, NC	Swain	Leased
Franklin, NC	North Carolina	WLOS Translator Lease – Franklin	Franklin, NC	Macon	Leased
Lake Lure, NC	North Carolina	WLOS Translator Lease – Lake Lure	Lake Lure, NC	Rutherford	Leased
Maggie Valley, NC	North Carolina	WLOS Translator Lease – Maggie Valley	Maggie Valley, NC	Haywood	Leased
Marion, NC	North Carolina	WLOS Translator Lease – Marion	Marion, NC	McDowell	Leased
Sapphire Valley, NC	North Carolina	WLOS Translator Lease – Sapphire Valley	Sapphire Valley, NC	Transylvania	Leased
Spruce Pine, NC	North Carolina	WLOS Translator Lease – Spruce Pine	Spruce Pine, NC	Mitchell	Leased
Tryon, NC	North Carolina	WLOS Translator Lease – Tryon	Tryon, NC	Polk	Leased

Location TIV Entity	State	Description	Street	County	Description

Waynesville, NC	North Carolina	WLOS Translator Lease – Waynesville	Waynesville, NC	Haywood	Leased
Winston-Salem & Greensboro, NC	North Carolina	WXLV/WUPN Sales Offices	3477 Myer Lee Drive	Forsyth	Leased Bldg

OHIO
Columbus, OH	Ohio	Xmtr & ENG Receive Site (Lease)	6680 State Route 3 (Westerville)	Franklin	Leased

OKLAHOMA
Oklahoma City, OK	Oklahoma	Leased Rooftop Atop Uhaul Building		Oklahoma	Leased

PENNSYLVANIA
	Pennsylvania	WPMY Leased Building/Tower	800 Hawkeye Drive Ext.	Alleghany	Leased Tower

SOUTH CAROLINA
Pickens, SC	South Carolina	WLOS Translator Lease – Pickens	Pickens, SC	Pickens	Leased

TENNESSEE
Nashville, TN	Tennessee	WZTV Xmtr Site	5700 Knob Road	Davidson	Leased
Nashville, TN	Tennessee	Leased Rooftop only	LC Tower, 401 Church St. Suite 2510	Davidson	Leased
Nashville, TN	Tennessee	Sales & Traffic Bldg	1 Vantage Way, Suite B200	Davidson	Leased

Location TIV Entity	State	Description	Street	County	Description

TEXAS
San Antonio, TX	Texas	Storage Facility	6014 NW Loop	Bexar	Leased - storage facility

WEST VIRGINIA
Huntington, WV	West Virginia	New Huntington Office	1002 4th Avenue	Cabell	Leased

WISCONSIN
Madison, WI	Wisconsin	WMSN Xmtr Site - Analog	8559 Mineral Point Road Suite 8607	Dane	Leased
Milwaukee, WI	Wisconsin	WCGV Xmtr Land & Building	3950 N. Holton Street	Milwaukee	Leased

Schedule 6.10(e)

Excluded Holding Company Subsidiaries

Acrodyne Communications, Inc. (Delaware Corporation); 82.31% interest held by Sinclair  Broadcast Group, Inc.

Sinclair Acquisition XI, Inc. (Maryland Corporation)

Sinclair Acquisition XII, Inc. (Delaware Corporation)

Sinclair Acquisition XIII, Inc. (Maryland Corporation)

Sinclair Acquisition XIV, Inc. (Maryland Corporation)

Sinclair Acquisition XV, Inc. (Maryland Corporation)

Cape Charles Capital, LLC

Allegiance Capital L.P. (Maryland Limited Partnership); 96.98% interest held by Sinclair Broadcast Group, Inc.

Sterling Venture Partners, L.P. (Maryland Limited Partnership); 3.70% interest held by Sinclair Broadcast Group, Inc.

Patriot Capital II, L.P. (Maryland Limited Partnership); 33% interest held by Sinclair Broadcast Group, Inc.

Sinclair Ventures, Inc. (Maryland Corporation)

Acrodyne Technical Services, LLC

Note:  As of the Fourth Restatement Effective Date, the following two entities are the subsidiaries of the Holding Company which are not Excluded Holding Company Subsidiaries:

Sinclair Investment Group, LLC

Keyser Capital, LLC

Schedule 7.01(b)

Existing Indebtedness

3.                                       $300.0 million 8.0% Senior Subordinated Notes due 2012 evidenced by an Indenture dated as of March 14, 2002, as heretofore amended, among Sinclair Television Group, Inc. (as issuer), the Guarantors named therein (as guarantors) and U.S. Bank (formerly Wachovia National Bank as successor to First Union National Bank) (as trustee);  Add-on issuances of $125.0 million dated as of November 8, 2002, $125.0 million dated as of December 31, 2002 and $100.0 million dated as of May 29, 2003, of which $224,663,000 million is outstanding.

4.                                       Lease Agreement, dated April 2, 1987, as amended, between Chesapeake Television, Inc. (as lessee) and Cunningham Communications, Inc. (as lessor), for space located on the primary Baltimore broadcasting tower at 3900 Hooper Avenue, Baltimore, MD, of which $4,057,040 is outstanding.

5.                                       Lease Agreement, dated January 1, 1991, between Chesapeake Television, Inc. (as lessee) and Keyser Investment Group, Inc. (as lessor), for space located at 2000-2008 W. 41st Street, Baltimore, MD, of which $1,491,073 is outstanding.

6.                                       Lease Agreement, dated September 23, 1993, as amended, between WPGH, Inc. (as lessee) and Gerstell Development Limited Partnership (as lessor), for building space located at 750 Ivory Avenue, Pittsburgh, PA, of which $4,714,397 is outstanding.

7.                                       Lease Agreement, dated August 12, 1999, between KMWB, Inc. (as lessee) and Telefarm, Inc. (as lessor) for tower and land space located at 960 County Rd F W, Shoreview, Minnesota, of which $2,352,423 is outstanding.

8.                                       Master Lease Agreement, dated December 1, 2000, between Sinclair Communications, Inc. (as lessee) and American Tower L.P. (as lessor) for tower space, of which $21,534,317 is outstanding.

9.                                       Lease Agreement, dated February 13, 2001, between Sinclair Media I, Inc. (as lessee) and Gerstell Development Limited Partnership (as lessor), for tower space located at 750 Ivory Avenue, Pittsburg PA.

10.                                 Lease Agreement, dated, February 13, 2001, between WPTT, Inc. (as lessee) and Gerstell Development Limited Partnership (as lessor), for tower space located at 750 Ivory Avenue, Pittsburgh, PA, of which $1,717,843 is outstanding.

11.                                 Lease Agreement, dated December 2, 1999, between WLFL, Inc. (as lessee) and Capitol Broadcasting Company (as lessor), for tower space in Garner, NC, of which $3,212,196 is outstanding.

12.                                 Lease Agreement, dated December 2, 1999, between WRDC, Inc. (as lessee) and Capitol Broadcasting Company (as lessor), for tower space near Garner, NC, of which $3,212,196 is outstanding.

13.                                 Ground Lease Agreement, October 19, 1990, Auburn Tower Partnership, (comprised of Capital Broadcasting Company, Inc. and Durham Broadcasting, Inc.) Landlord, to Durham Life Broadcasting, Inc., Tenant.

14.                                 Tower Space Lease Agreement, August 1, 1990, Auburn Tower Partnership, Landlord, to Durham Life Broadcasting, Inc., Tenant, as amended January 15, 1991 and July 30, 1991 (Second Amendment to Tower Space Lease by and between Auburn Tower Partnership and FSF TV, Inc., (assignee of Broadcast Merger Corporation, which was the successor by merger of Durham Life Broadcasting, Inc.), of which $1,306,062 is outstanding..

15.                                 Memorandum of Assignment of Both Ground and Tower Space Leases, July 30, 1991, Broadcast Merger Corporation to FSF TV, Inc., Wake County Register of Deeds, Book 4959, Page 0211.

16.                                 Assignment of Lease, March 31, 1995, FSF TV, Inc. to Raleigh (WRDC-TV), Inc., Wake County Register of Deeds, Book 6497, Page 0139

17.                                 Lease Agreement, dated October 30, 2001, between WTWC, Inc. (as lessee) and SpectraSite Broadcast Towers, Inc. (as lessor), for tower space located at coordinates Lat:30-40-51N and Long: 083-58-21W in Metcalf, GA, of which $786,660 is outstanding.

18.                                 Lease Agreement, dated November 1, 2002 between WRLH, Inc. (as lessee) and Spectrasite Broadcast Towers, Inc. (as lessor) for tower and antenna space in Richmond, VA, of which $834,988 is outstanding.

19.                                 Lease Agreement, dated August 30, 2004 between Sinclair Properties, LLC (as lessee) and Media General Operation, Inc. (as lessor) for tower and ground space in Charleston County, SC, of which $4,827,329 is outstanding.

20.                                 Letter of credit for the benefit of RKM Media, Inc., dated July 15, 2005 in support of the purchase of the licensed assets for WNYS in Syracuse, New York, of which $310,000 is outstanding.

21.                                 Letter of credit for the benefit of Clipper Mill Federal, LLC, dated June 5, 2006 in support of the building lease for G1440, LLC in Baltimore, Maryland, of which $78,378 is outstanding.

22.                                 Capitalized time brokerage agreement, dated January 5, 1999 between Sinclair Communications, Inc. (as programmer) and Bay Television, Inc. (as owner) for the programming for WTTA-TV, of which $6,226,018 is outstanding.

23.                                 $2,128,358 of terminated swaps agreements.

Schedule 7.08(c)

Permitted Holding Company Investments

•                  Patriot Capital II - $11,000,000 unfunded commitment by Sinclair Broadcast Group, Inc. to Patriot Capital II, a small business investment company.

•                  Obey Creek -  $2,145,000 unfunded commitment by Sinclair Investment Group, LLC to Caves Valley Partners in commercial real estate approved for a mixed use project in Chapel Hill, N.C.

•                  Security Boulevard - $2,098,000 unfunded commitment by Sinclair Investment Group, LLC to Caves Valley Partners in commercial real estate approved for a mixed use project in Baltimore, MD.

•                  Red Run Boulevard - $1,200,000 unfunded commitment by Sinclair Investment Group, LLC to Caves Valley Partners in commercial real estate approved for a mixed use project in Owings Mills, MD.

•                  Bay Creek South, LLC - $1,000,000 unfunded commitment by Keyser Capital, LLC in residential real estate in Cape Charles, VA.

•                  Sterling Ventures - $768,000 unfunded commitment by Sinclair Broadcast Group, Inc. in a venture capital limited partnership.

•                  Light Street (Cross Street) - $634,000 unfunded commitment by Sinclair Investment Group, LLC to Caves Valley Partners in multi-family residential real estate in Baltimore, MD.

•                  Annapolis Neck Road - $356,000 unfunded commitment by Sinclair Investment Group, LLC to Caves Valley Partners in residential real estate in Annapolis, MD.

•                  Northeast Commons - $129,000 unfunded commitment by Sinclair Investment Group, LLC to Caves Valley Partners in real estate approved for mixed use development in North East, Cecil County, MD.

•                  Bestgate - $65,000 unfunded commitment by Sinclair Investment Group, LLC to Caves Valley Partners in real estate approved for a commercial site to house a single tenant medical office in Annapolis, MD.

•                  Churchman’s Creek  - $16,000 unfunded commitment by Sinclair Investment Group, LLC to Caves Valley Partners in real estate in Perryman, Harford County, MD.

•                  Miscellaneous / Other - $89,000

Investments to be made when called.

Schedule 7.10

Restrictive Agreements

1.                                       Indenture dated as of March 14, 2002, by and among Sinclair Television Group, Inc. (as issuer), Sinclair Broadcast Group, Inc. and certain of its subsidiaries as guarantors and U.S. Bank National Association (as successor to Wachovia Bank, National Association, as successor to First Union National Bank) (as trustee) relating to 8% Senior Subordinated Notes due 2012.

2.                                       Indenture dated as of October 29, 2009 by and among Sinclair Television Group, Inc. (as issuer), Sinclair Broadcast Group, Inc. and certain of its subsidiaries as guarantors and U.S. Bank National Association (as trustee) relating to 9.25% Senior Secured Second Lien Notes Due 2017.